EX 4.3



                      AMENDED AND RESTATED





                        CREDIT AGREEMENT





                              among





                     CHESAPEAKE CORPORATION,





                 CHESAPEAKE UK HOLDINGS LIMITED,





                        VARIOUS LENDERS,



                               and



                   FIRST UNION NATIONAL BANK,

                     as Administrative Agent



               __________________________________



                   Dated as of  March 15, 1999

               __________________________________













          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 15, 1999 among CHESAPEAKE CORPORATION, a Virginia corporation (the "Company"), CHEASAPEAKE UK HOLDINGS LIMITED, a company incorporated in England ("UK Sub," and together with the Company, the "Borrowers," and each, a "Borrower"), the Lenders from time to time party hereto and FIRST UNION NATIONAL BANK, as Administrative Agent (all capitalized terms used herein and defined in Section 1 are used herein as therein defined).


                      STATEMENT OF PURPOSE


     WHEREAS, the Borrowers and the Lenders are party to a Credit
Agreement, dated as of January 18, 1999, as amended by the  First
Amendment to Credit Agreement dated as of February 12, 1999; and

     WHEREAS, the Borrowers and the Lenders desire to amend and restate the Credit Agreement, as amended, in its entirety, upon the terms and conditions set forth herein

     NOW, THEREFORE, the parties hereto agree that the Credit

Agreement, as amended, shall be and is hereby amended and

restated in its entirety as follows:


                            ARTICLE I

                           DEFINITIONS

     SECTION 1.1         Definitions.  The following terms when

used in this Agreement shall have the meanings assigned to them below:



     "364 Day Facility" means the short term revolving credit

facility established pursuant to Section 2.1 hereof.



     "364 Day Facility Commitment" means (a) as to any Lender,

the obligation of such Lender to make Revolving Credit Loans under the 364 Day Facility for the accounts of the Borrowers in an aggregate principal Dollar Equivalent amount at any time

outstanding not to exceed the amount set forth opposite such

Lender's name on Schedule 1.1(a) hereto, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate 364 Day

Facility Commitment of all Lenders to make Revolving Credit Loans under the 364 Day Facility, as such amount may be reduced at any time or from time to time pursuant to the terms hereof. The 364

Day Facility Commitment of all Lenders on the Closing Date shall be Two Hundred Million Dollars ($200,000,000).



     "364 Day Facility Commitment Percentage" means, as to any

Lender at any time, the ratio of (a) the amount of the 364 Day

Facility Commitment of such Lender to (b) the aggregate 364 Day

Facility Commitment of all of the Lenders.



     "364 Day Facility Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans under the 364 Day

Facility for the accounts of the Borrowers in an aggregate

principal amount at any time outstanding not to exceed an amount equal to Ten Million Dollars ($10,000,000) less the then

outstanding aggregate principal amount of Swingline Loans made under the Five Year Facility.



     "364 Day Facility Termination Date" means the earliest of

the dates referred to in Section 2.8(a).



     "Absolute Rate Bid" means an offer by a Lender to make a

Competitive Bid Loan in accordance with Section 2.5, denominated in Dollars and at a rate of interest per annum expressed in

multiples of 1/100th of one percent.



     "Acquisition Sub" means Chesapeake UK Acquisitions plc, a

Wholly-Owned Subsidiary of the UK Sub.



     "Additional Debt Securities" means public or privately

placed notes, debentures, bonds, or debt securities issued by a

Credit Party after the Closing Date representing incurrence of long-term debt for borrowed money; provided that "Additional Debt

Securities" shall not include public or privately placed notes,

debentures, bonds, or debt securities issued by a Credit Party after the Closing Date for the purpose of (i) financing an

acquisition permitted pursuant to Section 10.4(b) or (ii)

financing repurchases or redemptions of Debt permitted pursuant to Section 10.4(c).



     "Administrative Agent" means First Union in its capacity as

Administrative Agent hereunder, and any successor thereto

appointed pursuant to Section 12.9.



     "Administrative Agent's Office" means the office of the

Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).



     "Affiliate" means, with respect to any Person, any other

Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries.  The term "control" means the possession,

directly or indirectly, of any power to direct or cause the

direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.



     "Aggregate Revolving Credit Commitment" means (a) as to any

Lender, the aggregate of such Lender's 364 Day Facility

Commitment and Five Year Facility Commitment, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate 364

Day Facility Commitment and Five Year Facility Commitment of all

Lenders, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof.  The Aggregate

Revolving Credit Commitment of all Lenders on the Closing Date

shall be Four Hundred and Fifty Million Dollars ($450,000,000).



     "Aggregate Revolving Credit Commitment Percentage" means as to any Lender at any time, the ratio of (a) such Lender's

Aggregate Revolving Credit Commitment to (b) the Aggregate

Revolving Credit Commitment of all of the Lenders.



     "Agreement" means this Amended and Restated Credit

Agreement, as further amended, restated, supplemented or

otherwise modified.



     "Announcement Date" means January 20, 1999, the date on

which the Press Release was issued.



     "Applicable Currency" means, as to any particular payment or Revolving Credit Loan, Dollars or the Offshore Currency in which it is denominated or is payable.


     "Applicable Law" means all applicable provisions of

constitutions, laws, statutes, ordinances, rules, treaties,

regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.



     "Applicable Margin" means, for purposes of calculating (a)

the Offshore Rate for purposes of Section 4.1(a), (b) the L/C Fee for purposes of Section 3.3(a) or (c) the Facility Fee for

purposes of Section 4.3(a), the rate set forth below for the applicable rating of the senior, unsecured, long-term debt of the

Company (the "Debt Rating") publicly announced by Standard &

Poor's Ratings Group ("S&P") and Moody's Investors Service, Inc.

("Moody's") as follows:



                      364 Day   364 Day  Five Year Five Year      All-In
                      Facility  Facility Facility  Facility        Cost
         S&P   Moody's LIBOR    Facility  LIBOR    Facility  L/C   Both
Level  Rating  Rating  Spread    Fee      Spread     Fee     Fee  Facilities

 1      >BBB+  >Baa1   0.500%    0.125%   0.475%    0.150%  0.500%  0.625%

 2       BBB    Baa2   0.825%    0.175%   0.800%    0.200%  0.825%  1.000%

 3       BBB-   Baa3   0.900%    0.225%   0.875%    0.250%  0.900%  1.125%

 4       BB+    Ba1    1.125%    0.250%   1.100%    0.275%  1.125%  1.375%

 5      <BB+   <Ba1    1.40%     0.350%   1.375%    0.375%  1.40%   1.750%


provided, that if both Moody's and S&P shall not have in effect a

Debt Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such Debt

Rating shall be deemed to be Level 5, provided further, that if the Conversion Option is exercised, the Applicable Margin for the

364 Day Facility LIBOR Spread and the Five Year Facility LIBOR

Spread shall be increased by 37.5 basis points for all Levels.

In the event that the corresponding Debt Ratings publicly

announced by S&P and Moody's listed above differ by (a) one

level, the Applicable Margin shall be based on the higher of the two ratings, and (b) two or more levels, the Applicable Margin shall be based on the rating one rating below the higher of the two ratings.  Any change in the Applicable Margin shall be

effective as of the Business Day on which the applicable rating is announced or is publicly available.  If the rating system of

Moody's and S&P shall change, or if both of such rating agencies shall cease to be in the business of rating corporate debt

obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the

Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.



     "Application" means an application, in the form specified by any Issuing Lender from time to time, requesting such Issuing

Lender to issue a Letter of Credit.



     "Assignment and Acceptance" shall have the meaning assigned thereto in Section 13.10(b)(iii).



     "Bankruptcy Event" means any of the events set forth in

Section 11.1(b), (i), (j), (k) or (l), or any of those events which with the passage of time, the giving of notice or any other condition, would constitute such an event, in respect of any of the Credit Parties, the Target or any of their respective

Material Subsidiaries, provided, that for purposes of Section

5.3(b), "Bankruptcy Event" shall not include the events set forth in Section 11.1(k) or any of those events which with the passage of time, the giving of notice or any other condition, would

constitute such an event, with respect to the Target or any of its Material Subsidiaries.



     "Base Rate" means, at any time, the higher of (a) the Prime

Rate and (b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the Base Rate shall take effect

simultaneously with the corresponding change or changes in the

Prime Rate or the Federal Funds Rate.



     "Base Rate Loan" means any Loan denominated in Dollars and bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).



     "Belgian Francs" means the unit of currency (other than the Euro Unit) of Belgium.


     "Borrower" means either of Chesapeake Corporation, a

Virginia corporation or Chesapeake UK Holdings Limited, a company incorporated in England.



     "Business Day" means (a) any day other than a Saturday,

Sunday or legal holiday on which banks in Charlotte, North

Carolina and New York, New York, are not authorized or required by law to remain closed for the conduct of their commercial

banking business, and (b) with respect to all notices and

determinations in connection with, and payments of principal and interest on, any Offshore Rate Loan, the term "Business Day"

shall also exclude any day on which banks are not open for

trading in Dollar and Offshore Currency deposits in the

eurocurrency interbank market.



     "Capital Lease" means, with respect to the Credit Parties

and their Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a

capital lease on a Consolidated balance sheet of the Credit

Parties and their Subsidiaries.



     "Certain Funds Period" means the period commencing on the

Announcement Date and ending on the date which is the earlier of:



     (i)  the date falling 42 days after the date on which the

Acquisition Sub is obligated to deliver the notices to

shareholders who have not accepted the Offer pursuant to Section

9.1(f) of this Agreement;



     (ii) the date falling six (6) months after February 12,

1999;



     (iii)     the date the Offer lapses or is withdrawn in

accordance with Applicable Law; and



     (iv) the date on which the Target becomes a Wholly-Owned

Subsidiary of the Acquisition Sub and the Acquisition Sub has

paid for all Shares beneficially owned by it.



     "Change in Control" shall have the meaning assigned thereto in Section 11.1(h).



     "City Code" means The City Code on Takeovers and Mergers as issued by the United Kingdom Panel on Takeovers and Mergers.



     "Clean-Up Event" shall have the meaning assigned thereto in

Section 11.4.



     "Clean-Up Period" shall have the meaning assigned thereto in

Section 11.4.



     "Closing Date" means January 18, 1999, the date upon which each condition described in Section 5.1 and Section 5.2 was

satisfied or waived in all respects.



     "Code" means the Internal Revenue Code of 1986, and the

rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.



     "Commitment Percentage" means, as to any Lender at any time,

such Lender's 364 Day Facility Commitment Percentage or Five Year

Facility Commitment Percentage, as the context requires.



     "Competitive Bid" means an Absolute Rate Bid or a Margin

Rate Bid.



     "Competitive Bid Loans" means any Loan made pursuant to

Section 2.5 and all such loans collectively as the context

requires.



     "Competitive Bid Notes" means the notes made by the

Borrowers payable to the order of each Lender who makes a

Competitive Bid Loan and any amendments and modifications

thereto, any substitutes therefor, and any replacements,

restatements, renewals or extension thereof, in whole or in part;

"Competitive Bid Note" means any of such Competitive Bid Notes.



     "Competitive Bid Rate" means the rate of interest per annum expressed in multiples of 1/100th of one percent offered with respect to any Competitive Bid Loan or the Margin, as applicable,

offered by the Lender making such Competitive Bid.



     "Competitive Bid Request" means a request by a Borrower for

Competitive Bids in accordance with Section 2.5.



     "Consolidated" means, when used with reference to financial statements or financial statement items of the Credit Parties and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.



     "Consolidated Capitalization" for any period means the sum of (i) Funded Debt for such period, (ii) deferred tax liabilities of the Company and its Consolidated Subsidiaries for such period and (iii) shareholders' equity of the Company and its

Consolidated Subsidiaries for such period.



     "Consolidated Fixed Charges" for any period means the sum of

(i) Consolidated Interest Expense for such period and (ii) all

Rental Expense of the Company and its Consolidated Subsidiaries

for such period.



     "Consolidated Interest Expense" for any period means

interest (excluding, however, any prepayment penalties or

premiums), whether expensed or (to the extent presented

separately on the consolidated balance sheet of the Company and its Consolidated Subsidiaries or in the footnotes thereto)

capitalized, in respect of Debt of the Company or any of its

Consolidated Subsidiaries outstanding during such period.



     "Consolidated Net Income" means, for any period, the net

income, after taxes, of the Company and its Consolidated

Subsidiaries determined on a consolidated basis, in accordance with GAAP, but excluding any equity interests of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.



     "Consolidated Net Tangible Assets" means, at any date and

without duplication, the aggregate amount of assets of the

Company and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, and (ii) all goodwill, trade names,

trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent

fiscal quarter- or Fiscal Year-end balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.



     "Consolidated Net Worth" means, as of any date, the total

shareholders' equity that appears on a Consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP.



     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP,

are consolidated with those of the Company in its consolidated financial statements as of such date.



     "Conversion Option" shall have the meaning assigned thereto in Section 2.8(a).



     "Conversion Period" shall have the meaning assigned thereto in Section 2.8(a).



     "Credit Facility" means the collective reference to the 364

Day Facility, the Five Year Facility and the L/C Facility.



     "Credit Parties" means the Borrowers and any Guarantors.



     "Current SEC Reports" means the most recent report on Form

10-K, or any successor form, and any amendments thereto filed by the Company with the Securities and Exchange Commission (the

"Commission") and any reports on Forms 10-Q and/or 8-K, or any successor forms, and any amendments thereto, filed by the Company with the Commission after the date of such report on Form 10-K.



     "Debt" of any Person means at any date, without duplication,

the sum of the following calculated in accordance with GAAP:  (a)

all obligations of such Person for borrowed money, (b) all

obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services,

except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under

Capital Leases (to the extent presented separately on the

Consolidated balance sheet of the Company and its Consolidated

Subsidiaries), (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (f) all non-contingent obligations of such

Person to reimburse any bank or other Person in respect of

amounts paid under a letter of credit or similar instrument, (g)

all Debt of others secured by a Lien on any asset of such Person,

whether or not such Debt is assumed by such Persons, (h) all Debt of others guaranteed by such Person and (i) all obligations

incurred by any such Person pursuant to Hedging Agreements.



     "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.



     "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

     "Depreciation and Depletion" means for any period the sum of all depreciation expenses, amortization expenses and cost of timber harvested of the Company and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.



     "Determination Date" shall have the meaning assigned thereto in Section 2.9(a).


     "Deutsche Mark" means the unit of currency (other than the Euro Unit) of the Federal Republic of Germany.


     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.



     "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Determination Date provided for in Section 2.9(a).


     "EBITDA" means, for any period, as applied to the Company

and its Consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (i) Consolidated Net Income, (ii)

Depreciation and Depletion, (iii) Consolidated Interest Expense,

(iv) all Rental Expense of the Company and its Consolidated

Subsidiaries, (v) all federal and state income and franchise taxes reported for such period, all as determined and computed in accordance with GAAP and (vi) other non-recurring, non-cash

charges.



     "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a

Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of

$500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of

Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in

excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a

Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender) or an Affiliate of a Lender hereunder, (e) the successor (whether by transfer of assets,

merger or otherwise) to all or substantially all of the

commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible

Assignee by the Borrowers and the Administrative Agent.



     "Employee Benefit Plan" means any employee benefit plan

within the meaning of Section 3(3) of ERISA which (a) is

maintained for employees of a Borrower or any ERISA Affiliate or

(b) has at any time within the preceding six years been

maintained for the employees of a Borrower or any current or former ERISA Affiliate.



     "Environmental Laws" means any and all federal, state, local and foreign laws, statutes, ordinances, rules, regulations,

permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing,

distribution, use, treatment, storage, disposal, transportation,

handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.



     "Environmental Permits" shall have the meaning assigned

thereto in Section 6.1(h).



     "ERISA" means the Employee Retirement Income Security Act of

1974, and the rules and regulations thereunder, each as amended,

supplemented or otherwise modified from time to time.



     "ERISA Affiliate" means any Person who together with a

Borrower is treated as a single employer within the meaning of

Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of

ERISA.



     "Euro" means the single currency of participating member states of the European Union.


     "Euro Unit" means the currency unit of the Euro.



     "Eurodollar Reserve Percentage" means, for any day, the

percentage (expressed as a decimal and rounded upwards, if

necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement

(including without limitation any basic, supplemental or

emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal

Reserve System in New York City and to which the Administrative

Agent or any Lender is then subject.



     "Event of Default" means any of the events specified in

Section 11.1, provided that any requirement for passage of time,

giving of notice, or any other condition, has been satisfied.



     "Extensions of Credit" means, as to any Lender at any time,

an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then

outstanding, (b) such Lender's Five Year Facility Commitment

Percentage of the L/C Obligations then outstanding, (c) the

aggregate principal amount of all Competitive Bid Loans made by such Lender then outstanding and (d) the aggregate principal amount of all Swingline Loans made by such Lender then

outstanding.



     "Facility Fee" shall have the meaning assigned thereto in

Section 4.3(a).



     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.



     "Federal Funds Rate" means, the rate per annum (rounded

upwards, if necessary, to the next higher 1/100th of 1%)

representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board

Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent.  If, for any reason, such rate is not available, then "Federal Funds Rate"

shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time).  Rates for weekends or holidays shall be the same as the rate for the most immediate preceding

Business Day.



     "First Union" means First Union National Bank, a national

banking association, and its successors.



     "Fiscal Year" means the fiscal year of the Credit Parties

and their Subsidiaries ending on December 31.



     "Five Year Facility" means the multi-year revolving credit facility established pursuant to Section 2.1 hereof.



     "Five Year Facility Commitment" means (a) as to any Lender,

the obligation of such Lender to make Revolving Credit Loans under the Five Year Facility for the accounts of the Borrowers in an aggregate principal Dollar Equivalent amount at any time

outstanding not to exceed the amount set forth opposite such

Lender's name on Schedule 1.1(a) hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate Five

Year Facility Commitment of all Lenders to make Revolving Credit

Loans under the Five Year Facility, as such amount may be reduced at any time or from time to time pursuant to the terms hereof.

The Five Year Facility Commitment of all Lenders on the Closing

Date shall be Two Hundred and Fifty Million Dollars

($250,000,000).



     "Five Year Facility Commitment Percentage" means, as to any

Lender at any time, the ratio of (a) the amount of the Five Year

Facility Commitment of such Lender to (b) the aggregate Five Year

Facility Commitment of all of the Lenders.



     "Five Year Facility Swingline Commitment" means the

obligation of the Swingline Lender to make Swingline Loans under the Five Year Facility for the accounts of the Borrowers in an aggregate principal amount at any time outstanding not to exceed an amount equal to Ten Million Dollars ($10,000,000) less the then outstanding aggregate principal amount of Swingline Loans made under the 364 Day Facility.



     "Five Year Facility Termination Date" means the earliest of the dates referred to in Section 2.8(b).



     "Foreign Lender" means any Lender that is organized under

the laws of a jurisdiction other than that in which the Company is located.  For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.



     "Foreign Pension Plan" shall mean any plan, fund (including,

without limitation, any superannuation fund) or other similar program established or maintained outside the United States of

America by a Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of such Borrower or such

Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in,

retirement income, a deferral of income in contemplation of

retirement or payments to be made upon termination of employment,

and which plan is not subject to ERISA or the Code.



     "Foreign Subsidiary" means each Subsidiary of a Borrower

that is not incorporated under the laws of the United States or any State or territory thereof.



     "French Francs" means the unit of currency (other than the Euro Unit) of the Republic of France.


     "Funded Debt" means, without duplication, at any date, the

Debt of the Company and its Consolidated Subsidiaries of the type described in clauses (a), (b), (c), (d), (f) (solely to the

extent (f) represents obligations to reimburse a bank or other

Person in respect of amounts actually paid by such bank or other

Person under letters of credit or similar instruments), (g) and

(h) of the definition of "Debt," determined on a consolidated basis as of such date.



     "GAAP" means generally accepted accounting principles, as

recognized by the American Institute of Certified Public

Accountants and the Financial Accounting Standards Board,

consistently applied and maintained on a consistent basis for the

Credit Parties and their Subsidiaries throughout the period

indicated.



     "Governmental Approvals" means all authorizations, consents,

approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.



     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any

Person exercising executive, legislative, regulatory or

administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.



     "Guarantors" shall have the meaning assigned thereto in

Section 2.10(b).



     "Guaranty Agreements" means the collective reference to the unconditional and unlimited guaranty agreements, each in form and substance reasonably satisfactory to the Administrative Agent,

executed by each of the Guarantors in favor of the Administrative

Agent, for the ratable benefit of itself and the Lenders, to guarantee the Obligations of the Borrowers hereunder.



     "Guaranty Obligation" means, with respect to the Credit

Parties and their Subsidiaries, without duplication, any

obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any

Debt or other obligation of any other Person and, without

limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay,

or to maintain financial statement condition or otherwise) or

(b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment

thereof or to protect such obligee against loss in respect

thereof (in whole or in part); provided, that the term Guaranty

Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such investment is expected to constitute a permitted

investment under Section 10.4.



     "Hazardous Materials" means any substances or materials (a)

which are or become regulated or defined as hazardous wastes,

hazardous substances, pollutants, contaminants, chemical

substances or mixtures or toxic substances under any

Environmental Law, (b) which are toxic, explosive, corrosive,

flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any

Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, or (e) which contain, without

limitation, asbestos, polychlorinated biphenyls, urea

formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.



     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or forward rate agreement,

foreign currency agreement or other agreement regarding the

hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Credit Party, and any confirming letter executed pursuant to such hedging

agreement, all as amended, restated or otherwise modified from time to time.



     "Interest Period" shall have the meaning assigned thereto in

Section 4.1(b).



     "Investment Grade" means a Debt Rating of BBB- or higher

issued by S&P and a Debt Rating of Baa3 or higher issued by

Moody's.



     "Issuing Lender" means First Union in its capacity as issuer of any Letter of Credit, and any other Lender mutually acceptable and on terms satisfactory to the Borrowers and the Administrative

Agent.



     "L/C Commitment" means Fifty Million Dollars ($50,000,000).



     "L/C Facility" means the letter of credit facility

established pursuant to Article III hereof.



     "L/C Fee" shall have the meaning assigned thereto in Section

3.3(a).



     "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been

reimbursed pursuant to Section 3.5.



     "L/C Participants" means the collective reference to all the

Lenders having a Five Year Facility Commitment other than the applicable Issuing Lender.



     "Lender" means each Person executing this Agreement as a

Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10(b) other than any party hereto that ceases to be a party hereto pursuant to any Assignment and

Acceptance.



     "Lender Default" means (i) the refusal (which has not been retracted) or the failure of a Lender to make available its

portion of any Mandatory Borrowing or (ii) a Lender having

notified in writing the Borrowers and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.6(b), in the case of either clause (i) or (ii) as a result of any takeover or control of such Lender by any

Governmental Authority.



     "Lending Office" means, with respect to any Lender, the

office of such Lender maintaining such Lender's Aggregate

Revolving Credit Commitment Percentage of the Revolving Credit

Loans.



     "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.



     "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in the Applicable Currency in minimum amounts of at least $5,000,000 or the Dollar Equivalent thereof for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3740 or 3750 (or on any successor or substitute page of such service, or any

successor to or substitute for such service, providing rate

quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to the Applicable Currency deposits in the London interbank market) at approximately 11:00 a.m. (London time) two

(2) Business Days prior to the first day of the applicable

Interest Period (rounded upward, if necessary, to the nearest one hundredth of one percent (1/100%)).  If, for any reason, such rate does not appear on Dow Jones Market Screen 3740 or 3750,

then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the rate per annum at which deposits in the Applicable Currency would be

offered by the Reference Group in the London interbank market to the Administrative Agent as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the

applicable Interest Period for a period equal to such Interest

Period and in an amount substantially equal to the amount of the applicable Revolving Credit Loan.



     "Lien" means, with respect to any asset, any mortgage, lien,

pledge, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a

Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.



     "Loan Documents" means, collectively, this Agreement, the

Notes, the Applications and each other document, instrument and agreement executed and delivered by any Credit Party, its

Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.



     "Loans" means the collective reference to the Revolving

Credit Loans, the Competitive Bid Loans and the Swingline Loans;

"Loan" means any one of such Loans.



     "Mandatory Borrowing" shall have the meaning assigned

thereto in Section 2.6(b).



     "Margin" means, with respect to any Competitive Bid Loan,

the marginal rate of interest, if any, to be added to or

subtracted from the Offshore Rate to determine the rate of

interest applicable to such Loan, as specified by the Lender making such Loan in its related Margin Rate Bid.



     "Margin Rate Bid" means an offer by a Lender to make a

Competitive Bid Loan in accordance with Section 2.5, denominated in Dollars or in a single Offshore Currency and at a rate of interest per annum equal to the Offshore Rate plus or minus the

Margin.



     "Material Adverse Effect"  means, with respect to the Credit

Parties or any of their Subsidiaries, a material adverse effect on the business, assets, liabilities (actual or contingent),

operations, condition (financial or otherwise) or financial

prospects of the Credit Parties and their Subsidiaries taken as a whole or the ability of any such Credit Party to perform its obligations under the Loan Documents, in each case to which it is a party.



     "Material Subsidiary" means a Subsidiary which is material to the business, assets, liabilities (actual or contingent),

operations or financial condition of the Company and its

Subsidiaries taken as a whole, including, without limitation, a

Subsidiary whose principal assets are one or more Material

Subsidiaries.



     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or any ERISA

Affiliate is making, has made, is accruing or has accrued an obligation to make, contributions within the preceding six years.



     "Net Cash Proceeds" means, as applicable, with respect to

any issuance of Additional Debt Securities, the gross cash

proceeds received by a Credit Party or any of its Subsidiaries therefrom less all legal, underwriting and other fees and

expenses incurred in connection therewith.



     "Net Sale Proceeds" shall mean, for any sale of assets, the gross cash proceeds (including any cash received by way of

deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Debt which is

secured by the respective assets which were sold), and the

incremental taxes paid or payable as a result of such sale.



     "Notes" means the collective reference to the Revolving

Credit Notes, the Swingline Notes and the Competitive Bid Notes;

and "Note" means any one of such Notes.



     "Notice of Account Designation" shall have the meaning

assigned thereto in Section 2.2(b).



     "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.



     "Notice of Prepayment" shall have the meaning assigned

thereto in Section 2.3(c).



     "Notice of Revolving Credit Borrowing" shall have the

meaning assigned thereto in Section 2.2(a).



     "Notice of Swingline Borrowing" shall have the meaning

assigned thereto in Section 2.6(d).



     "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on

(including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other

obligations owing by the Credit Parties to any Lender or

Affiliate of a Lender or the Administrative Agent under any

Hedging Agreement with any Lender or Affiliate of a Lender (which such Hedging Agreement is permitted hereunder), and (c) all other fees and commissions (including attorney's fees), charges,

indebtedness, loans, liabilities, financial accommodations,

obligations, covenants and duties owing by the Credit Parties to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or

unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, or any of the other Loan Documents.



     "Offer" means the offer made by the Acquisition Sub,

substantially on the terms set out in the Press Release, to

acquire all of the outstanding capital stock of the Target not already beneficially owned by the Borrowers, as such offer has been and may from time to time be amended, added to, revised,

renewed or waived in accordance with Section 9.1.



     "Offer Costs" means all costs, fees and expenses (and taxes thereon) and all stamp, documentary, registration or similar tax incurred by or on behalf of a Borrower in connection with the

Offer including the preparation, negotiation and entry into of this Agreement and fees payable in connection therewith.



     "Officer's Compliance Certificate" shall have the meaning

assigned thereto in Section 7.2.



     "Offshore Currency" means Sterling, Deutsche Marks, French
Francs, Belgian Francs and Euros.

     "Offshore Currency Loan" means any Offshore Rate Loan or
Competitive Bid Loan denominated in an Offshore Currency.

     "Offshore Rate" means, for any Interest Period, with respect to an Offshore Rate Loan, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

Offshore Rate =  LIBOR
              ---------------------------------------------
              1.00 - Eurodollar Reserve Percentage

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Offshore Rate Loan" means a Revolving Credit Loan or a Swingline Loan bearing interest at a rate based upon the Offshore Rate as provided in Section 4.1(a) and, if a Revolving Credit Loan, may be an Offshore Currency Loan or a Revolving Credit Loan denominated in Dollars.


     "Operating Lease" shall mean, as to any Person, as

determined in accordance with GAAP, any lease of property

(whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.



     "Other Taxes" shall have the meaning assigned thereto in

Section 4.11(b).



     "Panel" means the United Kingdom Panel on Takeovers and

Mergers.



     "PBGC" means the Pension Benefit Guaranty Corporation

referred to and defined in ERISA or any successor agency.



     "Pension Plan" means any Employee Benefit Plan, other than a

Multiemployer Plan, which is subject to the provisions of Title

IV of ERISA or Section 412 of the Code and is maintained for the employees of a Borrower or any of its ERISA Affiliates.



     "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole

proprietorship, unincorporated organization, Governmental

Authority or any other form of entity or group thereof.



     "Press Release" means the press announcement in the form

agreed to by the Administrative Agent and released by the UK Sub in connection with the Offer.



     "Prime Rate" means, at any time, the rate of interest per

annum publicly announced from time to time by First Union as its prime rate in effect at its principal office in Charlotte, North

Carolina.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.  The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.



     "Prior Bank Commitments" means the Company's committed

credit facilities with domestic lenders as of the Closing Date.



     "Projections" shall have the meaning assigned thereto in

Section 5.2(e)(ii).



     "Real Property" of any Person shall mean all the right,

title and interest of such Person in and to land, improvements and fixtures, including leaseholds.



     "Redeemable Preferred Stock" of any Person means any

preferred stock issued by such Person which is at any time prior to the termination or expiration of the Aggregate Revolving

Credit Commitment, either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.



     "Reimbursement Obligation" means the obligation of the

Borrowers to reimburse each Issuing Lender pursuant to Section

3.5 for amounts drawn under Letters of Credit.



     "Reference Group" shall mean the Lenders party to this

Agreement on the Closing Date.



     "Register" shall have the meaning assigned thereto in

Section 13.10(d).



     "Rental Expense" means, all obligations of the Credit

Parties or any of their Subsidiaries for payments under Operating

Leases.


     "Reportable Event" shall mean an event described in Section

4043(c) of ERISA with respect to a Plan that is subject to Title

IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .27 or .28 of PBGC

Regulation Section 4043.



     "Required Lenders" means, at any date, any combination of

Lenders whose Aggregate Revolving Credit Commitment Percentage equals at least fifty-one percent (51%) of the Aggregate

Revolving Credit Commitment or if the Aggregate Revolving Credit

Commitment has been terminated, any combination of Lenders who collectively hold at least fifty-one percent (51%) of the

aggregate unpaid principal amount of the Extensions of Credit

(excluding the aggregate unpaid principal amount of Competitive

Bid Loans) provided that, for purposes of declaring the Loans to be due and payable pursuant to Article XI, and for all purposes after the Loans become due and payable pursuant to Article XI,

the outstanding Competitive Bid Loans of the Lenders shall be included in their respective Aggregate Revolving Credit

Commitment Percentages in determining the Required Lenders.



     "Responsible Officer" means any of the following: the

chairman, president, chief executive officer, chief financial officer, treasurer or vice president and corporate controller of a Borrower or any other officer of a Borrower reasonably

acceptable to the Administrative Agent.



     "Revolving Credit Commitment Percentage" means, as to any

Lender at any time, the ratio of (a) the amount of the Aggregate

Revolving Credit Commitment of such Lender to (b) the Aggregate

Revolving Credit Commitment of all of the Lenders.



     "Revolving Credit Loans" means any revolving loan made to a

Borrower pursuant to Section 2.2 under the 364 Day Facility (or the conversion thereof upon the exercise of the Conversion

Option) or the Five Year Facility, and all such revolving loans collectively as the context requires.



     "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrowers payable to the order of each Lender with a Five Year Facility Commitment or a

364 Day Facility Commitment, substantially in the form of Exhibit

A-1 hereto,  and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements,

renewals or extensions thereof, in whole or in part (including,

without limitation, such substitutes, replacements, restatements,

renewals or extensions resulting from the exercise of the

Conversion Option); "Revolving Credit Note" means any of such

Revolving Credit Notes.



     "SEC Reports" shall have the meaning assigned thereto in

Section 6.1(w).



     "Shares" means any shares of capital stock of the Target

which are the subject of the Offer.



     "Spot Rate" for a currency means the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its foreign exchange trading office at approximately 8:00 a.m. (Charlotte time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

     "Sterling" means the currency of the United Kingdom.


     "Subordinated Debt" means the collective reference to Debt on Schedule 6.1(p) hereof designated as Subordinated Debt and any other Debt of the Credit Parties or any Subsidiary thereof

subordinated in right and time of payment to the Obligations and otherwise permitted hereunder.



     "Subsidiary" means, with respect to any Person (the

"parent") at any date, any corporation, limited liability

company, partnership, association or other entity the accounts of which would be Consolidated with those of the parent in the

parent's Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date,

as well as any other corporation, limited liability company,

partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent

(50%) of the equity or more than fifty percent (50%) of the

ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more

subsidiaries of the parent.  Unless otherwise qualified

references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Company.



     "Swingline Lender" means First Union in its capacity as issuer of any Swingline Loan.

     "Swingline Loans" means any revolving loan made pursuant  to
Section 2.6 and all such loans collectively as the context requires.

     "Swingline Notes" means the notes made by the Borrowers

payable to the order of the Swingline Lender pursuant to Section

2.6(f) substantially in the form of Exhibit A-2, and any

amendments and modifications thereto, and any substitutes

therefor, and any replacements, restatements, renewals or

extension thereof, in whole or in part; "Swingline Note" means any of such Swingline Notes.



     "Swingline Termination Date" means the earlier to occur of

(a) the resignation of First Union as Administrative Agent in accordance with Section 12.9 and (b) the termination of the

Aggregate Revolving Credit Commitment.



     "Target" means Field Group plc.



     "Target Group" means, at any particular time, the Target and all of its subsidiaries.



     "Taxes" shall have the meaning assigned thereto in Section

4.11(a).



     "Term Loan" shall have the meaning assigned thereto in

Section 2.8(a).



     "Term Loan Termination Date" means the earliest of the dates referred to in Section 2.8(c).



     "Termination Date" means the 364 Day Facility Termination

Date, the Five Year Facility Termination Date or the Term Loan

Termination Date, as the context requires.



     "Termination Event" means any of the following that result in a Material Adverse Effect:  (a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section

4001(a)(2) of ERISA, or (c) the termination of a Pension Plan,

the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under

Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or to seek the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or

condition which would constitute grounds under Section 4042(a) of

ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of a Borrower or any ERISA Affiliate from a

Multiemployer Plan, or (g) the imposition of a Lien pursuant to

Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (i)

any event or condition which results in the termination of a

Multiemployer Plan under Section 4041A of ERISA or the

institution by PBGC of proceedings to terminate a Multiemployer

Plan under Section 4042 of ERISA or (j) the withdrawal or partial withdrawal of any Credit Party or ERISA Affiliate from a

Multiemployer Plan.



     "Timberlands" means all or substantially all of the

timberlands held by Chesapeake Forest Products Company.



     "Tissue Mill" means the tissue facility the Company intends to construct in Halifax County, North Carolina.



     "UCC" means the Uniform Commercial Code as in effect in the

Commonwealth of Virginia, as amended, restated or otherwise

modified from time to time.



     "UK Loan Notes" means the notes to be issued by the

Acquisition Sub to holders of Shares as contemplated by the

Offer.



     "Unconditional Date" means March 5, 1999, the date on which the Offer was declared unconditional in all respects.



     "Unfunded Current Liability" of any Pension Plan means the amount, if any, by which the actuarial present value of the

accumulated plan benefits under the Pension Plan as of the close of its most recent year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial

Accounting Standards No. 87, exceeds the sum of (i) the market value of the assets allocable thereto and (ii) $100,000.



     "Uniform Customs" means the Uniform Customs and Practice for

Documentary Credits (1994 Revision), International Chamber of

Commerce Publication No. 500.



     "United States" means the United States of America.



     "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by any Credit Party and/or one or more of its Wholly-Owned

Subsidiaries.



     "Year 2000 Problem" shall have the meaning assigned thereto in Section 5.1(h)(iii).



     SECTION 1.2         General.



     Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a

reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate,

each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine,

feminine or neuter gender shall include the masculine, feminine and neuter.  Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3         Other Definitions and Provisions.



     (a)  Use of Capitalized Terms.  Unless otherwise defined

therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.



     (b)  Miscellaneous.  The words "hereof," "herein" and

"hereunder" and words of similar import when used in this

Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


     SECTION 1.4         Currency Equivalents Generally.

     For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other

currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.



     SECTION 1.5         Introduction of Euro.

     For the avoidance of doubt, the parties hereto affirm and

agree that neither the fixation of the conversion rate of any

Offshore Currency of a country that is a member of the European

Union against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as

amended by the Treaty on the European Union (the Maastricht

Treaty), nor the conversion of any Obligations under the Loan

Documents from an Offshore Currency of a country that is a member of the European Union into Euros, shall require the early

termination of this Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events.  As of the date that any such Offshore

Currency is no longer the lawful currency of its respective

country, all Obligations under the Loan Documents that would otherwise be in such Offshore Currency shall thereafter be

denominated and satisfied in Euros.


     If more than one currency or currency unit are at the same time recognized by the laws of any country as the lawful currency of that country, then:


     (a)  any reference in this Agreement to, and any Obligation arising under this Agreement or the other Loan Documents in, the currency of that country shall be translated into, or paid into,

the lawful currency or currency unit of that country designated by the Administrative Agent; and



     (b)  any translation from one currency or currency unit to another shall be at the official rate of exchange legally

recognized by the central bank of the country issuing such

currency for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent acting in accordance with any Applicable Law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.



     If a change in any currency of a country occurs, this

Agreement will be amended to the extent the Administrative Agent

(acting reasonably) specifies to be necessary to reflect the change in currency and to put the parties hereto in the same position, as far as possible, that they would have been in if no change in currency had occurred; provided that any such

amendments will not adversely affect the Lenders.


                           ARTICLE II

                        CREDIT FACILITIES

     SECTION 2.1         Amount and Terms of Credit.



     (a)  Description of Facilities.  Upon the terms and subject to the conditions set forth in this Agreement: (i) the Lenders hereby grant to the Borrowers a short term revolving credit

facility (the "364 Day Facility") and a multi-year revolving credit facility (the "Five Year Facility") pursuant to which each

Lender severally agrees to make Revolving Credit Loans to the respective Borrowers in Dollars and Offshore Currencies in

accordance with Section 2.2 and the Swingline Lender agrees to make Swingline Loans to the respective Borrowers in Dollars in accordance with Section 2.6 and (ii) the parties hereto agree that each Lender may, in its sole discretion, make bids to make

Competitive Bid Loans to the respective Borrowers in Dollars or in an Offshore Currency in accordance with Section 2.5; provided that (A) the aggregate principal Dollar Equivalent amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) made under the 364 Day Facility plus the aggre gate principal amount of all outstanding Swingline Loans (after giving effect to the amount of any Swingline Loans requested under the 364 Day Facility and exclusive of Swingline Loans made under the 364 Day Facility which are repaid with the proceeds of,

and simultaneously with the incurrence of, Revolving Credit Loans under the 364 Day Facility) shall not exceed the 364 Day Facility

Commitment less the aggregate principal amount of all outstanding

Competitive Bid Loans made under the 364 Day Facility; and the principal Dollar Equivalent amount of outstanding Revolving

Credit Loans made under the 364 Day Facility by any Lender shall not at any time exceed such Lender's 364 Day Facility Commitment;

(B) the aggregate principal Dollar Equivalent amount of all

outstanding Revolving Credit Loans (after giving effect to any amount requested) made under the Five Year Facility plus the aggregate principal amount of all outstanding Swingline Loans made under the Five Year Facility (after giving effect to the amount of any Swingline Loans requested under the Five Year

Facility and exclusive of Swingline Loans made under the Five

Year Facility which are repaid with the proceeds of, and

simultaneously with the incurrence of, Revolving Credit Loans under the Five Year Facility) shall not exceed the Five Year

Facility Commitment less the sum of (x) all outstanding L/C

Obligations plus (y) the aggregate principal amount of all

outstanding Competitive Bid Loans made under the Five Year

Facility; and the principal Dollar Equivalent amount of

outstanding Revolving Credit Loans made under the Five Year

Facility by any Lender shall not at any time exceed such Lender's

Five Year Facility Commitment; and (C) during the Conversion

Period, the aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans (after giving effect to any amount requested) made under the Five Year Facility shall not exceed $200,000,000. Each Revolving Credit Loan by a Lender under the 364 Day Facility or the Five Year Facility shall be in a principal Dollar Equivalent amount equal to such Lender's

Commitment Percentage of the aggregate principal Dollar

Equivalent amount of Revolving Credit Loans requested under such facility on such occasion.



        (b)  Application  of  Facilities.   The  Credit  Facility
established hereby shall be used by the Borrowers and their respective Subsidiaries to:

          (i)  finance or refinance the consideration payable in

     respect of the acquisition of Shares to be acquired by the

     Acquisition Sub pursuant to the Offer;



          (ii) finance or refinance the Offer Costs;



          (iii)     finance or refinance the consideration

     payable pursuant to the operation by the Acquisition Sub of the procedures contained in sections 428-430 of the

     Companies Act 1985 in respect of Shares;



          (iv) finance or refinance the consideration payable to

     the Target's share option holders pursuant to any relevant offer;



          (v)  finance the working capital and general corporate

     purposes of the Borrowers and their respective Subsidiaries;



and, accordingly, the Borrowers shall apply all amounts raised by them hereunder in or towards satisfaction of such purpose and neither the Administrative Agent and the Lenders nor any of them shall be obliged to concern themselves with such application.



     SECTION 2.2         Procedure for Advances of Revolving

Credit Loans.



     (a)  Requests for Revolving Credit Loans.  A Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B-1 (a "Notice of Revolving

Credit Borrowing") not later than 11:00 a.m. (Charlotte time) (i)

on the same Business Day as each Base Rate Loan, (ii) at least three (3) Business Days before each Offshore Rate Loan

denominated in Dollars, and (iii) at least four (4) Business Days before each Offshore Currency Loan, of its intention to borrow,

specifying (A) the date of such borrowing, which shall be a

Business Day, (B) whether such Revolving Credit Loan is to be made under the 364 Day Facility or the Five Year Facility, (C)

the amount of such borrowing, which shall be in an amount equal to the unused amount of the 364 Day Facility Commitment or the

Five Year Facility Commitment, as applicable, or if less, (x)

with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof and (y) with respect to Offshore Rate Loans in an aggregate

principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (D)  whether such Revolving Credit Loan is to be an Offshore Rate Loan or Base Rate Loan and (E) in the case of an Offshore Rate Loan, the duration of the Interest Period

applicable thereto and the Applicable Currency.  Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day.  The Administrative Agent shall promptly

notify the Lenders of each Notice of Revolving Credit Borrowing.

The Dollar Equivalent amount of an Offshore Currency Loan will be determined by the Administrative Agent for such Offshore Currency

Loan on the Determination Date therefor in accordance with

Section 2.9(a).



     (b)  Disbursement of Revolving Credit Loans.  Each Lender

will make available to the Administrative Agent, for the accounts of the respective Borrowers, at the office of the Administrative

Agent in funds immediately available to the Administrative Agent,

such Lender's Commitment Percentage of the Revolving Credit Loans

to be made on such borrowing date (i) in the case of a Revolving

Credit Loan denominated in Dollars, no later than 2:00 p.m.

(Charlotte time) on the proposed borrowing date and (ii) in the case of a Revolving Credit Loan that is an Offshore Currency

Loan, by such time as the Administrative Agent may determine to be necessary for such funds to be credited on such date in

accordance with normal banking practices in the place of payment.

Each Borrower hereby irrevocably authorizes the Administrative

Agent to disburse the proceeds of each borrowing requested by such Borrower pursuant to this Section 2.2 in immediately

available funds by crediting or wiring such proceeds to the

deposit account of such Borrower identified in the most recent notice of account designation, substantially in the form of

Exhibit C hereto (a "Notice of Account Designation"), delivered by such Borrower to the Administrative Agent or as may be

otherwise agreed upon by such Borrower and the Administrative

Agent from time to time.  Subject to Section 4.7 hereof, the

Administrative Agent shall not be obligated to disburse the

portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 for which any Lender is responsible to the extent that such Lender has not made available to the

Administrative Agent its Commitment Percentage of such Revolving

Credit Loan.



     SECTION 2.3         Repayment of Loans.



     (a)  Repayment on Termination Date. The Borrowers jointly

and severally agree to repay the outstanding principal amount of all Loans under the 364 Day Facility in full on the 364 Day

Facility Termination Date, with all accrued but unpaid interest thereon.  The Borrowers jointly and severally agree to repay the outstanding principal amount of all Loans and the Reimbursement

Obligation under the Five Year Facility in full on the Five Year

Facility Termination Date with all accrued but unpaid interest thereon.  If the Company has exercised the Conversion Option, the

Borrowers jointly and severally agree to repay the outstanding principal amount of the Term Loan in full on the Term Loan

Termination Date, with all accrued but unpaid interest thereon.



     (b)  Mandatory Repayment of Loans.



          (i)  If at any time (A) the sum of the outstanding

principal Dollar Equivalent amount of all Loans made under the

364 Day Facility exceeds the 364 Day Facility Commitment of all

Lenders or (B) the sum of the outstanding principal Dollar

Equivalent amount of all Loans made under the Five Year Facility and all outstanding L/C Obligations exceeds the Five Year

Facility Commitment of all Lenders, the Borrowers jointly and severally agree to repay immediately upon notice from the

Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans, Swingline

Loans, L/C Obligations or Competitive Bid Loans and/or furnish cash collateral reasonably satisfactory to the Administrative

Agent, in an amount equal to such excess.  Such cash collateral shall be applied in accordance with Section 11.2(b).



          (ii) In addition to any other mandatory repayment of Loans made under the 364 Day Facility pursuant to this Section 2.3, on each date on or after the Closing Date on which any Credit Party receives any cash proceeds from the issuance of Additional Debt Securities, the Borrowers jointly and severally agree to repay, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans (including, if applicable, Revolving Credit Loans that have been converted into the Term Loan), Swingline Loans or Competitive Bid Loans made under the 364 Day Facility in an amount equal to 100% of the Net Cash Proceeds of such issuance of Additional Debt Securities; or, if less, an amount equal to the aggregate principal Dollar Equivalent amount of Revolving Credit Loans (including, if applicable, Revolving Credit Loans that have been converted into the Term Loan), Swingline Loans and Competitive Bid Loans made under the 364 Day Facility and any accrued but unpaid interest thereon and any other Obligations with respect to the 364 Day Facility.

          (iii) In addition to any other mandatory repayment of Loans made under the 364 Day Facility pursuant to this Section 2.3, if (A) the Company has exercised the Conversion Option and
(B) (1) any Credit Party has received proceeds from the sale of Timberlands, where such sale was consummated before the Company exercised the Conversion Option or (2) any Credit Party receives proceeds from the sale of Timberlands, where such sale is consummated during the Conversion Period, the Borrowers jointly and severally agree to repay, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans converted into the Term Loan in an amount equal to 50% of the Net Sale Proceeds from such sale, as adjusted for any installment sales discounts. Such repayment shall be made, in the case of clause (B)(1) of the preceding sentence, on the day the Company exercises the Conversion Option and, in the case of clause (B)(2) of the preceding sentence, on the day such proceeds are received by the Company.

          (iv) If on any Determination Date, the Administrative

Agent shall have determined that the aggregate principal Dollar

Equivalent amount of all Loans and L/C Obligations then

outstanding exceeds the Aggregate Revolving Credit Commitment by more than $500,000 due to a change in applicable rates of

exchange between Dollars and Offshore Currencies, then the

Administrative Agent shall give notice to the Borrowers that a prepayment is required under this Section 2.3(b)(iv) and the

Borrowers jointly and severally agree thereupon to make

prepayments of Loans such that, after giving effect to such

prepayment, the aggregate Dollar Equivalent amount of all Loans and L/C Obligations then outstanding does not exceed the

Aggregate Revolving Credit Commitment.



          (v)  If on any Determination Date during the Conversion

Period, the Administrative Agent shall have determined that the aggregate principal Dollar Equivalent amount of all outstanding

Offshore Currency Loans made under the Five Year Facility exceeds

$200,000,000, the Borrowers jointly and severally agree thereupon to make prepayments of Offshore Currency Loans made under the

Five Year Facility such that, after giving effect to such

prepayment, the aggregate Dollar Equivalent amount of all

outstanding Offshore Currency Loans made under the Five Year

Facility does not exceed $200,000,000.



          (vi) Notwithstanding anything to the contrary in

Sections 2.3(b)(ii) and (iii), the mandatory repayment described in such Sections of any Offshore Rate Loans may be delayed until the last day of the Interest Period applicable to such Offshore

Rate Loans.  Any repayment of such Offshore Rate Loans other than on the last day of the Interest Period applicable thereto shall be accompanied by any amount required to be paid pursuant to

Section 4.9 hereof.



          (vii)      Notwithstanding anything to the contrary in

Sections 2.3(b)(iv) and (v), the mandatory repayment described in such Sections of any Offshore Rate Loans may be delayed until the last day of the Interest Period applicable to such Offshore Rate

Loans; provided, that if the Borrowers so delay repayment of

Offshore Rate Loans, the Borrowers shall deposit or cause to be deposited, on the day repayment would have otherwise been

required, in a cash collateral account opened by the

Administrative Agent, an amount equal to the aggregate principal amount of such delayed mandatory repayment of Offshore Rate Loans and any accrued but unpaid interest thereon.  Any repayment of such Offshore Rate Loans other than on the last day of the

Interest Period applicable thereto shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.



     (c)  Optional Repayments.  Each Borrower may at any time and from time to time repay the Revolving Credit Loans or Swingline

Loans made to it, in whole or in part, upon at least three (3)

Business Days' irrevocable notice to the Administrative Agent with respect to Offshore Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as Exhibit D (a "Notice of Prepayment")

specifying the date and amount of repayment; whether the

repayment is of Revolving Credit Loans or Swingline Loans and

whether such loans were made under the 364 Day Facility or the

Five Year Facility, or a combination thereof, and, if a

combination, the amount allocable to each; whether the repayment is of Offshore Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender.  If any such notice is given,

the amount specified in such notice shall be due and payable on the date set forth in such notice.  Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of

$250,000 in excess thereof with respect to Base Rate Loans,

$250,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans and $5,000,000 or a whole multiple of

$1,000,000 in excess thereof with respect to Offshore Rate Loans.



     (d)  Limitation on Repayment of Offshore Rate Loans.  The

Borrowers may not repay any Offshore Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.



     (e)  Limitation on Repayment of Competitive Bid Loans.  The

Borrowers may not repay any Competitive Bid Loan on any day other than on the last day of the Interest Period applicable thereto except, and on such terms, as agreed to by the Borrower to which the Competitive Bid Loan was made and the Lender which made such

Competitive Bid Loan.



     SECTION 2.4         Revolving Credit Notes.



     Each Lender's Revolving Credit Loans and the joint and

several obligation of each Borrower to repay such Revolving

Credit Loans shall be evidenced by separate Revolving Credit

Notes executed by each Borrower payable to the order of such

Lender representing the Borrower's obligation to pay such

Lender's 364 Day Facility Commitment and such Lender's Five Year

Facility Commitment or, if less, the aggregate unpaid principal

Dollar Equivalent amount of all Revolving Credit Loans made and to be made by such Lender under the 364 Day Facility or the Five

Year Facility, as applicable, plus interest and all other fees,

charges and other amounts due thereon.  Each Revolving Credit

Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.



     SECTION 2.5.        Competitive Bid Loans and Procedure.



     (a)  Subject to the terms and conditions set forth herein,

from time to time until the expiration or termination of the

Aggregate Revolving Credit Commitment, each Borrower may request

Competitive Bids under the 364 Day Facility or the Five Year

Facility, and may (but shall not have any obligation to) accept

Competitive Bids and borrow Competitive Bid Loans, which shall be denominated in Dollars or an Offshore Currency; provided that (i)

the sum of the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans and Swingline Loans made under the 364 Day Facility plus the aggregate principal Dollar

Equivalent amount of outstanding Competitive Bid Loans made

thereunder at any time shall not exceed the 364 Day Facility

Commitment and (ii) the sum of the aggregate principal Dollar

Equivalent amount of outstanding Revolving Credit Loans and

Swingline Loans made under the Five Year Facility plus the

aggregate principal Dollar Equivalent amount of outstanding

Competitive Bid Loans made thereunder at any time shall not

exceed the Five Year Facility Commitment less the sum of all outstanding L/C Obligations.  To request Competitive Bids, a

Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., Charlotte time, (i) at least two (2) Business Days before the date of the proposed

borrowing if the Borrower requests Absolute Rate Bids and (ii) at least five (5) Business Days before the date of the proposed borrowing if the Borrower requests Margin Rate Bids; provided that a Competitive Bid Request shall not be made within five (5)

Business Days after the date of any previous Competitive Bid

Request and no more than two (2) Competitive Bid Requests for

Margin Rate Bids may be made each month.  Each such telephonic

Competitive Bid Request shall be confirmed promptly by hand

delivery or telecopy to the Administrative Agent of a written

Competitive Bid Request in a form approved by the Administrative

Agent and signed by the Company.  Each such telephonic and

written Competitive Bid Request shall specify the following

information:



          (i) the aggregate amount of the requested borrowing and, if a Margin Rate Bid is requested, whether the proposed borrowing is to be denominated in Dollars or in a single
     Offshore Currency;

          (ii) the date of such borrowing, which shall be a Business Day;

          (iii) up to three (3) alternative Interest Period(s) which could be applicable to such borrowing, each of which shall be a period contemplated by the definition of the term "Interest Period" in Section 4.1(b)(i) if the Borrower has requested Margin Rate Bids and each of which shall be a period contemplated by the definition of the term "Interest Period" in Section 4.1(b)(ii) if the Borrower has requested Absolute Rate Bids;

          (iv) whether the borrowing is to be made under the  364
     Day Facility or the Five Year Facility;

          (v) the location and number of the Borrower's account to which funds are to be disbursed; and

          (vi)if the Borrower has requested that the Competitive Bid Loan be made during the Certain Funds Period and the proceeds of the Competitive Bid Loan are to be used as specified in
Section 2.1(b)(i), (ii) or (iii) hereof, a representation and warranty that the conditions specified in Section 5.3 hereof have been satisfied or waived in writing by the Administrative Agent as of the date of the Competitive Bid Request, and, in all other situations, a representation and warranty that the conditions specified in Section 5.4 hereof have been satisfied or waived in writing by the Administrative Agent as of the date the Competitive Bid Request.

          Promptly following receipt of a Competitive Bid Request

in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.



     (b)  Each Lender may (but shall not have any obligation to)

make one or more Competitive Bids to a Borrower in response to a

Competitive Bid Request.  Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, not later than

9:30 a.m., Charlotte time, one (1) Business Day before the

proposed date of such borrowing if the Borrower has requested

Absolute Rate Bids and four (4) Business Days before the proposed date of such borrowing if the Borrower has requested Margin Rate

Bids.  Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the

Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable.  Each

Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 or the Dollar Equivalent thereof and an integral multiple of $1,000,000 or the Dollar Equivalent thereof and which may equal the entire principal amount of the borrowing requested by the Borrower) of the Competitive Bid Loan or Loans that the applicable Lender is willing to make, (ii) the

Competitive Bid Rate or Rates at which such Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and

(iii) the Interest Period applicable to each such Loan and the last day thereof.  The Dollar Equivalent amount of an Offshore

Currency Loan will be determined by the Administrative Agent for such Offshore Currency Loan on the Determination Date therefor in accordance with Section 2.9(a).  The Offshore Rate to be applied to a Competitive Bid Loan made pursuant to a Margin Rate Bid will be determined by the Administrative Agent two (2) Business Days before the date of the proposed borrowing.



     (c)  The Administrative Agent shall promptly notify the

Borrower requesting Competitive Bids by telecopy of the

Competitive Bid Rate and the principal amount specified in each

Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.



     (d)  Subject only to the provisions of this paragraph, the

Borrower requesting Competitive Bids may accept or reject any

Competitive Bid.  Such Borrower shall notify the Administrative

Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has

decided to accept or reject each Competitive Bid, not later than

11:00 a.m., Charlotte time, one (1) Business Day before the date of the proposed borrowing if the Borrower has requested Absolute

Rate Bids and four (4) Business Days before the date of the

proposed borrowing if the Borrower has requested Margin Rate

Bids; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid,

(ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a

Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such

Borrower shall not exceed the aggregate amount of the requested borrowing specified in the related Competitive Bid Request,

(iv) to the extent necessary to comply with clause (iii) above,

such Borrower may accept Competitive Bids at the same Competitive

Bid Rate in part, which acceptance, in the case of multiple

Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid,

and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Bid Loan unless such

Competitive Bid Loan is in a minimum principal amount of

$5,000,000 or the Dollar Equivalent thereof and an integral

multiple of $1,000,000 or the Dollar Equivalent thereof; provided further that if a Competitive Bid Loan must be in an amount less than $5,000,000 or the Dollar Equivalent thereof because of the provisions of clause (iv) above, such Competitive Bid Loan may be for a minimum of $1,000,000 or the Dollar Equivalent thereof or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive

Bids at a particular Competitive Bid Rate pursuant to clause

(iv) above the amounts shall be rounded to integral multiples of

$1,000,000 or the Dollar Equivalent thereof in a manner

determined by the Borrower.  A notice given by a Borrower

pursuant to this paragraph shall be irrevocable.



     (e)  The Administrative Agent shall promptly notify each

bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become

bound, subject to the terms and conditions hereof, to make the

Competitive Bid Loan in respect of which its Competitive Bid has been accepted.



     (f)  Not later than 2:00 p.m. (Charlotte time) on the

proposed borrowing date, each Lender whose Competitive Bid has been accepted will make available to the Administrative Agent,

for the account of the Borrower to whom the Competitive Bid Loan is to be made, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the amount of the Competitive Bid Loan to be made on such borrowing date by such Lender.  Each Borrower hereby irrevocably authorizes the

Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.5 in immediately available funds by crediting or wiring such proceeds to the deposit account of such Borrower identified in its most recent Notice of Account

Designation or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time.  Subject to

Section 4.7 hereof, the Administrative Agent shall not be

obligated to disburse the proceeds of any Competitive Bid Loan requested pursuant to this Section 2.5 for which any Lender is responsible to the extent that such Lender has not made available to the Administrative Agent the amount of such Competitive Bid

Loan.



     (g) If the entity which is the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower requesting Competitive Bids at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

     (h) While any Competitive Bid Loan made under the 364 Day Facility is outstanding, the 364 Day Facility Commitment of each Lender shall be deemed used for all purposes by an amount equal to its pro rata share (based on its respective 364 Day Facility Commitment Percentage) of the principal amount of such Competitive Bid Loan

     (i) While any Competitive Bid Loan made under the Five Year Facility is outstanding, the Five Year Facility Commitment of each Lender shall be deemed used for all purposes by an amount equal to its pro rata share (based on its respective Five Year Facility Commitment Percentage) of the principal amount of such Competitive Bid Loan.

     (j)  (i)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Competitive

Bid Loan made by such Lender to such Borrower from time to time,

including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.



          (ii) The entries maintained in the accounts maintained

pursuant to paragraph (i) shall be prima facie evidence of the existence and amounts of the Obligations therein recorded;

provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the joint and several obligation of each Borrower to repay the Obligations in accordance with their terms.


          (iii)     Any Lender may request that its Competitive

Bid Loans be evidenced by a Competitive Bid Note.  In such event,

each Borrower shall prepare, execute and deliver to such Lender a

Competitive Bid Note payable to the order of such Lender

representing such Borrower's joint and several obligation to repay the Competitive Bid Loans made by such Lender.  Thereafter,

the Competitive Bid Loans evidenced by such Competitive Bid Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.10) be represented by one or more Competitive Bid Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.10, except to the extent that any such Lender or assignee subsequently

returns any such Competitive Bid Note for cancellation and

requests that such Competitive Bid Loans once again be evidenced as described in paragraph (i) above.



     (k)  Each Borrower shall repay the outstanding principal

amount of each Competitive Bid Loan made to it in full on the last day of the Interest Period applicable thereto, with all accrued but unpaid interest thereon.  Competitive Bid Loans may not be repaid prior to the last day of the applicable Interest

Period except in accordance with Section 2.3(b) and (e).

Notwithstanding anything herein to the contrary, all Competitive

Bid Loans made under the 364 Day Facility must be repaid prior to

January 18, 2000 and the Borrowers jointly and severally agree to pay any amount required to be paid pursuant to Section 4.9 hereof as a result of repayment of any Competitive Bid Loan prior to such date.



     SECTION 2.6         Swingline Loans and Procedure

     (a)    Swingline  Commitment.   Subject  to  the  terms  and
conditions set forth herein, from time to time until the Swingline Termination Date, the Swingline Lender agrees to make, under the 364 Day Facility or the Five Year Facility, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the respective Borrowers, which Swingline Loans (i) shall be denominated in Dollars, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) made under the 364 Day Facility shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans made under the 364 Day Facility plus the aggregate principal Dollar Equivalent amount of Competitive Bid Loans made thereunder at any time, the 364 Day Facility Commitment, (iv) made under the Five Year Facility shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans made under the Five Year Facility plus the aggregate principal amount of Competitive Bid Loans made thereunder at any time, the Five Year Facility Commitment less the sum of all outstanding L/C Obligations, (v) made under the 364 Day Facility shall not exceed in aggregate principal amount at any time outstanding the 364 Day Facility Swingline Commitment and (vi) made under the Five Year Facility shall not exceed in aggregate principal amount at any time outstanding the Five Year Facility Swingline Commitment. Notwithstanding anything to the contrary contained in this
Section 2.6(a), (x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Commitment Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from any Borrower or the Required Lenders stating that a Default or an Event of Default exists and is con tinuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or
(B) of the waiver of such Default or Event of Default by the Required Lenders.

     (b)  Mandatory Borrowings.

           (i)On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender's outstanding Swingline Loans under the 364 Day Facility and/or the Five Year Facility shall be funded with one or more borrowings of Revolving Credit Loans denominated in Dollars (provided that such notice shall be deemed to have been automatically given (A) with respect to outstanding Swingline Loans made under the 364 Day Facility and the Five Year Facility upon the occurrence of a Default or an Event of Default under Sec tion 11.1(i), (j), (k) or (l) and (B) with respect to outstanding Swingline Loans made under the 364 Day Facility, on January 14, 2000, if the Company exercises the Conversion Option ), in which case one or more borrowings of Revolving Credit Loans under the 364 Day Facility and/or the Five Year Facility, as applicable, constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders in accordance with each Lender's Commitment Percentage and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding
(A) the amount of the Mandatory Borrowing may not comply with the minimum borrowing amount otherwise required hereunder, (B) whether any conditions specified in Section 5.3 or Section 5.4, as applicable are then satisfied, (C) whether a Default or an Event of Default then exists, (D) the date of such Mandatory Borrowing and (E) the amount of the 364 Day Facility Commitment, the Five Year Facility Commitment or the Aggregate Revolving Credit Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event with respect to any Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the respective Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans made under the 364 Day Facility and/or the Five Year Facility, as applicable, as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Base Rate Loans hereunder for each day thereafter.

           (ii)To the extent amounts received from the Lenders pursuant to Section 2.6(b)(i) above are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid, the Borrowers jointly and severally agree to pay to the Swingline Lender on demand the amount required to repay such Swingline Loans in full. In addition, each Borrower hereby authorizes the Administrative Agent to charge any account maintained by such Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be repaid. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of a Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages.

     (c)   Amount  of  Each Swingline Borrowing.  Each  Swingline
Loan  shall be made in an aggregate principal amount of  $500,000 or a whole multiple of $100,000 in excess thereof.

     (d)  Notice of Borrowing.

          (i)A Borrower shall give the Swingline Lender irrevocable prior written notice (a "Notice of Swingline Borrowing") substantially in the form attached as Exhibit B-2 no later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each Offshore Rate Loan denominated in Dollars, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) whether such Swingline Loan is to be made under the 364 Day Facility or the Five Year Facility, (C) the amount of such borrowing, which shall be in an amount equal to the unused amount of the 364 Day Facility Swingline Commitment or the Five Year Facility Swingline Commitment, as applicable, or less, (D) whether such Swingline Loan is to be an Offshore Rate Loan denominated in Dollars or a Base Rate Loan and (E) in the case of an Offshore Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day.

          (i)Mandatory Borrowings shall be made upon the notice specified in Section 2.6(b), with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.6(b).

     (e) Disbursement of Funds. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower to whom the Swingline Loan is to be made, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the amount of the Swingline Loan to be made on such borrowing date. In the case of Mandatory Borrowings, no later than 2:00 p.m. (Charlotte time) on the date specified in Section 2.6(b), each Lender will make available to the Administrative Agent, for the account of the respective Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of Mandatory Borrowing to be made on such borrowing date. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.6 in immediately available funds by crediting or wiring such proceeds to the deposit account of such Borrower identified in the most recent Notice of Account Designation or as may be otherwise agreed upon by such Borrower and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Swingline Loan requested pursuant to this Section 2.6 to the extent that the Swingline Lender has not made available to the Administrative Agent the amount of such Swingline Loan.


     (f)  Swingline Notes.  The Swingline Lender's Swingline

Loans and the joint and several obligation of each Borrower to repay Swingline Loans shall be evidenced by a note executed by each Borrower payable to the order of the Swingline Lender

representing such Borrower's obligation to pay the Swingline

Lender's 364 Day Facility Swingline Commitment and Five Year

Facility Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made and to be made by the Swingline Lender under the 364 Day Facility or the Five Year

Facility, as applicable, plus interest and all other fees,

charges and other amounts due thereon.  Each Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.



     (g)  While any Swingline Loan made under the 364 Day

Facility is outstanding, the 364 Day Facility Commitment of each

Lender shall be deemed used for all purposes by an amount equal to its pro rata share (based on its respective 364 Day Facility

Commitment Percentage) of the principal amount of such Swingline

Loan.



     (h)  While any Swingline Loan made under the Five Year

Facility is outstanding, the Five Year Facility Commitment of each Lender shall be reduced and deemed used for all purposes by an amount equal to its pro rata share (based on its respective

Five Year Facility Commitment Percentage) of the principal amount of such Swingline Loan.



     SECTION 2.7         Permanent Reduction of the Commitments.



     (a)  Voluntary Reduction.  The Borrowers shall have the

right at any time and from time to time, upon at least five (5)

Business Days' prior written notice to the Administrative Agent,

to permanently reduce (except as provided below), without premium or penalty, (i) (A) the entire 364 Day Facility Commitment or the

Term Loan, as applicable, at any time or (B) portions of the 364

Day Facility Commitment or the Term Loan, as applicable, from time to time, in an aggregate principal Dollar Equivalent amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof or (ii) (A) the entire Five Year Facility

Commitment at any time or (B) portions of the Five Year Facility

Commitment, from time to time, in an aggregate principal Dollar

Equivalent amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof.



     (b)  (i)  Each permanent reduction of the 364 Day Facility

Commitment made pursuant to this Section 2.7 shall be

accompanied, if necessary, by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and

Swingline Loans made under the 364 Day Facility after such

reduction to the 364 Day Facility Commitment.  Any reduction of the 364 Day Facility Commitment to zero (including upon

termination of the 364 Day Facility on the 364 Day Facility

Termination Date) shall be accompanied by payment of all

outstanding Revolving Credit Loans and Swingline Loans made under the 364 Day Facility and shall result in the termination of the

364 Day Facility Commitment, the 364 Day Facility Swingline

Commitment and the 364 Day Facility.  If the reduction of the 364

Day Facility Commitment requires the repayment of any Offshore

Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

Notwithstanding anything herein to the contrary, the 364 Day

Facility Commitment may not be permanently reduced by such an amount so that after such reduction, the 364 Day Facility

Commitment is less than the aggregate amount of all unpaid

principal of and interest on outstanding Competitive Bid Loans made under the 364 Day Facility.



          (ii) Each permanent reduction of the Five Year Facility

Commitment made pursuant to this Section 2.7 shall be

accompanied, if necessary, by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and

Swingline Loans made under the Five Year Facility and L/C

Obligations, as applicable, after such reduction to the Five Year

Facility Commitment and if the Five Year Facility Commitment as

so reduced is less than the aggregate amount of all outstanding

Letters of Credit, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the amount by which the aggregate then undrawn and unexpired amount of such Letters of Credit exceeds the Five

Year Facility Commitment as so reduced.  Such cash collateral shall be applied in accordance with Section 11.2(b).  Any

reduction of the Five Year Facility Commitment to zero (including upon termination of the Five Year Facility on the Five Year

Facility Termination Date) shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans made under the Five Year Facility (and furnishing of cash collateral

satisfactory to the Administrative Agent for all L/C Obligations)

and shall result in the termination of the Five Year Facility

Commitment, the Five Year Facility Swingline Commitment and the

Five Year Facility. If the reduction of the Five Year Facility

Commitment requires the repayment of any Offshore Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.  Notwithstanding anything herein to the contrary, the Five Year Facility Commitment may not be permanently reduced by such an amount so that after such

reduction, the Five Year Facility Commitment is less than the aggregate amount of all unpaid principal of and interest on

outstanding Competitive Bid Loans made under the Five Year

Facility.



          (iii)          Each permanent reduction of the Term

Loan made pursuant to this Section 2.7 shall be accompanied, if necessary, by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans converted into the

Term Loan after such reduction to the Term Loan.  Any reduction of the Term Loan to zero (including upon termination of the Term

Loan on the Term Loan Termination Date) shall be accompanied by payment of all outstanding Revolving Credit Loans converted into the Term Loan and shall result in the termination of the Term

Loan.  If the reduction of the Term Loan requires the repayment of any Offshore Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.



     SECTION 2.8         Termination.





     (a)  The 364 Day Facility shall terminate on the earliest of

(a) February 12, 2000, (b) the date of termination of the 364 Day

Facility Commitment by the Company pursuant to Section 2.7(a),

and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a), subject to

Section 11.3.  Notwithstanding the foregoing, if the 364 Day

Facility has not terminated prior to February 12, 2000, and if no

Default or Event of Default shall have occurred and be continuing hereunder, the Company, in its sole discretion, may exercise an option (the "Conversion Option") to convert, as of February 12,

2000, the aggregate principal amount of outstanding Revolving

Credit Loans made under the 364 Day Facility plus accrued but unpaid interest and all other fees, charges and other amounts due thereon, to a Term Loan (the "Term Loan") and the 364 Day

Facility shall terminate on the Term Loan Termination Date.  The

Company may exercise the Conversion Option by providing the

Administrative Agent with a written notice of such election prior to February 12, 2000.  If the Conversion Option is exercised,

during the period from February 12, 2000 until the Term Loan

Termination Date (such period, the "Conversion Period"), the

Revolving Credit Loans made under the 364 Day Facility and

converted into the Term Loan shall continue to be subject to all of the terms and conditions of this Agreement, including, without limitation, Section 2.3, Article 5, and the Applicable Revolving

Credit Notes, provided, that the aggregate principal amount of such loans, if repaid in whole or in part before the Term Loan

Termination Date, may no longer be reborrowed.  The Borrowers may not request Competitive Bids and borrow Competitive Bid Loans under the 364 Day Facility during the Conversion Period.  In addition, the Borrowers may not request and borrow Swingline

Loans under the 364 Day Facility during the Conversion Period.

The Revolving Credit Loans which have been converted into the

Term Loan shall continue to bear interest at the rates applicable thereto on February 12, 2000, provided, that the Borrowers may continue to elect to convert or continue such interest rates as provided in Section 4.2, and provided, further, that such

interest rates shall be increased as set forth in the definition of Applicable Margin.



     (b)  The Five Year Facility shall terminate on the earliest of (a) February 12, 2004, (b) the date of termination of the Five

Year Facility Commitment by the Company pursuant to Section

2.7(a), and (c) the date of termination by the Administrative

Agent on behalf of the Lenders pursuant to Section 11.2(a),

subject to Section 11.3.



     (c)  The Term Loan shall terminate on the earliest of (a)

February 12, 2002, (b) the date of termination of the Term Loan by the Company pursuant to Section 2.7(a) and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a), subject to Section 11.3.



     SECTION 2.9         Utilization of Revolving Commitments in

Offshore Currencies.



     (a)  The Administrative Agent will determine the Dollar

Equivalent amount with respect to any (i) Revolving Credit Loan or Competitive Bid Loan that is an Offshore Currency Loan as of the requested borrowing date and as of the earlier of (x) any requested continuation date or (y) ninety days after the

borrowing date, (ii) outstanding Offshore Currency Loans as of such dates as may be requested by the Required Lenders (but in no event more frequently than once a week) (each such date under clause (i) and (ii), a "Determination Date").



     (b)  The Lenders shall be under no obligation to make

Offshore Currency Loans in the requested Offshore Currency if the

Administrative Agent has received notice from the Required

Lenders by 12:30 p.m. (Charlotte time) three (3) Business Days prior to the date of a requested borrowing of an Offshore

Currency Loan that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Lenders in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the

Borrower requesting such Offshore Currency Loan no later than

1:30 p.m. (Charlotte time) on the third Business Day prior to the requested date of such borrowing that the borrowing in the

requested Offshore Currency is not then available, and notice thereof will also be given promptly by the Administrative Agent to the Lenders.  If the Administrative Agent shall have notified the Borrower that any requested Offshore Currency Loan is not then available, the Notice of Revolving Credit Borrowing relating to such requested Offshore Currency Loan shall be deemed to be withdrawn, the borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Lender.



     (c)  In the case of a proposed continuation of an Offshore

Currency Loan for an additional Interest Period pursuant to

Section 4.2, the Lenders shall be under no obligation to continue such Offshore Currency Loan if the Administrative Agent has

received notice from the Required Lenders by 12:30 p.m.

(Charlotte time) two Business Days prior to the day of such

continuation that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Lenders in the interbank eurocurrency market for such Interest Period in which event the Administrative Agent will give notice to the

Borrower requesting such continuation no later than 1:30 p.m.

(Charlotte time) on the second Business Day prior to the

requested date of such continuation that the continuation of such

Offshore Currency Loan is not then available, and notice thereof will also be given promptly by the Administrative Agent to the

Lenders.  If the Administrative Agent shall have notified the

Borrower requesting continuation of an Offshore Currency Loan that the requested continuation is not then available, the Notice of Continuation with respect thereto shall be deemed to be

withdrawn and such Offshore Currency Loan shall be repaid on the last day of the Interest Period with respect thereto.



     (d)  Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, unless the

Required Banks otherwise agree, all outstanding Offshore Currency

Loans shall be redenominated and converted into their Dollar

Equivalent of Base Rate Loans in Dollars on the last day of the

Interest Period applicable to any such Offshore Currency Loans.



     SECTION 2.10   Guaranty Agreements.



     (a)  In the event that the Company's Debt Rating is

downgraded below Investment Grade by both Moody's and S&P at any date (the "Downgrade Date") before all of the Obligations (other than Obligations under any Hedging Agreement) have been paid and satisfied in full and the 364 Day Facility Commitment and the

Five Year Facility Commitment have expired or been terminated,

the Company will, if requested by the Required Lenders, (i) cause each of its Material Subsidiaries then owned or thereafter formed or acquired to execute and deliver to the Administrative Agent, a

Guaranty Agreement substantially in the form attached as

Exhibit E.



     (b)  In the event that there exists any restriction,

limitation or other encumbrance (by covenant or otherwise but excluding those restrictions and limitations set out in Part VIII of the Companies Act 1985) on the ability of the Target or any of its Material Subsidiaries to make any payment to a Borrower or its Subsidiaries (in the form of dividends, intercompany

advances, other than by virtue of complying in all respects with section 151 of the Companies Act 1985, or otherwise) at any date after the Clean-Up Period has ended, the Borrowers will, if

requested by the Required Lenders, cause the Target and each of its Material Subsidiaries to (i) execute and deliver to the

Administrative Agent, a Guaranty Agreement substantially in the form attached as Exhibit E and (ii) comply in all respects with sections 151 to 158 inclusive of the Companies Act 1985,

including provisions with respect to the giving of the guarantees and the payments of amounts due under this Agreement and the other Loan Documents.



     (c)  Any Subsidiary of a Borrower which executes and

delivers a Guaranty Agreement to the Administrative Agent shall be a "Guarantor" for purposes of this Agreement and the other

Loan Documents, if applicable.



     (d)  If any Guaranty Agreements are executed and delivered pursuant to this Section 2.10, the Borrowers will also provide and cause their respective Subsidiaries to provide, to the

Administrative Agent and the Lenders such corporate resolutions,

authorizations and approvals, legal opinions and other closing certificates and documents in connection therewith as the

Administrative Agent reasonably determines to be necessary or appropriate.



     (e)  The rights of the Administrative Agent and the Lenders under this Section 2.10 are in addition to, and not in lieu of,

the other rights and remedies available to the Administrative

Agent and the Lenders under this Agreement and the other Loan

Documents, and the acceptance of any Guaranty Agreements under this Section 2.10 will not constitute or be deemed to be a waiver of any Default or Event of Default.



                           ARTICLE III



                    LETTER OF CREDIT FACILITY



     SECTION 3.1         L/C Commitment.





     Subject to the terms and conditions hereof, each Issuing

Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue trade letters of credit

("Letters of Credit") for the respective accounts of the

Borrowers on any Business Day from the Closing Date through but not including the Five Year Facility Termination Date in such form as may be approved from time to time by such Issuing Lender;

provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such

issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the sum of (i) the aggregate principal Dollar Equivalent amount of outstanding Revolving Credit Loans made under the Five

Year Facility, (ii) the aggregate principal amount of outstanding

Swingline Loans made under the Five Year Facility, (iii) the aggregate principal amount of L/C Obligations and (iv) the

aggregate principal amount of Competitive Bid Loans made under the Five Year Facility, would exceed the Five Year Facility

Commitment.  Each Letter of Credit shall (i) be denominated in

Dollars, (ii) be a letter of credit issued to support obligations of a Borrower or any of its Subsidiaries, contingent or

otherwise, incurred in the ordinary course of business, (iii)

expire on a date no later than two hundred twenty-five (225) days from the date of issuance thereof and (iv) be subject to the

Uniform Customs and, to the extent not inconsistent therewith,

the laws of the Commonwealth of Virginia.  No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such

Issuing Lender or any L/C Participant to exceed any limits

imposed by, any Applicable Law.  References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of

Credit, unless the context otherwise requires.



     SECTION 3.2         Procedure for Issuance of Letters of

Credit.



     Any Borrower may from time to time request that any Issuing

Lender issue a Letter of Credit (or amend, extend or renew an outstanding Letter of Credit) by delivering to such Issuing

Lender at any Issuing Lender's office at any address mutually acceptable to such Borrower and such Issuing Lender an

Application therefor, completed to the satisfaction of such

Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. If the Borrower delivers an Application during the

Certain Funds Period and the Letter of Credit is to be used as specified in Section 2.1(b)(i), (ii) or (iii) hereof, the

Application will contain a representation and warranty that the conditions specified in Section 5.3 hereof have been satisfied or waived in writing by the Administrative Agent as of the date of the Application, and, in all other situations, a representation and warranty that the conditions specified in Section 5.4 hereof have been satisfied or waived in writing by the Administrative

Agent as of the date of the Application.  Upon receipt of any

Application, such Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and

Article VI hereof, promptly issue the Letter of Credit (or amend,

extend or renew the outstanding Letter of Credit) requested

thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit (or amend, extend or renew an

outstanding Letter of Credit) earlier than three (3) Business

Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of

Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower submitting the

Application.  Within fifteen (15) Business Days after the end of each month, the Administrative Agent shall report to each Lender the average daily undrawn and unexpired amounts for all Letters of Credit during the previous month for each day in such month.



     SECTION 3.3         Fees and Other Charges.



     (a)  The Borrowers jointly and severally agree to pay to the

Administrative Agent, for the account of each Issuing Lender and the L/C Participants, a letter of credit fee (the "L/C Fee") with respect to each Letter of Credit in an amount equal to the

Applicable Margin times the average daily undrawn amount of such issued Letter of Credit as reported by the Administrative Agent pursuant to Section 3.2.  Such fee shall be payable quarterly in arrears within fifteen (15) Business Days after the end of each calendar quarter and on the Five Year Facility Termination Date.



     (b)  The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Lender and the L/C

Participants all fees received by the Administrative Agent in accordance with their respective Five Year Facility Commitment

Percentages.



     SECTION 3.4         L/C Participations.



     (a)  Each Issuing Lender irrevocably agrees to grant and

hereby grants to each L/C Participant, and, to induce such

Issuing Lender to issue Letters of Credit hereunder, each L/C

Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C

Participant's Five Year Facility Commitment Percentage in such

Issuing Lender's obligations and rights under each Letter of

Credit issued hereunder and the amount of each draft paid by such

Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such

Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C

Participant's Five Year Facility Commitment Percentage of the

amount of such draft, or any part thereof, which is not so

reimbursed.



     (b)  Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to

Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit,

the Administrative Agent shall notify each L/C Participant of the amount and due date of such required payment and such L/C

Participant shall pay to such Issuing Lender the amount specified on the applicable due date.  If any such amount is paid to such

Issuing Lender after the date such payment is due, such L/C

Participant shall pay to such Issuing Lender on demand, in

addition to such amount, the product of (i) such amount, times

(ii) the daily average Federal Funds Rate as determined by the

Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a

fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  A

certificate of any Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the

absence of manifest error.  With respect to payment to any

Issuing Lender of the unreimbursed amounts described in this

Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day,

and (B) after 1:00 p.m. (Charlotte time) on any Business Day,

such payment shall be due on the following Business Day.



     (c)  Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C

Participant its Five Year Facility Commitment Percentage of such payment in accordance with this Section 3.4, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, or any payment of interest on account thereof), such Issuing Lender will distribute to such

L/C Participant its pro rata share thereof in accordance with such L/C Participant's Five Year Facility Commitment Percentage;

provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such

Issuing Lender, such L/C Participant shall return to such Issuing

Lender the portion thereof previously distributed by such Issuing

Lender to it.



     SECTION 3.5         Reimbursement Obligation of the

Borrowers.



     Each Borrower agrees to reimburse each Issuing Lender on

each date the Administrative Agent notifies such Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (i) such draft so paid and (ii) any taxes, fees,

charges or other costs or expenses incurred by any Issuing Lender in connection with such payment.  Each such payment shall be made to any Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds.  Interest shall be payable on any and all amounts

remaining unpaid by any Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue.  If any Borrower fails to timely reimburse such Issuing Lender on the date such Borrower receives the notice referred to in this Section 3.5, such Borrower shall be deemed to have timely given a Notice of Revolving Credit Borrowing pursuant to Section 2.2 hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan under the Five Year Facility on such date in an amount equal to the amount of such draft paid,

together with any taxes, fees, charges or other costs or expenses incurred by any Issuing Lender and to be reimbursed pursuant to this Section 3.5 and, regardless of whether or not the conditions precedent specified in Article VI have been satisfied, the

Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses.

Notwithstanding the foregoing, nothing in this Section 3.5 shall obligate the Lenders to make such Base Rate Loans if the making of such Base Rate Loans would violate the automatic stay under federal bankruptcy laws.



     SECTION 3.6         Obligations Absolute.



     Each Borrower's obligations under this Article III

(including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Borrower may have or have had against any Issuing

Lender or any beneficiary of a Letter of Credit.  Each Borrower also agrees with each Issuing Lender that no Issuing Lender shall be responsible for, and such Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things,

the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee.  No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice,

however transmitted, in connection with any Letter of Credit,

except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct.  Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent

therewith, the UCC shall be binding on such Borrower and shall not result in any liability of any Issuing Lender to such

Borrower.  The responsibility of each Issuing Lender to any

Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.



     SECTION 3.7         Effect of Application.



     To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.



                           ARTICLE IV



                     GENERAL LOAN PROVISIONS



     SECTION 4.1         Interest.



     (a)  Interest Rate Options.  Subject to the provisions of

this Section 4.1, at the election of a Borrower, the aggregate principal balance of any Revolving Credit Loans and Swingline

Loans shall bear interest at (i) the Base Rate or (ii) the

Offshore Rate plus the Applicable Margin; provided that Offshore

Rate Loans shall not be available until three (3) Business Days after the Closing Date.  Such Borrower shall select the rate of interest, Interest Period, if any, and Applicable Currency, in

the case of an Offshore Currency Loan, applicable to any

Revolving Credit Loan or Swingline Loan at the time a Notice of

Revolving Credit Borrowing is given pursuant to Section 2.2, or at the time a Notice of Swingline Borrowing is given pursuant to

Section 2.6(d) or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2.  Each Revolving Credit Loan,

Swingline Loan, or portion thereof bearing interest based on the

Base Rate shall be a "Base Rate Loan," and each Revolving Credit

Loan, Swingline Loan, or portion thereof bearing interest based on the Offshore Rate shall be an "Offshore Rate Loan." Any

Revolving Credit Loan or Swingline Loan or any portion thereof as to which the Borrower requesting such Revolving Credit Loan or

Swingline Loan has not duly specified an interest rate as

provided herein shall be deemed a Base Rate Loan.  A Competitive

Bid Loan will bear interest at the Competitive Bid Rate specified in the Competitive Bid accepted by the Borrower with respect to such Competitive Bid Loan.



     (b)  Interest Periods.



          (i)  In connection with each Offshore Rate Loan and

each Competitive Bid Loan made pursuant to a Margin Rate Bid, a

Borrower, by giving notice at the times described in Section

4.1(a), shall elect an interest period (each, an "Interest

Period") to be applicable to such Revolving Credit Loan, which

Interest Period shall, unless otherwise agreed by the

Administrative Agent and the Lenders, be a period of one (1), two

(2), three (3), or six (6) months with respect to each Offshore

Rate; provided that:



               (A)   the Interest Period shall commence on the

date of advance of or conversion to any Offshore Rate Loan or

Competitive Bid Loan made pursuant to a Margin Rate Bid and, in the case of immediately successive Interest Periods, each

successive Interest Period shall commence on the date on which the next preceding Interest Period expires;



                    (B) if any Interest Period would otherwise

expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to an Offshore Rate Loan or

Competitive Bid Loan made pursuant to a Margin Rate Bid would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding

Business Day;



                    (C) any Interest Period with respect to an

Offshore Rate Loan or Competitive Bid Loan made pursuant to a

Margin Rate Bid that begins on the last Business Day of a

calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such

Interest Period) shall end on the last Business Day of the

relevant calendar month at the end of such Interest Period;



               (D) no Interest Period shall extend beyond the

Termination Date of the facility under which the Offshore Rate

Loan or Competitive Bid Loan made pursuant to a Margin Rate Bid with respect to which such Interest Period relates was made; and



               (E) there shall be no more than six (6) Interest

Periods for Offshore Rate Loans in effect at any time.



          (ii) In connection with each Competitive Bid Loan made

pursuant to an Absolute Rate Bid, a Borrower, by giving notice at the times described in Section 4.1(a), shall elect an Interest

Period to be applicable to such Competitive Bid Loan, which

Interest Period shall, unless otherwise agreed by the

Administrative Agent and the Lenders, be a period from seven (7)

to one hundred and eighty (180) days with respect to each

Competitive Bid Rate; provided that:.



               (A) the Interest Period shall commence on the date

of advance of any Competitive Bid Loan made pursuant to an

Absolute Rate Bid and, in the case of immediately successive

Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;



                    (B) if any Interest Period would otherwise

expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a Competitive Bid Loan made pursuant to an Absolute Rate Bid would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest

Period shall expire on the next preceding Business Day;



                    (C) any Interest Period with respect to a

Competitive Bid Loan made pursuant to an Absolute Rate Bid that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the

calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;



               (D) no Interest Period shall extend beyond the

Termination Date of the facility under which the Competitive Bid

Loan made pursuant to an Absolute Rate Bid with respect to which such Interest Period relates was made; and



               (E) there shall be no more than an aggregate of

twelve (12) Interest Periods for Competitive Bid Loans and

Offshore Rate Loans in effect at any time.



     (c)  Default Rate.  Subject to Section 11.5, at the

discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default,

(i) the Borrowers shall no longer have the option to request

Offshore Rate Loans, (ii) all outstanding Offshore Rate Loans shall bear interest at a rate per annum equal to two percent (2%)

in excess of the rate then applicable to Offshore Rate Loans, as applicable, until the end of the applicable Interest Period, and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding

Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base

Rate Loans and (iv) each outstanding Competitive Bid Loan shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Competitive Bid Loan.

Interest shall continue to accrue on the amount of Loans

outstanding after the filing by or against a Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.



     (d)  Interest Payment and Computation.  Interest on each

Base Rate Loan shall be payable in arrears on the last Business

Day of each calendar quarter commencing March 31, 1999; and

interest on each Offshore Rate Loan and each Competitive Bid Loan shall be payable on the last day of each Interest Period

applicable thereto, and if such Interest Period exceeds three (3)

months, at the end of each three (3) month interval during such

Interest Period. Interest on Offshore Rate Loans and Competitive

Bid Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.



     (e)  Maximum Rate.  In no contingency or event whatsoever

shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect

hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the

Administrative Agent's option (i) promptly refund to the

Borrowers any interest received by Lenders in excess of the

maximum lawful rate or (ii) shall apply such excess to the

principal balance of the Obligations.  It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever,

interest in excess of that which may be paid by the Borrower under Applicable Law.



     SECTION 4.2         Notice and Manner of Conversion or

Continuation of Revolving Credit Loans.



     Provided that no Event of Default has occurred and is then continuing, any Borrower shall have the option (a) to convert all or any portion of its outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Offshore Rate Loans denominated in Dollars or an Offshore Currency and (b) (i) to convert all or any part of its outstanding Offshore Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans denominated in Dollars or

(ii) to continue Offshore Rate Loans, whether denominated in

Dollars or an Offshore Currency, as Offshore Rate Loans for an

additional Interest Period; provided that if any conversion or continuation is made prior to the expiration of any Interest

Period, such Borrower shall pay any amount required to be paid pursuant to Section 4.9 hereof.  Whenever a Borrower desires to convert or continue Revolving Credit Loans or Swingline Loans as provided above, such Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit

F (a "Notice of Conversion/Continuation") not later than 11:00

a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Revolving

Credit Loan or Swingline Loan is to be effective (except in the case of a conversion of an Offshore Rate Loan denominated in

Dollars to a Base Rate Loan in which case same day notice by the

Borrower shall be sufficient) specifying (A) the Revolving Credit

Loans or Swingline Loans to be converted or continued, the

facility under which such Loans were made and, in the case of any

Offshore Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C)

the principal Dollar Equivalent amount of such Revolving Credit

Loans to be converted or continued, (D) the Interest Period to be applicable to such converted or continued Offshore Rate Loan and

(E) in the case of any continued Offshore Rate Loan which is an

Offshore Currency Loan, the Applicable Currency.  The

Administrative Agent shall promptly notify the Lenders of such

Notice of Conversion/Continuation.



     SECTION 4.3         Facility Fee.



     The Borrowers jointly and severally agree to pay to the

Administrative Agent, for the account of the Lenders, a non-

refundable facility fee (the "Facility Fee") at a rate per annum equal to the Applicable Margin on the full amount of the

Aggregate Revolving Credit Commitment, regardless of usage.  The

Facility Fee shall be payable in arrears on the last Business Day of each calendar quarter for the period commencing on the Closing

Date and ending on the termination of the Aggregate Revolving

Credit Commitment.  Such Facility Fee shall be distributed by the

Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Aggregate Revolving Credit Commitment

Percentages.



     SECTION 4.4         Manner of Payment.



     Each payment by a Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts

(including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than

1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the

Administrative Agent's Office for the account of the Lenders

(other than as set forth below), in Dollars, in immediately

available funds and shall be made without any set-off,

counterclaim or deduction whatsoever.  Payment of principal of,

interest on or any other amount relating to any Offshore Currency

Loan shall be made in the Offshore Currency in which such Loan is denominated or payable and with respect to all other amounts due hereunder, shall be made in Dollars.  Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section

11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes.  Each payment to the Administrative Agent of the L/C Participants'

commissions shall be made in like manner, but for the account of the L/C Participants.  Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any

Lender under Section 2.5, 2.6, 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the

applicable Lender. The Administrative Agent shall distribute any such payments received by it for the account of any other Lender to such Lender promptly following receipt thereof and shall wire advice of the amount of such credit to such Lender.  Subject to

Section 4.1(b)(ii), if any payment under this Agreement or any

Note shall be specified to be made upon a day which is not a

Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.



     SECTION 4.5         Crediting of Payments and Proceeds.



     In the event that any Borrower shall fail to pay any of the

Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder,

then to all indemnity obligations then due and payable by the

Borrowers hereunder, then to all Administrative Agent's fees then due and payable, then to all commitment and other fees and

commissions then due and payable, then to accrued and unpaid interest on the Notes, the Reimbursement Obligation and any

termination payments due in respect of a Hedging Agreement with any Lender or Affiliate of a Lender (which Hedging Agreement is permitted hereunder) (pro rata in accordance with all such

amounts due), then to the principal amount of the Notes and

Reimbursement Obligation (pro rata in accordance with all such amounts due) and then to the cash collateral account described in

Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.



     SECTION 4.6         Adjustments.



     If any Lender (a "Benefited Lender") shall at any time

receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time

receive any collateral in respect to the Obligations owing to it

(whether voluntarily or involuntarily, by set-off or otherwise)

in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the

Obligations owing to such other Lender, or interest thereon, such

Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or

benefits of such collateral or proceeds ratably with each of the

Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited

Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest.  Each Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-

off) with respect to such portion as fully as if such Lender were the direct holder of such portion.



     SECTION 4.7         Nature of Obligations of Lenders

Regarding Extensions of Credit; Assumption by the Administrative

Agent.



     The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are

several and are not joint or joint and several.  Unless the

Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable

portion of the Revolving Credit Loans to be borrowed, the amount of Competitive Bid Loans to be made by such Lender or, if such

Lender is the Swingline Lender, subject to Section 2.6(a), the amount of Swingline Loans to be made, on such date (which notice shall not release such Lender of its obligations hereunder), the

Administrative Agent may assume that such Lender has made such portion or amount available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.2(b),

2.5(f) and 2.6(e), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower requesting such borrowing on such date a corresponding amount.  If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the

Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average

Federal Funds Rate during such period as determined by the

Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such

borrowing date to the date on which such amount not made

available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative

Agent and the denominator of which is 360.  A certificate of the

Administrative Agent with respect to any amounts owing under this

Section 4.7 shall be conclusive, absent manifest error.  If such

Lender's Commitment Percentage of such Revolving Credit Loans,

the amount of Competitive Bid Loans made by such Lender, or, if such Lender is the Swingline Lender, the amount of such Swingline

Loans, is not made available to the Administrative Agent by such

Lender within three (3) Business Days of such borrowing date, the

Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to such borrowing, on demand,

from the Borrower which received such borrowing.  The failure of any Lender to make available its Commitment Percentage of any

Revolving Credit Loan, the amount of a Competitive Bid Loan or the amount of a Swingline Loan requested by any Borrower shall not relieve it or any other Lender of its obligation hereunder to make its Commitment Percentage of such Revolving Credit Loan, the amount of the Competitive Bid Loan or the amount of the Swingline

Loan, respectively, available on the borrowing date, but no

Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Revolving Credit Loan,

the amount of such Competitive Bid Loan or the amount of such

Swingline Loan, available on the borrowing date.



     SECTION 4.8         Changed Circumstances.





     (a)  Circumstances Affecting Offshore Rate Availability.  If

with respect to any Interest Period: (i) the Administrative Agent or any Lender (after consultation with the Administrative Agent)

shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or the applicable Offshore Currency in the applicable amounts are not being quoted via Dow Jones Market Screen 3740 or

3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar or Offshore Currency deposits in the London interbank market) or offered to the Administrative Agent or such

Lender for such Interest Period; or (ii) the Required Lenders reasonably determine (which determination shall be conclusive)

and notify the Administrative Agent that the Offshore Rate will not adequately and fairly reflect the cost to the Required

Lenders of funding Offshore Rate Loans for such Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrowers.  Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist,

the obligation of the Lenders to make Offshore Rate Loans or

Competitive Bid Loans which bear interest at a rate based on the

Offshore Rate and the right of the Borrowers to convert any

Revolving Credit Loan to or continue any Revolving Credit Loan as an Offshore Rate Loan shall be suspended, and the Borrowers (i)

shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Competitive Bid Loan that bears interest at a rate based on the Offshore Rate together with accrued interest thereon on the last day of the then current

Interest Period applicable to such Competitive Bid Loan and (ii)

shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Offshore Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Offshore Rate

Loan or convert the then outstanding principal amount of each such Offshore Rate Loan to a Base Rate Loan as of the last day of such Interest Period (Offshore Rate Loans denominated in an

Offshore Currency which are not repaid shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in

Dollars).



     (b)  Laws Affecting Offshore Rate Availability.  If, after the date hereof, the introduction of, or any change in, any

Applicable Law or any change in the interpretation or

administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive

(whether or not having the force of law) issued after the date hereof of any such Authority, central bank or comparable agency,

shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Offshore Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the

Borrowers and the other Lenders.  Thereafter, until the

Administrative Agent notifies the Borrowers that such

circumstances no longer exist, (i) the obligations of the

affected Lenders to make Offshore Rate Loans and the right of the

Borrowers to convert any Revolving Credit Loan of the affected

Lenders or continue any Revolving Credit Loan of the affected

Lenders as an Offshore Rate Loan shall be suspended and

thereafter the Borrowers may select only Base Rate Loans

hereunder, (ii) if any of the Lenders may not lawfully continue to maintain an Offshore Rate Loan to the end of the then current

Interest Period applicable thereto as an Offshore Rate Loan, the applicable Offshore Rate Loan of the affected Lenders shall

immediately be converted to a Base Rate Loan for the remainder of such Interest Period (Offshore Currency Loans shall be

redenominated and converted into their Dollar Equivalent of Base

Rate Loans in Dollars) and the Borrowers shall pay any amount required to be paid pursuant to Section 4.9 in connection

therewith and (iii) if any of the Lenders may not lawfully

continue to maintain a Competitive Bid Loan which bears interest at a rate based on the Offshore Rate to the end of the then

current Interest Period applicable thereto at such rate of

interest, such Competitive Bid Loan of the affected Lenders shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.  The Borrowers shall repay the outstanding principal amount of any Competitive Bid Loans converted into Base

Rate Loans in accordance with clause (iii) of this Section

4.8(b), together with all accrued but unpaid interest thereon and any amount required to be paid pursuant to Section 4.9 hereof, on the last day of the Interest Period applicable to such

Competitive Bid Loans.



     (c)  Increased Costs.  If, after the date hereof, the

introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental

Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law)

issued after the date hereof of such Authority, central bank or comparable agency:



          (i)  shall subject any of the Lenders (or any of their

respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders

(or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or



          (ii) shall impose, modify or deem applicable any

reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, other than those used to calculate the Offshore Rate), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders

(or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices)

or the foreign exchange and interbank markets any other condition affecting any Note; and the result of any event of the kind

described in the foregoing clause (i) or this clause (ii), is to increase the costs to any of the Lenders of maintaining any

Offshore Rate Loan, Competitive Bid Loan or issuing or

participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Revolving Credit Notes in

respect of an Offshore Rate Loan, the Competitive Bid Notes, or

Letter of Credit or Application, then such Lender may promptly notify the Administrative Agent, and the Administrative Agent

shall promptly notify the respective Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, such Borrower shall pay to such Lender such additional amount or amounts as will

compensate such Lender or Lenders for such increased cost or reduction.  The Administrative Agent and the applicable Lender will promptly notify the respective Borrower of any event of which it has knowledge which will entitle such Lender to

compensation pursuant to this Section 4.8(c); provided, that the

Administrative Agent shall incur no liability whatsoever to the

Lenders or the Borrowers in the event it fails to do so.  The amount of such compensation shall be determined, in the

applicable Lender's reasonable discretion, based upon the

assumption that such Lender funded its Revolving Credit

Commitment Percentage of the Offshore Rate Loans, or the amount of any Competitive Bid Loans made by such Lender, in the London interbank market and using any reasonable attribution or

averaging methods which such Lender deems appropriate and

practical; provided that no compensation shall be payable

pursuant to the above if the applicable Lender fails to demand compensation for such increased costs within one-hundred eighty

(180) days following the date on which such Lender has actual knowledge of the event resulting in such increase.  A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such

Lender shall be forwarded to the respective Borrower through the

Administrative Agent and shall be conclusively presumed to be correct save for manifest error.



     (d)  Mitigation Obligations; Replacement of Lenders.



          (i)  If any Lender requests compensation under this

Section 4.8, or if the Borrowers are required to pay any

additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 4.10 or 4.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such

Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to this Section 4.8 or Sections

4.10 or 4.11, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers jointly and severally agree to pay all reasonable costs and

expenses incurred by any Lender in connection with any such

designation or assignment.



          (ii) If any Lender requests compensation under this

Section 4.8, or if the Borrowers are required to pay any

additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 4.10 or 4.11, or if any Lender defaults in its obligation to fund Loans hereunder,

then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such

Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.10),

all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such

assignment); provided that (A) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if an

L/C Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding

principal of its Loans and participations in Letters of Credit,

accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the

Borrowers (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under this Section 4.8, such assignment will result in a

reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such  assignment and delegation cease to apply.  If a Lender defaults, the

Borrowers do not waive any of their rights against such Lender if a Borrower causes the defaulting Lender to assign its position.



     SECTION 4.9         Indemnity.



     Each Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each

Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by such Borrower to make any payment when due of any amount due hereunder in connection with an

Offshore Rate Loan, (b) due to any failure of such Borrower to borrow on a date specified therefor in a Notice of Revolving

Credit Borrowing, Notice of Swingline Borrowing, Competitive Bid

Request or Notice of Continuation/Conversion or (c) due to any

payment, prepayment or conversion of any Offshore Rate Loan on a date other than the last day of the Interest Period therefor.

The amount of such loss or expense shall be determined, in the applicable Lender's reasonable discretion, based upon the

assumption that such Lender funded its Commitment Percentage of the Offshore Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical; provided that no compensation shall be payable pursuant to the above if the applicable Lender fails to demand compensation for such increased costs within one-

hundred eighty (180) days following the date on which such Lender has actual knowledge of the event resulting in such increase.  A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to

compensate such Lender shall be forwarded to the respective

Borrower through the Administrative Agent and shall be

conclusively presumed to be correct save for manifest error.



     SECTION 4.10   Capital Requirements.



     If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority

(whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such

Lender as a consequence of, or with reference to any Lender's 364

Day Facility Commitment or Five Year Facility Commitment or with reference to the Swingline Lender's 364 Day Facility Swingline

Commitment or Five Year Facility Swingline Commitment and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction,

change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender

additional amounts sufficient to compensate such Lender or other corporation for such reduction; provided that no compensation shall be payable pursuant to the above if the applicable Lender fails to demand compensation for such increased costs within one-

hundred eighty (180) days following the date on which such Lender has actual knowledge of the event resulting in such increase.  A certificate of such Lender setting forth in reasonable detail the basis for determining such amounts necessary to compensate such

Lender shall be forwarded to the Borrowers through the

Administrative Agent and shall be conclusively presumed to be correct save for manifest error.



     SECTION 4.11   Taxes.





     (a)  Payments Free and Clear.  Any and all payments by any

Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto

excluding, (i) in the case of each Lender and the Administrative

Agent, income and franchise taxes imposed on (or measured by) its net income by the United States of America or by the jurisdiction under the laws of which such Lender or the Administrative Agent

(as the case may be) is organized or its principal office is located or is or should be qualified to do business or any

political subdivision thereof, or in the case of any Lender, in which its applicable Lending Office is located (provided,

however, that no Lender shall be deemed to be located in any jurisdiction solely as a result of taking any action related to this Agreement, the Notes or Letters of Credit) and (ii) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause

(i) above (all such non-excluded taxes, levies, imposts,

deductions, charges, withholdings and liabilities being

hereinafter referred to as "Taxes").  If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any

Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the

Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) such Borrower shall make such

deductions, (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) such Borrower shall deliver to the

Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in

Section 4.11(d).  No Borrower shall, however, be required to pay any amounts pursuant to clause (A) of the preceding sentence to any Foreign Lender or the Administrative Agent not organized under the laws of the United States of America or a state thereof

(or the District of Columbia) if such Foreign Lender or the

Administrative Agent fails to comply with the requirements of paragraph (e) or Section 4.8(d), as the case may be.



     (b)  Stamp and Other Taxes.  In addition, the Borrowers

shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other

Taxes").



     (c)  Indemnity.  Each Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and

Other Taxes (including, without limitation, any Taxes and Other

Taxes imposed by any jurisdiction on amounts payable under this

Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally

asserted.  A certificate as to the amount of such payment or liability prepared by a Lender or the Administrative Agent,

absent manifest error, shall be conclusive, provided that if the

Borrowers reasonably believe that such Taxes or Other Taxes were not correctly or legally asserted, such Lender or the

Administrative Agent (as the case may be) shall use reasonable efforts to cooperate with the Borrowers, at the Borrowers'

expense, to obtain a refund of such Taxes or Other Taxes.  Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be)

makes written demand therefor.  If a Lender or the Administrative

Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it promptly shall notify the respective Borrower of the availability of such refund and shall,

within sixty (60) days after receipt of a request by such

Borrower pursue or timely claim such refund at such Borrower's expense.  If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such

Lender or the Administrative Agent has received payment from any

Borrower hereunder, it promptly shall repay such refund (plus interest received, if any) to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 4.11 with respect to Taxes or

Other Taxes giving rise to such refund), provided that such

Borrower, upon the request of such Lender or the Administrative

Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or the

Administrative Agent in the event such Lender or the

Administrative Agent is required to repay such refund to the relevant taxing authority.



     (d)  Evidence of Payment.  Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the respective

Borrower shall furnish to the Administrative Agent, at its

address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.



     (e)  Delivery of Tax Forms.  Each Foreign Lender shall

deliver to the Borrowers, with a copy to the Administrative

Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two

United States Internal Revenue Service Forms 4224 or Forms 1001,

as applicable (or successor forms) properly completed and

certifying in each case that such Foreign Lender is entitled to a complete exemption from withholding or deduction for or on

account of any United States federal income taxes, and (ii) an

Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United

States backup withholding taxes.  Each Foreign Lender further agrees to deliver to the Borrowers, with a copy to the

Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or

successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the

Borrowers, certifying in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this

Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would

otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such

Foreign Lender notifies the Borrowers and the Administrative

Agent that it is not entitled to receive payments without

deduction or withholding of United States federal income taxes)

and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.



     (f)  Survival.  Without prejudice to the survival of any

other agreement of the Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the

termination of the 364 Day Facility Commitment and the Five Year

Facility Commitment, but shall be limited in duration to the applicable statute of limitations for Taxes or Other Taxes for which indemnification is sought.



     SECTION 4.12   Right of Lenders to Fund Through Branches and

Affiliates.  Each Lender may, if it so elects, fulfill its

commitment as to any Loan or L/C Participation hereunder by

designating a branch or Affiliate of such Lender to make such

Loan or L/C Participation, provided, that (i) such Lender shall remain solely responsible for the performance of its obligations hereunder, (ii) no such designation shall result in any increased costs to any Borrower and (iii) such branch or Affiliate complies with all form of delivery and other requirements hereunder as if it were a Lender.



                            ARTICLE V



          CLOSING; CONDITIONS OF CLOSING AND BORROWING



     SECTION 5.1         Closing.  The parties hereto executed

and delivered this Agreement (the "Closing") on January 18, 1999

(the "Closing Date").



     SECTION 5.2         Conditions to Closing.  The obligations

of the Lenders to close this Agreement were subject to the

satisfaction or waiver of each of the following conditions:



     (a)  Executed Loan Documents.  This Agreement, the Revolving

Credit Notes and the Swingline Notes, and all other applicable

Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto,

shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original

counterparts thereof to the Administrative Agent.



     (b)  Closing Certificates; etc.



          (i)  Officers' Certificates.  The Administrative Agent

shall have received a certificate from a Responsible Officer on behalf of each Borrower, in form and substance reasonably

satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this

Agreement and the other Loan Documents are true, correct and complete in all material respects; that such Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the

transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the closing conditions has been satisfied or waived (assuming

satisfaction of the Administrative Agent where not advised

otherwise).



          (ii) General Certificates.  The Administrative Agent

shall have received a certificate of the secretary, assistant secretary or general counsel of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and

complete copy of (A) the articles of incorporation of such

Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its

jurisdiction of incorporation, (B) the bylaws of such Borrower as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors of such Borrower

authorizing, as applicable, the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section

5.2(b)(iii).



          (iii)     Certificates of Good Standing. The

Administrative Agent shall have received long-form certificates as of a recent date of the good standing of the Borrowers and their Material Subsidiaries under the laws of their respective jurisdictions of organization and short-form certificates as of a recent date of the good standing of each Borrower under the laws of each other jurisdiction where such Borrower is qualified to do business.



          (iv) Opinions of Counsel.  The Administrative Agent

shall have received opinions in form and substance reasonably satisfactory to the Administrative Agent of Hunton & Williams,

counsel to the Company, and Travers Smith Braithwaite, United

Kingdom counsel to the UK Sub and the Acquisition Sub, addressed to the Administrative Agent and the Lenders with respect to the

Borrowers, the Loan Documents and such other matters as the

Lenders shall reasonably request.



     (c)  Consents; Defaults.



          (i)  Governmental and Third Party Approvals.  The

Borrowers shall have obtained all approvals, authorizations and consents of any Person and of all Governmental Authorities and

courts having jurisdiction necessary in order to enter into this

Agreement and the other Loan Documents as of the Closing Date.

Additionally, there shall not exist any judgment, order,

injunction or other restraint issued or filed or a hearing

seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Loan

Documents or otherwise referred to herein or therein.



          (ii) No Event of Default.  No Default or Event of

Default shall have occurred and be continuing.


     (d)  No Material Adverse Effect. Since September 30, 1998

nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts or condi tions not previously known) which (i) has had, or could

reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Loan Document or (b) has had, or could reasonably be

expected to have, a material adverse effect on the business,

assets, liabilities (actual or contingent), operations, condition

(financial or otherwise) or financial prospects of the Borrowers and their Subsidiaries taken as a whole.



     (e)       Financial Matters.



          (i)  Financial Statements.  The Administrative Agent

shall have received the unaudited Consolidated financial

statements of the Company and its Subsidiaries for the nine (9)

months ended as of September 30, 1998.  Such financial statements shall be in form and substance reasonably satisfactory to the

Administrative Agent.



          (ii) Projections.   The Administrative Agent shall have

received projected balance sheets and related projections of income, cash flows and shareholders' equity for each of Fiscal

Years 1999, 2000 and 2001 (the "Projections").  The Projections

shall be in a form reasonably satisfactory to the Administrative

Agent, prepared in good faith based upon reasonable assumptions and shall set forth, with appropriate discussion, the principal assumptions upon which the Projections are based.



          (iii)     Payment at Closing.  The Borrowers shall have

paid any accrued and unpaid fees or commissions due hereunder

(including, without limitation, reasonable legal fees and

expenses) to the Administrative Agent and Lenders, and to any

other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery,

recording, filing and registration of any of the Loan Documents.



     (f)  Litigation.  Except as set forth in the Current SEC

Reports, as of the Closing Date, there shall be no actions, suits or proceedings pending or, to the best knowledge of any Borrower,

threatened (i) with respect to this Agreement or any other Loan

Document or (ii) which the Administrative Agent or the Required

Lenders shall reasonably determine could reasonably be expected to have a material adverse effect on (a) business, assets,

liabilities (actual or contingent), operations, condition

(financial or otherwise) or prospects of the Borrower and its

Subsidiaries taken as a whole, (b) the rights or remedies of the

Lenders or the Administrative Agent hereunder or under any other

Loan Document or (c) the ability of any Credit Party to perform its respective obligations to the Lenders or the Administrative

Agent hereunder or under any other Loan Document.



     (g)       Miscellaneous.



          (i)       Proceedings and Documents.  All Loan

Documents, opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and

substance to the Administrative Agent, the Arranger and the

Lenders.



          (ii) Year 2000.     The Administrative Agent shall have

received and reviewed information in form and substance

reasonably satisfactory to it confirming that (A) the Borrowers and their Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and

successfully address, business and financial risks facing the

Borrower and its Subsidiaries as a result of what is commonly referred to as the "Year 2000 Problem" (i.e., the inability of certain computer applications to recognize and perform date

sensitive functions involving certain dates prior to and after

September 1, 1999), including  risks resulting from the failure of key vendors and customers of the Borrower and its Subsidiaries to successfully address the Year 2000 Problem, and (B) the

Borrowers' and their Subsidiaries' material computer applications and those of their key vendors and customers will, on a  timely basis, adequately address the Year 2000 Problem in each case sufficient to avoid a Material Adverse Effect.



          (iii) Accuracy and Completeness of Information.  All

information taken as an entirety made available to the

Administrative Agent or the Lenders by the Borrowers or any of

their representatives in connection with the transactions

contemplated hereby ("Information") is and will be complete and correct in all material respects as of the date made available to the Administrative Agent and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not

misleading.



     SECTION 5.3         Conditions to Extensions of Credit Used

to Acquire Shares During the Certain Funds Period.



     To ensure that the Borrowers have resources available to

fulfill their obligations under the Offer, the obligations of the

Lenders to make any Extensions of Credit which are to be used for the purposes specified in Section 2.1(b)(i), (ii) or (iii) during the Certain Funds Period are, notwithstanding anything to the contrary herein, including Section 5.2, or in any other Loan

Document, only subject to the satisfaction of the following

conditions precedent on the relevant borrowing or issue date, as applicable:



     (a)  The Administrative Agent shall have received a copy of a press release confirming that the Offer has become or has been declared unconditional in all respects.



     (b)  No Bankruptcy Event shall have occurred.



     (c)  (i) Neither this Agreement nor any other Loan Document,

including, without limitation, the Revolving Credit Notes,

Swingline Notes and the Competitive Bid Notes, shall fail to be in full force and effect and (ii) neither Borrower nor any of their Subsidiaries shall have asserted that this Agreement or any other Loan Document is not in full force and effect.



     (d)  The Borrowers and each of their respective Material

Subsidiaries is a duly organized and validly existing

corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization.  As of the Closing Date, the Target and each of its respective Material Subsidiaries is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization.



     (e)  The Acquisition Sub has acquired, or entered into

contracts to acquire and/or has received acceptances of the Offer which will result in the acquisition by the Acquisition Sub of not less than ninety percent (90%) of the Shares or such lower percentage as the Administrative Agent agrees to in writing

following consultation with the Borrowers, it being acknowledged that in circumstances where the Borrowers demonstrate to the reasonable satisfaction of the Administrative Agent that there is no shareholder or group of shareholders acting together who hold enough shares as to have the ability under the Companies Act 1985 to prejudice the ability of the Borrowers to re-register the

Target as a private company or the ability of any member of the

Target Group to follow the "whitewash procedure" of Sections 155-

8 of the Companies Act 1985 and, if required, to execute and deliver the Guaranty Agreements referred to in Section 2.10 and who, in the Administrative Agent's reasonable opinion, are likely to do so, the Administrative Agent shall give its consent.



     (f)  The representations and warranties contained in Section

6.1 (a), (b), (c), (d) and (s) (with respect to a Bankruptcy

Event as defined for the purposes of this Section 5.3) shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date,

which representation and warranty shall remain true and correct as of such earlier date.



     (g)  The Administrative Agent shall have received a Notice of Revolving Credit Borrowing from either Borrower in accordance with Section 2.2(a), a Notice of Swingline Borrowing in

accordance with Section 2.6(d), a Competitive Bid Request in accordance with Section 2.5(a) or an Application in accordance with Section 3.2 and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.



     (h)  All Prior Bank Commitments shall have been (or will be upon the initial borrowing hereunder and the application of the proceeds thereof) (i) paid in full, (ii) the commitments, other obligations and rights of the Company and the lenders thereunder terminated and (iii) all outstanding promissory notes issued by the Company with respect thereto canceled and the originally executed copies thereof returned to the Administrative Agent (who shall promptly forward such notes to the Company); provided, that arrangements may be made so that any outstanding letter of credit issued under such committed facilities may remain outstanding as necessary.



     The acceptance by any Borrower of the benefits of each

Extension of Credit used to acquire Shares in accordance with the terms of the Offer during the Certain Funds Period shall

constitute a representation and warranty by such Borrower to the

Administrative Agent and each of the Lenders that all the

conditions specified in this Section 5.3 and applicable to such borrowing have been satisfied as of that time.



     SECTION 5.4         Conditions to All Other Extensions of

Credit.



     The obligations of the Lenders to make any Extensions of

Credit after the Certain Funds Period has ended are subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:



     (a)  Continuation of Representations and Warranties.  The

representations and warranties contained in Article VI, (i)

excluding Section 6.1(n) and (ii) limiting Section 6.1(a) to the

Target and its Material Subsidiaries, shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date;

except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date and subject to the qualification that with respect to the Target and its Subsidiaries, Sections 6.1(f), (m), (o), (r), (v) and (w)

shall be qualified during the Clean-Up Period by reference to the conditions set forth in Section 11.4.



     (b)  No Existing Default.  No Default or Event of Default

shall have occurred and be continuing hereunder (i) on the

borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to such Letters of Credit on such date.



     (c)  Notice of Revolving Credit Borrowing.  The

Administrative Agent shall have received a Notice of Revolving

Credit Borrowing from either Borrower in accordance with Section

2.2(a) or a Competitive Bid Request in accordance with Section

2.5(a) and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the

Closing Date are to be disbursed.



     (d)  Termination of Prior Bank Commitments. All Prior Bank

Commitments shall have been (or will be upon the initial

borrowing hereunder and the application of the proceeds thereof)

(i) paid in full, (ii) the commitments, other obligations and rights of the Company and the lenders thereunder terminated and

(iii) all outstanding promissory notes issued by the Company with respect thereto canceled and the originally executed copies

thereof returned to the Administrative Agent (who shall promptly forward such notes to the Company); provided, that arrangements may be made so that any outstanding letter of credit issued under such committed facilities may remain outstanding as necessary.



     (e)  Termination of Certain Funds Period.  The Certain Funds

Period shall have ended.



     The occurrence of the Closing Date and the acceptance by any

Borrower of the benefits of each Extension of Credit hereunder

(other than Extensions of Credit used to acquire Shares in

accordance with the terms of the Offer during the Certain Funds

Period) shall constitute a representation and warranty by such

Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Sections 5.2 and 5.4 and

applicable to such borrowing have been satisfied as of that time.

All of the Notes, certificates, legal opinions and other

documents and papers referred to in Sections 5.2, 5.3 and 5.4,

unless otherwise specified, shall be delivered to the

Administrative Agent for the account of each of the Lenders and,

except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent, the Arranger and the

Required Lenders.



                           ARTICLE VI



      REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES



     SECTION 6.1         Representations and Warranties.



     To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of

Credit, each Borrower hereby represents and warrants to the

Administrative Agent and Lenders that:



     (a)  Organization; Power; Qualification.  Each of the Credit

Parties and their Material Subsidiaries is duly organized,

validly existing and in good standing under the laws of the

jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its

business requires such qualification and authorization, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.



     (b)  Ownership.  Each Subsidiary of each of the Credit

Parties as of the Closing Date is listed on Schedule 6.1(b). As of the Closing Date, all outstanding shares of each such

Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.  As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options,

securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or

otherwise provide for or permit the issuance of capital stock of the Credit Parties or their Subsidiaries, except as described on

Schedule 6.1(b).



     (c)  Authorization of Agreement, Loan Documents and

Borrowing. Each of the Credit Parties and, if applicable, their

Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution,

delivery and performance of each of the Loan Documents to which it is a party in accordance with its respective terms.  Each of the Loan Documents has been duly executed and delivered by the duly authorized officers of the Credit Parties and each of their

Subsidiaries party thereto, as applicable, and each such document constitutes the legal, valid and binding obligation of the Credit

Parties and, if applicable, each of their Subsidiaries party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency,

reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the

enforcement of creditors' rights in general and the availability of equitable remedies.



     (d)  Compliance of Agreement, Loan Documents and Borrowing

with Laws, Etc.  The execution, delivery and performance by the

Credit Parties and their Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their

respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time,

the giving of notice or otherwise, (i) require any of the Credit

Parties or any of their Subsidiaries to obtain any Governmental

Approval not otherwise already obtained or violate any Applicable

Law relating to the Credit Parties or any of their Subsidiaries,

other than as required by federal and state securities laws with respect to the Additional Debt Securities, (ii) conflict with,

result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the

Credit Parties or any of their Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any

Governmental Approval relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, or

(iii) result in or require the creation or imposition of any material Lien upon or with respect to any property now owned or hereafter acquired by such Person.



     (e)  Compliance with Law; Governmental Approvals.  Other

than with respect to environmental matters, which are treated exclusively in Section 6.1(h) hereof, each of the Credit Parties and their respective Subsidiaries (i) has all Governmental

Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of the Borrowers' knowledge, threatened attack by direct or collateral proceeding, and (ii) is in

compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties; in each case, except where the failure to do so could not reasonably be expected to have a

Material Adverse Effect.



     (f)  Tax Returns and Payments.  Each of the Credit Parties

and their respective Subsidiaries has timely filed or caused to be filed all federal and state, local and other tax returns

required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state,

local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except taxes (a) that are being contested in good faith by appropriate proceedings and for which such Credit

Party or Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.  No

Governmental Authority has asserted any material Lien or other claim against the Credit Parties or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or

resolved. The charges, accruals and reserves on the books of each of the Credit Parties and any of their respective Subsidiaries in respect of federal and all material state, local and other taxes for all Fiscal Years and portions thereof since the organization of each of the Credit Parties and any of their Subsidiaries are,

in the judgment of the Credit Parties, adequate, and the Credit

Parties do not anticipate any material additional taxes or

assessments for any of such years.



     (g)  Intellectual Property Matters.  Each of the Credit

Parties and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications,

patents, patent rights or licenses, patent applications,

trademarks, trademark rights, trade names, trade name rights,

copyrights and rights with respect to the foregoing which are required to conduct its business except where the failure to do so could not reasonably be expected to have a Material Adverse

Effect.  No event has occurred which, to the knowledge of the

Borrowers, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights,

and, to the knowledge of the Borrowers, neither the Credit

Parties nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except as could not

reasonably be expected to have a Material Adverse Effect.



     (h)  Environmental Matters.  Except as set forth in the

Current SEC Reports or as otherwise could not reasonably be

expected to have a Material Adverse Effect:



          (i)       The properties of the Credit Parties and

their Subsidiaries (including soils, surface waters, groundwaters on, at or under such properties) do not contain and are not

otherwise affected by, and to the Borrowers' knowledge have not previously contained or been affected by, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability or obligation under applicable Environmental

Laws;



               (ii) The properties of the Credit Parties and

their Subsidiaries and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there are no Hazardous

Materials at, under or about such properties or such operations which could reasonably be expected to interfere with the

continued operation of such properties;



          (iii)     The Credit Parties and their Subsidiaries

have obtained, are in compliance with, and have made all

appropriate filings for issuance or renewal of, all permits,

licenses, and other governmental consents required by applicable

Environmental Laws ("Environmental Permits"), and all such

Environmental Permits are in full force and effect;



               (iv) Neither any of the Credit Parties nor any

Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability

regarding environmental matters or compliance with Environmental

Laws, nor do the Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened;



               (v)  To the knowledge of the Borrowers, Hazardous

Materials have not been transported or disposed of from the

properties of the Credit Parties or any of their Subsidiaries in violation of, or in a manner or to a location which could

reasonably be expected to give rise to liability under,

Environmental Laws, nor, to the knowledge of the Borrowers, have any Hazardous Materials been generated, treated, stored or

disposed of at, on or under any of such properties in violation of, or in a manner which could reasonably be expected to give rise to liability under, any Environmental Laws;



               (vi) No judicial proceedings or governmental or

administrative action is pending, or, to the knowledge of the

Borrowers, threatened, under any Environmental Law to which any of the Credit Parties or any Subsidiary thereof has been or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders,

or other administrative or judicial requirements outstanding under any Environmental Law with respect to the properties or operations of the Credit Parties and their Subsidiaries; and



               (vii)     To the knowledge of the Borrowers, there

has been no release, or threat of release, of Hazardous Materials at or from the properties of the Credit Parties or any of their

Subsidiaries, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under

Environmental Laws.



     (i)  ERISA.



               (i)        Each of the Credit Parties and each

ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations

thereunder with respect to all Employee Benefit Plans except where any such non-compliance could not reasonably be expected to have a Material Adverse Effect.  Except for any failure that would not reasonably be expected to have a Material Adverse

Effect, each Employee Benefit Plan that is intended to be

qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under

Section 501(a) of the Code.  No liability that could reasonably be expected to have a Material Adverse Effect has been incurred by the Credit Parties or any ERISA Affiliate which remains

unsatisfied for any taxes or penalties with respect to any

Employee Benefit Plan or any Multiemployer Plan;



               (ii) No accumulated funding deficiency (as defined

in Section 412 of the Code) has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan except for any

accumulated funding deficiency that could not reasonably be

expected to have a Material Adverse Effect;



               (iii)     Neither the Credit Parties nor any ERISA

Affiliate has:  (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code,

(B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium

payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under

Section 412 of the Code except where any of the foregoing

individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;



               (iv) No Termination Event that could reasonably be

expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur; and



               (v)  No proceeding, claim, lawsuit and/or

investigation is existing or, to the knowledge of the Borrowers,

threatened concerning or involving any Employee Benefit Plan that could reasonably be expected to result in a Material Adverse

Effect.



     (j)  Margin Stock.  Neither the Credit Parties nor any

Subsidiary thereof is engaged principally or as one of its

activities in the business of extending credit for the purpose of

"purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock, unless the Credit Parties shall have given the Administrative Agent and Lenders prior notice of such event and such other information as is reasonably necessary to permit the Administrative Agent and Lenders to comply, in a timely

fashion, with all reporting obligations required by Applicable

Law, or for any purpose which violates, or which would be

inconsistent with, the provisions of Regulation T, U or X of such

Board of Governors.



     (k)  Government Regulation.  Neither the Credit Parties nor

any Subsidiary thereof is an "investment company" or a company

"controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as

amended) and neither the Credit Parties nor any Subsidiary

thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding

Company Act of 1935 or the Interstate Commerce Act, each as

amended.



     (l)  Burdensome Provisions.  Neither the Credit Parties nor

any Subsidiary thereof is a party to any indenture, agreement,

lease or other instrument, or subject to any corporate or

partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect.

The Credit Parties and their Subsidiaries do not presently

anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental

Authority will be so burdensome as to have a Material Adverse

Effect.



     (m)  Financial Statements; Financial Condition; Etc.



          (i)  The (A) audited Consolidated balance sheets of the

Credit Parties and their Subsidiaries as of December 31, 1997,

and the related statements of income, stockholders' equity and cash flows for the Fiscal Year then ended and (B) unaudited

Consolidated balance sheet of the Credit Parties and their

Subsidiaries as of September 30, 1998, and related unaudited interim statements of income, stockholders' equity and cash

flows, copies of which have been furnished to the Administrative

Agent and each Lender, are complete in all material respects and fairly present in all material respects the assets, liabilities and financial position of the Credit Parties and their

Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended,

subject to normal year end adjustments.  All such financial

statements, including the related notes thereto, have been

prepared in accordance with GAAP.



          (ii) As of the Closing Date, the sum of the assets, at

a fair valuation, of each Credit Party on a stand-alone basis and of the Credit Parties and their Subsidiaries taken as a whole will exceed its or their debts, respectively; (b) each Credit

Party on a stand-alone basis and the Credit Parties and their

Subsidiaries taken as a whole has not incurred and does not

intend to incur, and does not believe that it will incur, debts beyond its or their ability to pay such debts as such debts

mature, respectively; and (c) each Credit Party on a stand-alone basis and the Credit Parties and their Subsidiaries taken as a whole will have sufficient capital with which to conduct its or their business, respectively.  For purposes  of this Section,

"debt" means any liability on a claim, and "claim" means (i)

right to payment, whether or not such a right is reduced to

judgment, liquidated, unliquidated, fixed, contingent, matured,

unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment,

fixed, contingent, matured, unmatured, disputed, undisputed,

secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.



     (n)  No Material Adverse Change.  Since September 30, 1998,

there has been no Material Adverse Effect.



     (o)  Liens.  None of the properties and assets of the Credit

Parties or any Subsidiary thereof is subject to any Lien, except

Liens permitted pursuant to Section 10.3.



     (p)  Debt and Guaranty Obligations.  Schedule 6.1(p) is a

complete and correct listing of all Debt and Guaranty Obligations of the Credit Parties and their Subsidiaries as of the Closing

Date in excess of $10,000,000.



     (q)  Litigation. Except for matters existing on the Closing

Date and set forth in the Current SEC Reports, there are no

actions, suits or proceedings pending nor, to the knowledge of the Borrowers, threatened against or affecting the Credit Parties or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.



     (r)  Absence of Defaults.  Since September 30, 1998, to the

knowledge of the Borrowers, no event has occurred and is

continuing which constitutes a Default or an Event of Default.



     (s)  Absence of Bankruptcy Events.  Since September 30,

1998, no event has occurred or is continuing which constitutes a

Bankruptcy Event.



     (t)  Accuracy and Completeness of Information.  As of the

Closing Date, the Credit Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries are subject, and all other matters known to them, other than general market, economic and industry conditions, that, individually or in the aggregate,

could reasonably be expected to have a Material Adverse Effect.

The written information, taken as a whole, furnished by or on behalf of the Credit Parties to the Administrative Agent or any

Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other

information so furnished) does not contain any material

misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to the Projections and any other projected financial information, the Credit Parties represent only that such

information was prepared in good faith based upon assumptions believed to be reasonable at the time.  As of the Closing Date,

the Borrowers believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.



     (u)  Year 2000 Compliance.  The Credit Parties have (i)

initiated a review and assessment of all areas within their and each of their Subsidiaries' material business and operations that could reasonably be expected to be adversely affected by the Year

2000 Problem, (ii) developed a plan, strategy or other approach for addressing the Year 2000 Problem on a timely basis, and (iii)

implemented that plan, strategy or other approach.  Based on the foregoing and upon the Credit Parties' reliance on (i) any Year

2000 consulting services, study, report or any other information performed or provided by any Person other than the Credit Parties or any of their Subsidiaries and (ii) any certification or

assurance of Year 2000 compliance provided by any vendor,

supplier, servicer, manufacturer, customer or other provider of any hardware or software product or other computer applications installed at the Credit Parties or any of their Subsidiaries, the

Credit Parties believe, as of the Closing Date, that all computer applications (including, limited to the Credit Parties'

inquiries, those disclosed by their suppliers, vendors and

customers) that are material to their or any of their

Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a

failure to do so could not reasonably be expected to have a

Material Adverse Effect.



     (v)  Real Property.  The Credit Parties and their

Subsidiaries have good and marketable title to all material

properties owned by them and valid leasehold interests in all material properties leased by them, including all property

reflected in the Current SEC Reports and in the balance sheets referred to in Section 6.1(m)(i) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this

Agreement), free and clear of all Liens, except Liens permitted pursuant to Section 10.3.



     (w)  Labor Practices.  Neither the Credit Parties nor any of

their Subsidiaries is engaged in any unfair labor practices that could reasonably be expected to have a Material Adverse Effect.

There is (i) no unfair labor practice complaint pending against any Credit Party or any of their Subsidiaries or, to the

knowledge of the Borrowers, threatened against the Credit Parties or any of their Subsidiaries, before the National Labor Relations

Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending

against the Credit Parties or any of their Subsidiaries or, to the knowledge of the Borrowers, threatened against the Credit

Parties or any of their Subsidiaries, (ii) no strike, labor

dispute, slowdown or stoppage pending against the Credit Parties or any of their Subsidiaries or, to the knowledge of the

Borrowers, threatened against the Credit Parties or any of their

Subsidiaries and (iii) no union representation question exists with respect to the employees of the Credit Parties or any of their Subsidiaries except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a

Material Adverse Effect.



     (x)  SEC Reports.  During the preceding three (3) Fiscal

Years, the Company and its Subsidiaries have filed all forms,

reports, statements (including proxy statements) and other

documents (such filings by the Credit Parties and their

Subsidiaries are collectively referred to as the "SEC Reports"),

required to be filed by it with the Securities and Exchange

Commission. The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities

Act of 1933, as amended, and the Securities Exchange Act of 1934,

as amended, as the case may be, and the rules and regulations of the Securities Exchange Commission thereunder applicable to such

SEC Reports at the time of filing thereof and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission was not corrected in a subsequent SEC Report.



     (y)  UK Sub and Acquisition Sub.  Neither the UK Sub nor the

Acquisition Sub has carried on any business, owns any assets

(other than contributions to capital) or incurred any liability

(actual or contingent) as of the Closing Date.



     SECTION 6.2         Survival of Representations and

Warranties, Etc.



     All representations and warranties set forth in this Article

VI and all representations and warranties contained in any

certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute

representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.



                           ARTICLE VII



                FINANCIAL INFORMATION AND NOTICES



     Until all the Obligations (other than Obligations under

Hedging Agreements) have been paid and satisfied in full and the later of the 364 Day Facility Termination Date, the Five Year

Facility Termination Date or the Term Loan Termination Date,

unless consent has been obtained in the manner set forth in

Section 13.11 hereof, the Credit Parties will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1, or such other office as may be designated by the Administrative Agent and

Lenders from time to time:



     SECTION 7.1         Financial Statements.





     (a)  Quarterly Financial Statements.  As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year,

either (i) a copy of a report on Form 10-Q, or any successor form, and any amendments thereto, filed by the Company with the

Securities and Exchange Commission with respect to the

immediately preceding fiscal quarter or (ii) an unaudited

Consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by the Company in accordance with GAAP and, if

applicable, containing disclosure of the effect on the financial position or results of operations of any change in the

application of accounting principles and practices during the period, and certified by a Responsible Officer to present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates and the results of operations of the Company and its Subsidiaries for the

respective periods then ended, subject to normal year end

adjustments.



     (b)  Annual Financial Statements.  As soon as practicable

and in any event within ninety (90) days after the end of each

Fiscal Year, either (i) a copy of a report on Form 10-K, or any successor form, and any amendments thereto, filed by the Company with the Securities and Exchange Commission with respect to the immediately preceding Fiscal Year or (ii) an audited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of

income, stockholders' equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by a nationally recognized independent certified public accounting firm in accordance with

GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified

public accountants that is not qualified with respect to scope limitations imposed by the Company or any of its Subsidiaries or with respect to accounting principles followed by the Company or any of its Subsidiaries not in accordance with GAAP.



     SECTION 7.2         Officer's Compliance Certificate.  At

each time financial statements are delivered pursuant to Section

7.1(a) or (b) a certificate of a Responsible Officer in the form of Exhibit G attached hereto (an "Officer's Compliance

Certificate") including the calculations prepared by such Officer required to establish whether or not the Credit Parties and their

Subsidiaries are in compliance with the financial covenants set forth in Section 10.2 hereof as at the end of each respective period.



     SECTION 7.3         Accountants' Certificate.  At each time

financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements,

they obtained no knowledge of any Default or Event of Default or,

if such is not the case, specifying such Default or Event of

Default and its nature and period of existence.



     SECTION 7.4         Other Reports.





     (a)  Promptly after the filing thereof, a copy of (i) each report or other filing made by the Credit Parties or any or their

Subsidiaries with the Securities and Exchange Commission and required by the Securities and Exchange Commission to be

delivered to the shareholders of the Credit Parties or any or their Subsidiaries, (ii) each report made by the Credit Parties or any of their Subsidiaries to the Securities and Exchange

Commission on Form 8-K and (iii) each final registration

statement of the Credit Parties or any of their Subsidiaries filed with the Securities and Exchange Commission, except in connection with pension plans and other employee benefit plans;

and



     (b)  Such other information regarding the operations,

business affairs and financial condition of the Credit Parties or any of their Subsidiaries as the Administrative Agent or any

Lender may reasonably request.



     SECTION 7.5         Notice of Litigation and Other Matters.



     Prompt (but in no event later than ten (10) Business Days

after an executive officer of the Credit Parties obtains

knowledge thereof) telephonic (confirmed in writing) or written notice of:



     (a)  the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and

proceedings in any court or before any arbitrator against or involving the Credit Parties or any Subsidiary thereof or any of their respective properties, assets or businesses (i) which in the reasonable judgment of the Borrowers could reasonably be expected to have a Material Adverse Effect, (ii) with respect to any material Debt of the Credit Parties or any of their

Subsidiaries or (iii) with respect to any Loan Document;



     (b)  any notice of any violation received by the Credit

Parties or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of

Environmental Laws, which in the reasonable judgment of the

Borrowers in any such case could reasonably be expected to have a

Material Adverse Effect;



     (c)  (i) any unfavorable determination letter from the

Internal Revenue Service regarding the qualification of an

Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof) which could reasonably be expected to have a

Material Adverse Effect, (ii) all notices received by the Credit

Parties or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any

Pension Plan, (iii) all notices received by the Credit Parties or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to

Section 4202 of ERISA which could reasonably be expected to have a Material Adverse Effect, (iv) the Credit Parties obtaining knowledge or reason to know that the Credit Parties or any ERISA

Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA and (v) the occurrence of a Reportable Event;



     (d)  the occurrence of any event which constitutes, or which could reasonably be expected to result in, a Default or an Event of Default;



     (e)  the occurrence of any event which constitutes, or which could reasonably be expected to result in, a Material Adverse

Effect; and



     (f)  any change in the Moody's or S&P Debt Rating of the

Company.



     SECTION 7.6         Accuracy of Information.



     All written information, reports, statements and other

papers and data furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, shall be, at the time the same is so furnished, true and complete in all material respects.



                          ARTICLE VIII



                      AFFIRMATIVE COVENANTS



     Until all of the Obligations (other than any Obligations

under any Hedging Agreement) have been paid and satisfied in full and the 364 Day Facility Commitment and the Five Year Facility

Commitment have expired or been terminated, unless consent has been obtained in the manner provided for in Section 13.11, the

Borrowers will, and will cause each of the Credit Parties and their respective Subsidiaries to:



     SECTION 8.1         Preservation of Corporate Existence and

Related Matters.



     Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises,

licenses and privileges necessary to the conduct of its business,

and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under

Applicable Law, except where the failure to so preserve and

maintain its existence and rights or to so qualify would not have a Material Adverse Effect.



     SECTION 8.2         Maintenance of Property.



     Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal

property material to the conduct of its business, ordinary wear and tear excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property

necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and

advantageously conducted at all times, except, in each case,

where the failure to do so would not have a Material Adverse

Effect.



     SECTION 8.3         Insurance.



     Maintain in full force and effect insurance with financially sound and reputable insurance companies against such risks and in such amounts as are in accordance with normal industry practice and as may be required by Applicable Law.



     SECTION 8.4         Accounting Methods and Financial

Records.



     Maintain a system of accounting, and keep such books,

records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with

GAAP and in compliance with the regulations of any Governmental

Authority having jurisdiction over it or any of its properties.



     SECTION 8.5         Payment and Performance of Obligations.





     (a)  Pay and perform all Obligations under this Agreement

and the other Loan Documents.



     (b)  Pay and discharge (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (ii) all other material indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Credit Parties or such Subsidiary may contest any item described in clause (i)

or (ii) of this Section 8.5(b) in good faith and by proper

proceedings so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.



     (c)  Perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not,

individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.



     SECTION 8.6         Compliance With Laws and Approvals.



     Observe and remain in compliance with all Applicable Laws

and maintain in full force and effect all Governmental Approvals,

in each case applicable to the conduct of its business except where the failure to observe or comply could not reasonably be expected to have a Material Adverse Effect.



     SECTION 8.7         Environmental Laws.



     In addition to and without limiting the generality of

Section 8.6, (a) comply with, and use best efforts to ensure such compliance by all tenants and subtenants with all applicable

Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications,

registrations or permits required by applicable Environmental

Laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, (b) conduct and

complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under

Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding

Environmental Laws except (i) where the failure to do so could not reasonably be expected to have a Material Adverse Effect or

(ii) to the extent the Credit Parties or any of their

Subsidiaries are contesting, in good faith, any such requirement,

order or directive before the appropriate Governmental Authority so long as adequate reserves are maintained with respect thereto to the extent required by GAAP, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents,

officers and directors, from and against any claims, demands,

penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the

violation of, noncompliance with or liability under any

Environmental Laws applicable to the operations or properties of the Credit Parties or such Subsidiaries, or any orders,

requirements or demands of Governmental Authorities related

thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross

negligence or willful misconduct of the party seeking

indemnification therefor.



     SECTION 8.8         Compliance with ERISA.



     In addition to and without limiting the generality of

Section 8.6, (a) comply with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, (b) not take any action or fail to take action the result of which would result in a liability to the PBGC or to a Multiemployer Plan in an amount that could

reasonably be expected to have a Material Adverse Effect, and (c)

furnish to the Administrative Agent upon the Administrative

Agent's request such additional information about any Employee

Benefit Plan concerning compliance with this covenant as may be reasonably requested by the Administrative Agent.



     SECTION 8.9         Conduct of Business.



     Maintain substantially all of its businesses in

substantially the same fields as the businesses conducted on the

Closing Date and in lines of business reasonably related thereto or as otherwise permitted pursuant to the terms of this

Agreement.



     SECTION 8.10   Visits and Inspections.



     Permit representatives of the Administrative Agent or any

Lender, from time to time upon reasonable prior notice and during ordinary business hours to visit and inspect its properties;

inspect and make extracts from its books, records and files,

including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers,

and its independent accountants, its business, assets,

liabilities, financial condition, results of operations and

business prospects.



     SECTION 8.11   Use of Proceeds.



     Use the proceeds of the Extensions of Credit for the

purposes set forth in Section 2.1(b).



     SECTION 8.12   Year 2000 Compatibility.



     Take all actions reasonably necessary to assure that the

Credit Parties' computer based systems (which if not functional would have a Material Adverse Effect) are able to operate and effectively process data in a manner that is Year 2000 compliant.

At the request of the Administrative Agent or any Lender, the

Credit Parties shall provide information to the Administrative

Agent concerning the Credit Parties' Year 2000 compliance.



                           ARTICLE IX



                 COVENANTS RELATING TO THE OFFER



     SECTION 9.1         Covenants Relating to the Offer.



     Until all of the Obligations (other than any Obligations

under any Hedging Agreement) have been paid and satisfied in full and the Aggregate Revolving Credit Commitment has expired or been terminated, unless consent has been obtained in the manner

provided for in Section 13.11, the Borrowers will ensure the

Acquisition Sub will:



     (a)  have issued the Press Release within seven (7) days of

January 18, 1999;



     (b)  comply in all material respects with the United Kingdom

Financial Services Act of 1986 and the United Kingdom Companies

Act 1985 and all other applicable United Kingdom laws and

regulations relevant in the context of the Offer, including

(subject to any waivers by the Panel) the City Code (and shall not take any action which, under the City Code would or might lead to any variation or extension of the Offer being required by the Panel without the consent of the Administrative Agent);



     (c)  provide the Administrative Agent with:



          (i)  copies of all material documents, notices or

     announcements, received or sent by it in relation to the

     Offer; and



          (ii) such information regarding the progress of the

     Offer as the Administrative Agent reasonably requests

     (including, without limitation, details of the number of

     acceptances and the number of Shares acquired by the

     Borrowers);



     (d)  unless required to do so by Applicable Law or under the

City Code (and if so required, having notified the Administrative

Agent as soon as possible after becoming aware of the

requirement), not issue any press release or make any statement during the course of the Offer which contains any information or statement concerning this Agreement or any other Loan Document or the Lenders without first obtaining the prior approval of the information or statement from the Administrative Agent, such consent not to be unreasonably withheld or delayed and in any event taking into account the timing constraints of the City

Code;



     (e)  refrain from purchasing any Shares if to do so would

obligate the Borrowers to make a mandatory offer under Rule 9 of the City Code;



     (f)  promptly after becoming the beneficial owner of 90% of the Shares give notices required under Section 429 of the

Companies Act 1985 with respect to the Shares;



     (g)  subject to the Acquisition Sub's obligations set out in

Note 2 to Rule 13 of the City Code, not, without the prior

written consent of the Administrative Agent (which shall take into account the timing constraints of the City Code on the

Borrowers), waive, revise, vary or amend any of the material terms of, or conditions to, the Offer, including any condition relating to the level of acceptances;



     (h)  beneficially own all Shares free from all Liens and

other encumbrances, claims or competing interests whatsoever; and



     (i)  as soon as practicable after the Unconditional Date

but, in any event, prior to the date which is 90 days after the

Unconditional Date cause the Target to be re-registered as a private limited company.



                            ARTICLE X



                       NEGATIVE COVENANTS



     Until all of the Obligations (other than any Obligations

under any Hedging Agreement) have been paid and satisfied in full and the 364 Day Facility Commitment and the Five Year Facility

Commitment have expired or been terminated (or, with respect to

Section 10.4, until the date referred to in the first paragraph thereof, if earlier) unless consent has been obtained in the manner set forth in Section 13.11:



     SECTION 10.1   Limitations on Debt and Guaranty Obligations.



     Subject to Section 10.11, the Credit Parties will not

create, incur, assume or suffer to exist any Debt, including

Guaranty Obligations, which is senior in right of payment to the

Obligations, or any other Debt if at the time of, or immediately upon giving effect to, the creation, incurrence, assumption or existence of such Debt, a Default or an Event of Default exists or would exist (it being understood and agreed that the fact that

Debt is secured by a Lien permitted by Section 10.3 shall not cause such Debt to be considered senior to the Obligations for purposes of this Section 10.1), and the Credit Parties will not permit any of their Subsidiaries to create incur, assume or

suffer to exist any Debt, except:



     (a)  Debt of the Company and its Subsidiaries existing as of the Closing Date and described in Schedule 6.1(p);



     (b)  Debt of any Subsidiary owing to a Credit Party or any other Subsidiary;



     (c)  Debt of any Subsidiary outstanding at the time such

Subsidiary becomes a Subsidiary of a Credit Party and not

incurred in contemplation thereof, as long as the Debt remains the sole obligation of such Subsidiary and as long as the

outstanding principal amount of such Debt is not voluntarily increased by such Subsidiary after the date such Subsidiary

becomes a Subsidiary of a Credit Party;



     (d)  Debt of any Subsidiary secured by a Lien permitted by

Section 10.3, provided that such Debt does not exceed the value of the assets or property subject to such permitted Lien;



     (e)  Debt constituting the renewal or refinancing of any

Debt permitted by subsections (a), (b) or (c) above as long as the aggregate principal amount thereof is not increased;



     (f)  Debt of any Subsidiary not otherwise permitted by this

Section 10.1 as long as the aggregate of all such Debt for all

Subsidiaries at any time outstanding does not exceed ten percent

(10%) of Consolidated Net Tangible Assets;



     (g)  Debt of any Subsidiary of the Company, incurred in

connection with the construction of the Tissue Mill; provided that (i) such Debt when incurred shall not exceed the cost of construction of such asset (including the cost of acquisition of related real property); (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Debt shall not exceed $100,000,000 at any time outstanding; and



     (h)  The UK Loan Notes and the Company's Guaranty Obligation

related thereto, provided that the aggregate principal Dollar

Equivalent amount thereof at the time of issuance shall not

exceed 10% of the aggregate purchase price paid by the

Acquisition Sub for the Shares.



     (i)  Notwithstanding anything in this Section 10.1 to the

contrary, the aggregate principal amount of the Prior Bank

Commitments shall not be increased.



     SECTION 10.2   Financial Covenants.



     (a)  Ratio of EBITDA to Consolidated Fixed Charges.  As of

the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, the Company will not permit the ratio of EBITDA for the fiscal quarter just ended and the immediately preceding three fiscal quarters to

Consolidated Fixed Charges for the fiscal quarter just ended and the immediately preceding three fiscal quarters to be less than

2.25 to 1.00.



     (b)  Ratio of Funded Debt to Consolidated Total Capital.  As

of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Closing Date, the Company will not permit the ratio of Funded Debt to Consolidated Total

Capital to be greater than .60 to 1.00.



     SECTION 10.3   Limitations on Liens.





     Subject to Section 10.11, the Credit Parties will not

create, incur, assume or suffer to exist, or permit any of their

Subsidiaries to create, incur, assume or suffer to exist, any

Lien on, or with respect to, any of their assets or properties

(including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:



     (a)  Liens existing on the Closing Date and securing amounts not in excess of $10,000,000 in aggregate principal amount;



     (b)  Liens for taxes, assessments and other governmental

charges or levies not yet due or as to which the period of grace,

if any, related thereto has not expired or which are being

contested in good faith and by appropriate proceedings if

adequate reserves are maintained to the extent required by GAAP;



     (c)  The claims of materialmen, mechanics, carriers,

warehousemen, processors or landlords for labor, materials,

supplies or rentals incurred in the ordinary course of business,

(i) which are not overdue for a period of more than thirty (30)

days or (ii) which are being contested in good faith and by

appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;



     (d)  Liens consisting of deposits or pledges made in the

ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;



     (e)  Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not

substantial in amount and which do not, in any case, detract from the value of any material parcel of real property or impair the use thereof in the ordinary conduct of business;



     (f)  Liens in favor of the Administrative Agent for the

benefit of the Administrative Agent and the Lenders;



     (g)  Liens on the property or assets of any Subsidiary

existing at the time such Subsidiary becomes a Subsidiary of a

Credit Party and not incurred in contemplation thereof, as long as the outstanding principal amount of the Debt secured thereby is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of such Credit Party;



     (h)  Liens on the property or assets of the Credit Parties or any Subsidiary securing Debt which is permitted under Section

10.1 and which is incurred to finance the acquisition of such property or assets, provided that (i) each such Lien shall be created substantially simultaneously with the acquisition of the related property or assets; (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Debt; (iii) the principal amount of Debt secured by each such Lien is not increased; and (iv) the

principal amount of Debt secured by each such Lien shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired;



     (i)  Liens not otherwise permitted by this Section 10.3 as long as all such Liens do not encumber property and assets which constitute more than five percent (5%) of Consolidated Net

Tangible Assets; and



     (j)  Any Lien not otherwise permitted by this Section 10.3 as long as, prior to or contemporaneously with the creation,

incurrence, assumption or existence of such Lien, each Credit

Party shall have taken all steps necessary to cause the

Obligations to be secured by such Lien, equally and ratably based on amount of indebtedness with the other Debt and obligations secured thereby, to the satisfaction of the Administrative Agent and each of the Lenders.



     SECTION 10.4   Limitations on Loans, Advances, Investments

and Acquisitions.



     Until all of the Obligations (other than any Obligations

under any Hedging Agreement) relating to the 364 Day Facility or,

if the Company has exercised the Conversion Option, the Term

Loan, have been paid and satisfied in full and the 364 Day

Facility Commitment has expired or been terminated, unless

consent has been obtained in the manner set forth in Section

13.11 hereof, the Credit Parties will not purchase, own, invest in or otherwise acquire, directly or indirectly, or permit their

Subsidiaries to purchase, own, invest in or otherwise acquire,

directly or indirectly, any capital stock (other than capital stock of the Credit Parties), interests in any partnership,

limited liability company or joint venture (including without limitation the creation or capitalization of any Subsidiary),

evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person,

or make or permit to exist, directly or indirectly, any loans,

advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the

foregoing (collectively, "Investments") except:



     (a)  Investments in (i) direct obligations of or obligations guaranteed by the United States government or United States

Government sponsored agencies maturing within one year after the date of acquisition, (ii) repurchase agreements with a term of not more than 91 days collateralized by the investments in (i)

above, (iii) certificates of deposit, banker's acceptances, and other deposit accounts issued or guaranteed by a bank whose

credit is satisfactory to the Administrative Agent and maturing within one year after the date of acquisition, (iv) commercial paper rated A-1 or the equivalent thereof by S& P or P-1 or the equivalent thereof by Moody's and in either case maturing within six months after the date of acquisition, (v) corporate debt obligations rated at least A or the equivalent thereof by S&P or

Moody's and in each case maturing within six months after the date of acquisition, and/or (vi) money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Securities and Exchange Commission under the

Investment Company Act of 1940, as amended;



     (b)  Investments by the Credit Parties or any Subsidiary in

the form of acquisitions of all or substantially all of the

business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other

Person so long as (i) a Responsible Officer certifies to the

Administrative Agent and the Required Lenders that no Default or

Event of Default has occurred and is continuing or would result from the closing of such acquisition, such certification to

include, for any acquisition involving a purchase price in excess of $25,000,000, either individually or in an series of related transactions, a financial condition certificate in the form

required under Section 5.2(e)(ii)(A) and (ii) the business or line of business acquired is in substantially the same fields as the businesses conducted by the Credit Parties on the Closing

Date and in lines of business reasonably related thereto or as otherwise permitted pursuant to the terms of this Agreement;



     (c)  Repurchases or redemptions of (i) the capital stock or other ownership interests  of any of the Credit Parties or any of their Subsidiaries not to exceed $70,000,000 in the aggregate or

(ii) Debt which ranks pari passu with the Obligations, pursuant to a plan approved by the Board of Directors of the Credit Party or such Subsidiary, as applicable;



     (d)  The acquisition of the Target in accordance with the

terms of the Offer; and



     (e)  Investments not otherwise permitted under this Section

10.4; provided that such Investments may not exceed $75,000,000 in the aggregate.



     SECTION 10.5   Limitations on Mergers and Liquidation.



     None of the Credit Parties will merge, consolidate or enter into any similar combination with any other Person or liquidate,

wind-up or dissolve itself (or suffer any liquidation or

dissolution), or permit any of its Subsidiaries to merge,

consolidate or enter into any similar combination with any other

Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:



     (a)  Any Credit Party or a Subsidiary may merge with another

Person, provided that (i) such Person is organized under the law of the United States or one of its states, (ii) such Credit Party or the Subsidiary, as the case may be, is the corporation

surviving such merger, and (iii) immediately prior to and after giving effect to such merger, no Default or Event of Default exists or would exist;



     (b)  Any Wholly-Owned Subsidiary of a Credit Party may merge into a Credit Party or any other Wholly-Owned Subsidiary of a

Credit Party; and



     (c)  Any Wholly-Owned Subsidiary of a Credit Party may

liquidate, wind-up or dissolve itself into a Credit Party or any other Wholly-Owned Subsidiary of a Credit Party.



     SECTION 10.6   Limitations on Sale or Transfer of Assets.



     The Credit Parties will not convey, sell, lease, assign,

transfer or otherwise dispose of, or permit any of their

Subsidiaries to convey, sell, lease, assign, transfer or

otherwise dispose of:



     (a)  All or substantially all of the property, business or assets of the Company and its Subsidiaries on a Consolidated basis;



     (b)  Any of their property, business or assets if such

transaction would reasonably be expected to have a Material

Adverse Effect; or



     (c)  Any of their property, business or assets if

immediately prior to or after giving effect to such transaction a

Default or an Event of Default exists or would exist;



provided that the Company may convey, sell, lease, assign,

transfer or otherwise dispose of the Timberlands without regard to the foregoing restrictions in this Section 10.6.



     SECTION 10.7   Prohibitions on Limitations on Dividends and

Distributions.



     The Credit Parties will not permit any Subsidiary to agree to, incur, assume or suffer to exist any restriction, limitation or other encumbrance (by covenant or otherwise) on the ability of such Subsidiary to make any payment to a Credit Party or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise), except:



     (a)  Restrictions and limitations existing on the Closing

Date and described on Schedule 10.7;



     (b)  Restrictions and limitations applicable to a Subsidiary existing at the time such Subsidiary becomes a Subsidiary of a

Credit Party and not incurred in contemplation thereof, as long as no such restriction or limitation is made more restrictive after the date such Subsidiary becomes a Subsidiary of such

Credit Party; and



     (c)  Other restrictions and limitations that are not

material either individually or in the aggregate.



     SECTION 10.8   Transactions with Affiliates.



     The Credit Parties will not, and will not permit any of

their Subsidiaries to, directly or indirectly (i) make any loan or advance to, or purchase or assume any note or other obligation to or form, any of its officers, directors, shareholders or

Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or Affiliates, other than (1) loans or advances to customers of the Credit Parties and their Subsidiaries in the ordinary course of business which are arm's length, and (2) any other loan or advance or assumption that would not cause the aggregate amount of all such loans and advances and assumed notes and advances to exceed $5,000,000,

(ii) enter into, or be a party to, any subcontract of any

operations or other transaction with any of its Affiliates,

except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate and except for transactions which are not material either individually or in the aggregate.

Nothing contained in this Section 10.8 shall prohibit the Credit

Parties or any of their Subsidiaries that have obtained an

ownership interest in a customer in connection with a loan or credit workout to provide non-standard payment or other terms to such customer or otherwise to do business with such customer in the ordinary course of business.



     SECTION 10.9   Certain Accounting Changes.



     The Credit Parties will not change their Fiscal Year ends in order to avoid a Default or an Event of Default or if a Material

Adverse Effect would result therefrom, and make any change in their accounting treatment and reporting practices except as required by GAAP.



     SECTION 10.10  Amendments; Payments and Prepayments of

Material Debt and  Subordinated Debt.



     At any time after the occurrence of a Default or an Event of

Default and during the continuance thereof, the Credit Parties will not, and will not permit any of their Subsidiaries to, amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or

forgive, make any voluntary or optional payment or prepayment on,

or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of payment when due) any

Subordinated Debt.



     SECTION 10.11  Restrictions with Respect to the UK Sub



     Notwithstanding anything herein to the contrary, until the

Clean-Up Period has ended, the UK Sub and the Acquisition Sub shall not (a) carry on any business other than as the holding company of the Target, (b) own any assets other than the Shares and credit balances in bank accounts, (c) incur any Debt except

(i) in connection with any Guaranty Agreement executed and

delivered by the UK Sub to the Administrative Agent pursuant to

Section 2.10 and (ii) the UK Loan Notes, (d) create, incur,

assume or suffer to exist, any Lien on or with respect to any of its assets or properties, except Liens in favor of the

Administrative Agent for the benefit of the Administrative Agent and the Lenders, (e) make any Investments except the acquisition of the Target in accordance with the terms of the Offer, (f)

merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (g) convey, lease, sell, assign,

transfer or otherwise dispose of any of its property, business or assets, unless such transfer or disposition is to the Company,

(h) incur, assume or suffer to exist any restriction, limitation or other encumbrance (by covenant or otherwise) on its ability to make any payment to the Company (in the form of dividends,

intercompany advances or otherwise), (i) make any loan or advance to or purchase or assume any note or other obligation from any of its officers, directors, shareholders or Affiliates or to or from any member of the immediate family of any of the foregoing.



ARTICLE XI



                      DEFAULT AND REMEDIES



     SECTION 11.1   Events of Default.





     Each of the following shall constitute an Event of Default,

whatever the reason for such event and whether it shall be

voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:



     (a)  Default in Payment of Principal of Loans and

Reimbursement Obligation.  Any Borrower shall default in any payment of principal of any Loan, Note or Reimbursement

Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).



     (b)  Other Payment Default.  Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any interest, fees or other amounts owing on any Loan, Note or Reimbursement Obligation or the

payment of any other Obligation (other than any Obligation under any Hedging Agreement), and such default shall continue

unremedied for three (3) Business Days.



     (c)  Misrepresentation.  Any representation, warranty or

statement made or deemed to be made by any Credit Party or any of their Subsidiaries, if applicable, under this Agreement, any Loan

Document or any amendment hereto or thereto or in any certificate delivered to the Administrative Agent or to any Lender pursuant hereto and thereto, shall at any time prove to have been

incorrect or misleading in any material respect when made or deemed made.



     (d)  Default in Performance of Certain Covenants.  Any of

the Credit Parties shall default in the performance or observance of any covenant or agreement contained in Article IX or Sections

10.2, 10.3, 10.4, 10.5, 10.6 or 10.11 of this Agreement.  Any of the Credit Parties shall default in the performance or observance of any covenant or agreement contained in Article X, other than those contained in Sections 10.2, 10.3, 10.4, 10.5, 10.6 or

10.11, and such default shall continue for a period of fifteen

(15) days after written notice thereof has been given to the

Borrowers by the Administrative Agent.



     (e)  Default in Performance of Other Covenants and

Conditions.  Any of the Credit Parties or any Subsidiary thereof,

if applicable, shall default in the performance or observance of any term, covenant, condition or agreement contained in this

Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the

Administrative Agent.



     (f)  Hedging Agreement.  Any termination payments in an

amount greater than $5,000,000 shall be due by any Credit Party under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.



     (g)  Debt Cross-Default.  Any of the Credit Parties or any

of their Subsidiaries shall (i) default in the payment of (A) the

UK Loan Notes or (B) any Debt (other than the Notes or any

Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $10,000,000, beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or

performance of any other agreement or condition relating to (A)

the UK Loan Notes or (B) any Debt (other than the Notes or any

Reimbursement Obligation), the aggregate outstanding amount of which Debt is in excess of $10,000,000 or contained in any

instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any such notice having been given and any

applicable grace period having expired).



     (h)  Change in Control.  Any person or group of persons

(within the meaning of Section 13(d) of the Securities Exchange

Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than thirty-three (33%) of the common stock or thirty-three (33%) of the voting power of the

Company entitled to vote in the election of members of the board of directors of the Company or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $10,000,000 any "change in control" (as defined in such

indenture or other evidence of debt) obligating the Company to repurchase, redeem or repay all or any part of the debt or

capital stock provided for therein (any such event, a "Change in

Control") other than in connection with an acquisition permitted pursuant to Section 10.4(b).



     (i)  Voluntary Bankruptcy Proceeding.  Any Credit Party or

any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy,

insolvency, reorganization, winding up or composition for

adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv)

apply for or consent to, or fail to contest in a timely and

appropriate manner, the appointment of, or the taking of

possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.



     (j)  Involuntary Bankruptcy Proceeding.  A case or other

proceeding shall be commenced against any Credit Party or any

Material Subsidiary thereof in any court of competent

jurisdiction seeking (i) relief under the federal bankruptcy laws

(as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization,

winding up or composition for adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Material Subsidiary thereof or for all or any substantial part of their respective assets,

domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.



     (k)  Enforcement.  A creditor or an encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings and assets of any Credit Party or any

Material Subsidiary thereof and (if capable of discharge) such possession is not terminated or such attachment or process is not satisfied, removed or discharge within seven (7) days



     (l)  Similar Events.  Any event occurs or any proceeding is taken with respect to any Credit Party or any Material Subsidiary in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events set forth in Sections

11.1(i), (j) or (k).



     (m)  Judgment.  A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed

$5,000,000 in any Fiscal Year shall be entered against any Credit

Party or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.



     (n)  Guaranty Obligation.  At any time after the execution and delivery thereof, the Guaranty Obligation or any provision thereof shall cease to be in full force or effect as to any

Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's

obligations under the Guaranty Obligation or any Guarantor shall default in the due performance or observance of any term,

covenant or agreement on its part to be performed or observed pursuant to the Guaranty Obligation.



     (o)  ERISA.  An event described in each clause (a), (b) and

(c) below shall have occurred:  (a) any Pension Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any

amortization period is sought or granted under Section 412 of the

Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section

4001(a)(13) of ERISA) of a Pension Plan subject to Title IV of

ERISA shall be subject to the advance reporting requirement of

PBGC Regulation Section 4043.61 (without regard to subparagraph

(b)(1) thereof) and an event described in subsection .62, .63,

 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Pension Plan within the following thirty (30) days, any Pension Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Pension Plan, any Pension

Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Pension Plan shall have an Unfunded

Current Liability, a contribution required to be made with

respect to a Pension Plan or a Foreign Pension Plan has not been timely made, the Credit Parties or any of their Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any

liability to or on account of a Pension Plan under Section 409,

502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212

of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on

account of a group health plan (as defined in Section 607(1) of

ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Credit Parties or any of their Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1)

of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA)

or Pension Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the

granting of a security interest or a liability or a material risk of such a lien being imposed, such security interest being

granted or such liability being incurred, and (c) such lien,

security interest or liability, individually, and/or in the

aggregate, has had, or could reasonably be expected to have, a

Material Adverse Effect.



     SECTION 11.2   Remedies.



     Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Credit Parties:



     (a)  Acceleration; Termination of Facilities.  Declare the

principal of and interest on the Loans, the Notes and the

Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any

Hedging Agreement) (including, without limitation, all L/C

Obligations, whether or not the beneficiaries of the then

outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than

Obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this

Agreement or the other Loan Documents to the contrary

notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit

thereunder; provided, that upon the occurrence of an Event of

Default specified in Section 11.1(i), (j), (k) or (l) with

respect to the Credit Parties, the Credit Facility shall be

automatically terminated and all Obligations (other than

obligations owing under any Hedging Agreement) shall

automatically become due and payable.



     (b)  Letters of Credit.  With respect to all Letters of

Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit or cause to be deposited in a cash collateral account opened by the

Administrative Agent an amount equal to the aggregate then

undrawn and unexpired amount of such Letters of Credit.  Amounts held in such cash collateral account shall be applied by the

Administrative Agent to the payment of drafts drawn under such

Letters of Credit, and the unused portion thereof after all such

Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations.  After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance,

if any, in such cash collateral account shall be promptly

returned to the Borrowers.



     (c)  Rights of Collection.  Exercise on behalf of the

Lenders all of its other rights and remedies under this

Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.



     SECTION 11.3   Remedies During the Certain Funds Period.





     Notwithstanding anything to the contrary in the foregoing

Sections 11.1 and 11.2 and subject to the following Section 11.4,

during the Certain Funds Period, unless an Event of Default has occurred and is continuing under Section 11.1(b); Section

11.1(c), with respect to breaches of representations and

warranties contained in Section 6.1(a), (b), (c), (d) or (s)

(with respect to a Bankruptcy Event as defined for the purposes of Section 5.3) only; Section 11.1(i), Section 11.1(j), or

Section 11.1(l) with respect to any Credit Party, the Target or any of their respective Material Subsidiaries; or Section 11.1(k)

with respect to any Credit Party and their Material Subsidiaries

(other than the Target and its Material Subsidiaries), neither the Administrative Agent nor any Lender shall be entitled to (i)

exercise any rights specified in Section 11.2(a) or (ii) exercise any rights of rescission or other remedy.



     SECTION 11.4   Clean-Up Period.



     Notwithstanding anything to the contrary in the foregoing

Sections 11.1 and 11.2, for a period of two months following the

Unconditional Date (the "Clean-Up Period"), the occurrence of any of the events with respect to the Target and its Subsidiaries set forth in (i) Section 11.1(c) with respect to Sections 6.1(f),

(m), (o), (r), (v) and (w); (ii) Section 11.1(d) with respect to

Article X and (iii) Section 11.1(g) with respect to debt cross-

defaults caused as a direct result of the change in control of the Target due to the consummation of the Offer (each such event a "Clean-Up Event") shall not constitute a Default or an Event of

Default under this Agreement or any other Loan Document; provided that:



     (a)  the Borrowers agree to notify the Administrative Agent promptly upon learning of any such Clean-Up Event;



     (b)  such Clean-Up Event is in respect of events or

circumstances existing on the Unconditional Date;



     (c)  such Clean-Up Event would not have a Material Adverse

Effect;



     (d)  such Clean-Up Event is not capable of immediate remedy;

and



     (e)  such Clean-Up Event is capable of being remedied during the Clean-Up Period.



     If a Clean-Up Event has not been remedied by the end of the

Clean-Up Period, such event shall constitute an Event of Default.



     SECTION 11.5   Rights and Remedies Cumulative; Non-Waiver;

etc.



     The enumeration of the rights and remedies of the

Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the

Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the

Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the

Credit Parties, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change,

modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of

Default.



                           ARTICLE XII



                    THE ADMINISTRATIVE AGENT



     SECTION 12.1   Appointment.



     Each of the Lenders hereby irrevocably designates and

appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as

Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan

Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto.

Notwithstanding any provision to the contrary elsewhere in this

Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those

expressly set forth herein and therein, or any fiduciary

relationship with any Lender, and no implied covenants,

functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.  Any reference to the Administrative Agent in this Article XIII shall be deemed to refer to the Administrative Agent solely in its capacity as

Administrative Agent and not in its capacity as a Lender.



     SECTION 12.2   Delegation of Duties.



     The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such

duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.



     SECTION 12.3   Exculpatory Provisions.



     Neither the Administrative Agent nor any of its officers,

directors, employees, agents, attorneys-in-fact, Subsidiaries or

Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for

actions occasioned solely by its or such Person's own gross

negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements,

representations or warranties made by any Borrower or any of its

Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report,

statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with,

this Agreement or the other Loan Documents or for the value,

validity, effectiveness, genuineness, enforceability or

sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder.  The Administrative

Agent shall not be under any obligation to any Lender to

ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this

Agreement, or to inspect the properties, books or records of any

Borrower or any of its Subsidiaries.



     SECTION 12.4   Reliance by the Administrative Agent.



     The Administrative Agent shall be entitled to rely, and

shall be fully protected in relying, upon any note, writing,

resolution, notice, consent, certificate, affidavit, letter,

cablegram, telegram, telecopy, telex or teletype message,

statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the

Borrowers), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with

Section 13.10 hereof.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this

Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or,

when expressly required hereby or by the relevant other Loan

Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct.  The

Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders

(or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.



     SECTION 12.5   Notice of Default.



     The Administrative Agent shall not be deemed to have

knowledge or notice of the occurrence of any Default or Event of

Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such

Default or Event of Default and stating that such notice is a

"notice of default."  In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such

directions, the Administrative Agent may (but shall not be

obligated to) take such action, or refrain from taking such

action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or

Required Lenders, as applicable.



     SECTION 12.6   Non-Reliance on the Administrative Agent and

Other Lenders.



     Each Lender expressly acknowledges that neither the

Administrative Agent nor any of its respective officers,

directors, employees, agents, attorneys-in-fact, Subsidiaries or

Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken,

including any review of the affairs of the Borrowers or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any

Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the

Administrative Agent or any other Lender, and based on such

documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations,

property, financial and other condition and creditworthiness of the Borrowers and their respective Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of

Credit hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations,

property, financial and other condition and creditworthiness of the Borrowers and their respective Subsidiaries.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations,

property, financial and other condition or creditworthiness of any Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact,

Subsidiaries or Affiliates.  The Administrative Agent shall

forward to the Lenders all documents, notices or announcements it receives from the Borrowers pursuant to this Agreement.



     SECTION 12.7   Indemnification.



     The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the

Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their

Revolving Credit Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties,

actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any

Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or

arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be

liable for the payment of any portion of such liabilities,

obligations, losses, damages, penalties, actions, judgments,

suits, costs, expenses or disbursements to the extent they result from the Administrative Agent's bad faith, gross negligence or willful misconduct.  The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.



     SECTION 12.8   The Administrative Agent in Its Individual

Capacity.



     The Administrative Agent and its respective Subsidiaries and

Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the

Administrative Agent were not an Administrative Agent hereunder.

With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other

Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and

"Lenders" shall include the Administrative Agent in its

individual capacity.



     SECTION 12.9   Resignation of the Administrative Agent;

Successor Administrative Agent.



     Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties.

Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Credit Parties (so long as no Default or Event of Default has occurred and is continuing),

to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000.

If no successor Administrative Agent shall have been so appointed by the Required Lenders, been approved (so long as no Default or

Event of Default has occurred and is continuing) by the Credit

Parties or have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation,

then the Administrative Agent may, on behalf of the Lenders,

appoint a successor Administrative Agent reasonably acceptable to the Credit Parties (so long as no Default or Event of Default has occurred and is continuing), which successor shall have minimum capital and surplus of at least $500,000,000.  Upon the

acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor

Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring

Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent's resignation hereunder as

Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as

Administrative Agent.



                          ARTICLE XIII



                          MISCELLANEOUS



     SECTION 13.1   Notices.



     (a)  Method of Communication.  Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing.

Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or

certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business

Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail,

return receipt requested.  A telephonic notice to the

Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.



     (b)  Addresses for Notices.  Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.



                         If to the Company:



                         Chesapeake Corporation

                         1021 East Cary Street

                         Richmond, VA 23219

                         Attention:  William T. Tolley

                         Telephone No.:  804 697-1157

                         Telecopy No.:  804 697-1134



                         with a copy to:



                         Chesapeake Corporation

                         1021 East Cary Street

                         Richmond, VA 23219

                         Attention:  J.P. Causey Jr.

                         Telephone No.:  804 697-1166

                         Telecopy No.:  804 697-1134



                         If to the UK Sub:



                         Chesapeake UK Holdings Limited

                         1021 East Cary Street

                         Richmond, VA 23219

                         Attention:  William T. Tolley

                         Telephone No.:  804 697-1157

                         Telecopy No.:  804 697-1134



                         with a copy to:



                         Chesapeake Corporation

                         1021 East Cary Street

                         Richmond, VA 23219

                         Attention:  J.P. Causey Jr.

                         Telephone No.:  804 697-1166

                         Telecopy No.:  804 697-1134



                         If to First Union as First Union National

                         Bank

                         Administrative Agent:

                         One First Union Center, DC 4

                         301 South College Street

                         Charlotte, North Carolina 28288-0608

                         Attention:  Syndication Agency Services

                           Telephone No.:  (704) 374-2698

                            Telecopy No.:  (704) 383-0288



                         With copies to:First Union National Bank

                             1345 Chestnut Street, PA4830

                         Philadelphia, Pennsylvania 19107-7618

                              Attention:  Syndication Agency

                              Services

                           Telephone No.:  (215) 973-6621

                            Telecopy No.:  (215) 973-1887



                         If to any Lender:To the Address set

forth on Schedule 1 hereto



     (c)  Administrative Agent's Office.  The Administrative

Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been

specified for such purpose by written notice to the Borrowers and the Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.



     SECTION 13.2   Expenses; Indemnity.



     The Borrowers jointly and severally agree to (a) pay all

reasonable out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation the reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the

Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the

Administrative Agent, the Arranger or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the

Administrative Agent, (b) pay all reasonable out-of-pocket

expenses of the Administrative Agent actually incurred in

connection with the administration of the Credit Facility, (c)

pay all reasonable out-of-pocket expenses of the Administrative

Agent, the Arranger and each Lender actually incurred in

connection with the enforcement of any rights and remedies of the

Administrative Agent, the Arranger and the Lenders under the

Credit Facility, including, to the extent reasonable under the circumstances, consulting with accountants, attorneys and other

Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent, the Arranger or any Lender

hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons,

and (d) defend, indemnify and hold harmless the Administrative

Agent, the Arranger and the Lenders, and their respective

parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines,

liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation,

litigation or other proceeding (whether or not the Administrative

Agent, the Arranger or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, the Credit Facility, any other

Loan Document, the Loans, the Notes or the Offer or any

acquisition by the Borrowers or any Person acting in concert with the Borrowers of any Shares or as a result of the breach of any of the Borrowers' obligations hereunder or in connection with the

Offer, including without limitation reasonable attorney's fees

(including the allocated cost of internal counsel), consultant's fees and settlement costs (but excluding any losses, penalties,

fines liabilities, settlements, damages, costs and expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction)).



     SECTION 13.3   Set-off.



     In addition to any rights now or hereafter granted under

Applicable Law and not by way of limitation of any such rights,

upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or

participant of a Lender in accordance with Section 13.10 are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other

Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to,

indebtedness evidenced by certificates of deposit, whether

matured or unmatured) and any other indebtedness at any time held or owing by the Lenders or any Affiliates thereof, or any such assignee or participant to or for the credit or the accounts of the respective Borrowers against and on account of the

Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other

Loan Documents or (b) the Administrative Agent shall have

declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.



     SECTION 13.4   Governing Law.



     This Agreement, the Notes and the other Loan Documents,

unless otherwise expressly set forth therein, shall be governed by, construed and enforced in  accordance with the laws of the

Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.



     SECTION 13.5   Consent to Jurisdiction.



     Each of the parties hereto hereby irrevocably consents to

the personal jurisdiction of the state and federal courts located in Virginia, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.

Each of the parties hereto hereby irrevocably consents to the service of a summons and complaint and other process in any

action, claim or proceeding brought by any other party hereto in connection with this Agreement, the Notes or the other Loan

Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1.

Nothing in this Section 13.5 shall affect the right of any of the parties hereto to serve legal process in any other manner

permitted by Applicable Law or affect the right of any of the parties hereto to bring any action or proceeding against any other party hereto or its properties in the courts of any other jurisdictions.



     SECTION 13.6   Binding Arbitration; Waiver of Jury Trial.



     (a)  Binding Arbitration.  Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"),

between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein.

Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.

Disputes may include, without limitation, tort claims,

counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents.  Arbitration shall be conducted under and governed by the Commercial Financial

Disputes Arbitration Rules (the "Arbitration Rules") of the

American Arbitration Association and Title 9 of the U.S. Code.

All arbitration hearings shall be conducted in Washington, D.C.

The expedited procedures set forth in Rule 51, et seq. of the

Arbitration Rules shall be applicable to claims of less than

$1,000,000.  All applicable statutes of limitation shall apply to any Dispute.  A judgment upon the award may be entered in any court having jurisdiction.  Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred and twenty (120) days after such demand.  These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days.  The panel from which all arbitrators are selected shall be comprised of licensed attorneys.  The single arbitrator selected for expedited

procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted.  The parties hereto do not waive any applicable Federal or state substantive law except as provided herein.



     (b)  Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT, THE

ARRANGER, EACH LENDER AND EACH CREDIT PARTY HEREBY ACKNOWLEDGE

THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY

WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO

ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE

IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN

DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR

THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.



     (c)  Preservation of Certain Remedies.  Notwithstanding the

preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, the

remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute.  Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies where available, and solely to collect amounts due, pursuant to the terms of this Agreement:  (i)

obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and

(ii) when applicable, a judgment by confession of judgment.

Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.



     SECTION 13.7   Reversal of Payments.



     To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the

Lenders or the Administrative Agent receives any payment or

proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law,

state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and

continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.



     SECTION 13.8   Injunctive Relief; Punitive Damages.



     (a)  Each of the parties to this Agreement recognizes that,

in the event such party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the other parties hereto. Therefore, each of the parties hereto agrees that the other parties hereto, at such other party's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.



     (b)  The Administrative Agent, the Arranger, the Lenders and

the Credit Parties (on behalf of themselves and their

Subsidiaries) hereby agree that no such Person shall have a

remedy of punitive or exemplary damages against any other party to a Loan Document or any other party in a Dispute and each such

Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.



     SECTION 13.9   Accounting Matters.



     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in

accordance with GAAP, as in effect from time to time, provided that, if the Borrowers notify the Administrative Agent that the

Borrowers request an amendment to any provision hereof to

eliminate the effect of any change occurring after the date

hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the

Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance

therewith.



     SECTION 13.10  Successors and Assigns; Participations.





     (a)  Benefit of Agreement.  This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the

Administrative Agent, the Arranger and the Lenders, all future holders of the Notes, and their respective successors and

permitted assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender other than

pursuant to Section 10.5.



     (b)  Assignment by Lenders.  Each Lender may, with the

consent of the Borrowers (so long as no Default or Event of

Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, without the consent of the Borrowers), and the consent of the Administrative Agent,

which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests,

rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:



               (i)       each such assignment shall be of a

constant, and not a varying, percentage of all the assigning

Lender's Aggregate Revolving Credit Commitment and all other rights and obligations under this Agreement;



               (ii) if less than all of the assigning Lender's

Aggregate Revolving Credit Commitment or Loans is to be assigned,

the Aggregate Revolving Credit Commitment or Loans so assigned shall not be less than $10,000,000;



               (iii)     the parties to each such assignment

shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and

Acceptance in the form of Exhibit H attached hereto (an

"Assignment and Acceptance"), together with any Note or Notes subject to such assignment;



               (iv) such assignment shall not, without the

consent of the Borrowers, on behalf of itself and the other

Credit Parties, require any Borrower, or any Credit Party, to file a registration statement with the Securities and Exchange

Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state;



               (v)  the assigning Lender shall pay to the

Administrative Agent an assignment fee of $3,500 upon the

execution by such Lender of the Assignment and Acceptance

(including, but not limited to, an assignment by a Lender to another Lender); provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof; and



               (vi) no consents will be required for assignments

where the Eligible Assignee is an Affiliate of the assigning

Lender.



Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and

Acceptance, which effective date shall be at least ten (10)

Business Days after the execution thereof, (A) the assignee

thereunder shall be a party hereto and, to the extent of the interest assigned in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent of the interest assigned in such assignment, be released from its obligations under this

Agreement.



     (c)  Rights and Duties Upon Assignment.  By executing and

delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such

Assignment and Acceptance.



     (d)  Register.  The Administrative Agent shall maintain a

copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the

Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register").  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the

Arranger and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for

inspection by the Borrowers or Lenders at any reasonable time and from time to time upon reasonable prior notice.



     (e)  Issuance of New Notes.  Upon its receipt of an

Assignment and Acceptance executed by an assigning Lender and an

Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the

Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H:



               (i)       accept such Assignment and Acceptance;



               (ii) record the information contained therein in

the Register;



               (iii)     give prompt notice thereof to the

Lenders and the Borrowers, on behalf of itself and the other

Credit Parties; and



               (iv) promptly deliver a copy of such Assignment

and Acceptance to the Borrower.



Within ten (10) Business Days after receipt of notice, each

Borrower shall execute and deliver to the Administrative Agent,

in exchange for the surrendered Note or Notes, a new Note or

Notes to the order of such Eligible Assignee in amounts equal to the amounts assumed by it pursuant to such Assignment and

Acceptance and a new Note or Notes to the order of the assigning

Lender in an amount equal to the amounts retained by it

hereunder. Such new Note or Notes shall be in an aggregate

principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in

substantially the form of the assigned Notes delivered to the assigning Lender.  Each surrendered Note or Notes shall be

canceled and returned to the Borrower which made such Note.



     (f)  Participations.  Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including,

without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:



               (i)       each such participation shall be in an

amount not less than $10,000,000;



               (ii) such Lender's obligations under this

Agreement (including, without limitation, its Aggregate Revolving

Credit Commitment) shall remain unchanged;



               (iii)     such Lender shall remain solely

responsible to the other parties hereto for the performance of such obligations;



               (iv) the Credit Parties, the Administrative Agent,

the Arranger and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;



               (v)  such Lender shall not permit such participant

the right to approve any waivers, amendments or other

modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement

Obligation, extend the term or increase the amount of the

Aggregate Revolving Credit Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal, interest or fees of any Loan, or release of all or substantially all of the Guarantors, except as expressly contemplated hereby or thereby; and



               (vi) any such disposition shall not, without the

consent of the Borrowers, on behalf of itself and the other

Credit Parties, require the Borrowers or any other Credit Party,

to file a registration statement with the Securities and Exchange

Commission or apply to or qualify the Revolving Credit Loans or the Revolving Credit Notes under the blue sky law of any state.



     (g)  Disclosure of Information; Confidentiality.  Each of

the Administrative Agent, the Issuing Lender and the Lenders

agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers, employees and agents,

including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,

(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this

Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the prior written consent of the

Credit Parties, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this

Section or (B) becomes available to the Administrative Agent, the

Issuing Lender or any Lender on a nonconfidential basis from a source other than the Credit Parties or (i) to Gold Sheets and other similar bank trade publications, such information to

consist of deal terms and other information (customarily found in such publications) upon the Credit Parties' prior review and approval, which shall not be unreasonably withheld or delayed.

For the purposes of this Section, "Information" means all

information received from the Credit Parties or any of their

Subsidiaries relating to the Credit Parties or their business,

other than any such information that is available to the

Administrative Agent, the Issuing Lender or any Lender on a

nonconfidential basis prior to disclosure by the Credit Parties;

provided that, in the case of information received from the

Credit Parties after the Closing Date (other than certificates or other information specifically required by the terms of this

Agreement), such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.



     (h)  Certain Pledges or Assignments.  Nothing herein shall prohibit any Lender from pledging or assigning any Note to any

Federal Reserve Bank in accordance with Applicable Law.



     SECTION 13.11  Amendments, Waivers and Consents.



     Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the

Administrative Agent with the consent of the Required Lenders)

and delivered to the Administrative Agent and, in the case of an amendment, signed by the Credit Parties; provided, that no

amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (except as expressly contemplated by Section 2.8), (b) extend the originally scheduled time or times of payment of the principal of any Loan or

Reimbursement Obligation or the time or times of payment of

interest or fees on any Loan or Reimbursement Obligation, (c)

reduce the rate of interest or fees payable on any Loan or

Reimbursement Obligation, (d) reduce the principal amount of any

Loan or Reimbursement Obligation, (e) permit any subordination of the principal or interest on any Loan or Reimbursement

Obligation, (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Credit

Parties' rights and obligations hereunder, (g) release all or substantially all of the Guarantors or (h) amend the provisions of this Section 13.11 or the definition of Required Lenders,

without the prior written consent of each Lender.  In addition,

no amendment, waiver or consent to the provisions of (a) Article

XIII shall be made without the written consent of the

Administrative Agent and (b) Article III without the written consent of each Issuing Lender.



     SECTION 13.12  Performance of Duties.



     The Credit Parties' obligations under this Agreement and

each of the Loan Documents shall be performed by the Credit

Parties at their sole cost and expense.



     SECTION 13.13  All Powers Coupled with Interest.



     All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any

provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.



     SECTION 13.14  Joint and Several Obligations.



     All obligations, liabilities, covenants and representations and warranties of any Borrower under this Agreement shall be joint and several obligations, liabilities, covenants and

representations and warranties of all of the Borrowers.  Neither the Administrative Agent nor any Lender shall be obligated before exercising any of the rights, powers and remedies conferred upon them in respect of the Company or, as the case may be, the UK

Sub, by this Agreement, any other Loan Document or by Applicable

Law:



     (a)  to make any demand of the UK Sub or, as the case may

be, the Company;



     (b)  to take any action or obtain judgment in any court

against the UK Sub or, as the case may be, the Company;



     (c)  to make any claim or proof in winding up or dissolution of the UK Sub or, as the case may be, the Company; or



     (d)  to enforce or seek to enforce any security or guaranty taken in respect of any of the Obligations of the UK Sub or, as the case may be, the Company.



     SECTION 13.15  Subordination of Company's Claims Against the

UK Sub



     The Borrowers hereby agree that any claims of the Company

against the UK Sub or any rights the Company has to be

indemnified by the UK Sub shall be subordinate in right of

payment to the payment and satisfaction in full of the Borrowers'

Obligations to the Administrative Agent under this Agreement and the other Loan Documents.



     SECTION 13.16  Survival of Indemnities.



     Notwithstanding any termination of this Agreement, the

indemnities to which the Administrative Agent, the Arranger and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the

Administrative Agent, the Arranger and the Lenders against events arising after such termination as well as before, including after the Borrowers' acceptance of the Lenders' commitments for the

Credit Facility, notwithstanding any failure of such facility to close.



     SECTION 13.17  Titles and Captions.



     Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.



     SECTION 13.18  Severability of Provisions.



     Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall,

as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such

provision in any other jurisdiction.



     SECTION 13.19  Counterparts.



     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns,

and all of which taken together shall constitute one and the same agreement.  Delivery of any executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.



     SECTION 13.20  Term of Agreement.



     This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than obligations owing by any Credit Party to any Lender or

Affiliate of a Lender or the Administrative Agent under any

Hedging Agreement) shall have been indefeasibly and irrevocably paid and satisfied in full.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.



     SECTION 13.21  Inconsistencies with Other Documents;

Independent Effect of Covenants.



     (a)  In the event there is a conflict or inconsistency

between this Agreement and any other Loan Document or the letter agreements between the Administrative Agent and the Borrowers dated as of January 18, 1999, as amended, the terms of this

Agreement shall control.



     (b)  The Borrowers expressly acknowledge and agree that each covenant contained in Article IX, X, or XI hereof shall be given independent effect.



                   [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused their

duly authorized officers to execute and deliver this Agreement as of the date first above written.





                              CHESAPEAKE CORPORATION


                              By:


                              Name:

                              Title:____________________________________



                              CHESAPEAKE UK HOLDINGS LIMITED


                              By:


                              Name:

                              Title:____________________________________



                              FIRST UNION NATIONAL BANK,

                                Individually and as

                                Administrative Agent


                              By:


                              Name:

                              Title:____________________________________



                              COMPAGNIE FINANCIERE DE CIC ET DE

                              I'UNION EUROPEENNE


                              By:


                              Name:

                              Title:____________________________________



                              By:


                              Name:

                              Title:____________________________________



                              NATIONSBANK, N.A.


                              By:


                              Name:

                              Title:____________________________________



                              BANK OF MONTREAL


                              By:


                              Name:

                              Title:____________________________________



                              THE BANK OF NEW YORK


                              By:


                              Name:

                              Title:____________________________________



                              CREDIT LYONNAIS NEW YORK BRANCH


                              By:


                              Name:

                              Title:____________________________________



                              BANK OF NOVA SCOTIA


                              By:


                              Name:

                              Title:____________________________________





                              DG BANK DEUTSCHE

                              GENOSSENSCHAFTSBANK AG,

                              Cayman Islands Branch


                              By:


                              Name:

                              Title:____________________________________





                              By:


                              Name:

                              Title:____________________________________



                              CRESTAR BANK


                              By:


                              Name:

                              Title:____________________________________



                              TORONTO DOMINION


                              By:


                              Name:

                              Title:____________________________________



                              WACHOVIA BANK, N.A.


                              By:


                              Name:

                              Title:____________________________________





                           Schedule 1

                    Lender(s) and Address(es)

    First Union National Bank      DG Bank Deutsche
    One First Union Center, DC-4   Genossenschaftsbank AG
    301 South College Street       Cayman Islands Branch
    Charlotte, N.C.  28288-0608    DG Bank, AG, Atlanta
    Scott Santa Cruz               Agency
    Phone: 704-383-1988            303 Peachtree Street, NE,
    Fax: 704-374-3300              Suite 2900
                                   Atlanta, GA  30308
    Compagnie Financiere de CIC    Kurt Morris
    et de I'Union Europeenne       Phone: 404-524-3966
    520 Madison Avenue             Fax: 404-524-4006
    New York, NY  10022
    Martha Skidmore                The Bank of Nova Scotia
    Phone: 212-715-4430            One Liberty Plaza
    Fax: 212-715-4535              New York, NY  10006
                                   Richard Garritt
    NationsBank, N.A.              Phone: 212-225-5028
    100 N. Tryon Street            Fax: 212-225-5090
    Charlotte, NC  28255
    Joe Corah                      Crestar Bank
    Phone: 704-386-5976            919 W. Main Street
    Fax: 704-386-9835              Richmond, VA  23219
                                   Christopher Werner
    Bank of Montreal               Phone: 804-782-5998
    430 Park Avenue                Fax: 804-782-5413
    New York, NY  10022
    Brian Burke                    Toronto Dominion
    Phone: 212-605-1643            31 W. 52nd Street, 18th
    Fax: 212-605-1455              Floor
                                   New York, NY  10016
    The Bank of New York           Raja Mukherji
    One Wall Street, 22nd Floor    Phone: 212-827-7702
    New York, NY  10286            Fax: 212-827-7250
    Anne Marie Hughes
    Phone: 212-635-1339            Wachovia Bank, NA
    Fax: 212-635-6434              1021 E. Cary Street
                                   Richmond, VA  23219
    Credit Lyonnais New York       Christopher Borin
    303 Peachtree Street, NE       Phone: 804-697-6820
    Suite 4400                     Fax: 804-697-7581
    Atlanta, GA  30308
    Walter Robinson
    Phone: 404-524-3700
    Fax: 404-584-5249
                         Schedule 1.1(a)

                    Commitments as of Closing


First Union National Bank  364 Day Facility Commitment($150,000,000)
                           Five Year Facility Commitment($250,000,000)

                         Schedule 6.1(b)

        Subsidiary Corporations of Chesapeake Corporation


WHOLLY-OWNED SUBSIDIARIES OF CHESAPEAKE CORPORATION

Wisconsin Tissue Mills Inc. (Delaware)

     Wholly-Owned Subsidiary of Wisconsin Tissue Mills Inc.

          Wisconsin Tissue (Canada), Limited (Ontario, Canada)

Chesapeake Forest Products Company (Virginia)

     Wholly-Owned Subsidiary of Chesapeake Forest Products
Company

          Chesapeake Building Products Company (Virginia)

Chesapeake Display and Packaging Company (Iowa)

     Wholly-Owned Subsidiary of Chesapeake Display and Packaging
Company

          Chesapeake Display and Packaging (Canada) Limited
(Ontario, Canada)

Chesapeake Packaging Company (Virginia)

Delmarva Properties, Inc. (Virginia)

Stonehouse Inc. (Virginia)

Chesapeake Resources Company (Virginia)

Cary St. Company (Delaware)

Chesapeake Trading Corp. (Virginia)

Chesapeake Trading Company, Inc. (U.S. Virgin Islands)

Chesapeake Recycling Co. (Virginia)

The Chesapeake Corporation of Virginia (Virginia)

Chesapeake International Holding Company (Virginia)

     Subsidiary of Chesapeake International Holding Company

          Chesapeake Europe S.A. (France)
          Chesapeake Display and Packaging Europe (France)

     Subsidiary of Chesapeake Corporation and Wisconsin Tissue
Mills Inc.

          Wisconsin Tissue de Mexico, S.A. de C.V. (Mexico)

Capitol Packaging Company (Colorado)

Chesapeake US Holdings Limited (England)


       Options, Warrants and Other Convertible Securities

     There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Credit Parties or their Subsidiaries, except Chesapeake Corporation's stock-based director and employee compensation programs, as described in Note 9 to Chesapeake Corporation's audited consolidated financial statements for its fiscal year ended December 31, 1997.
                         Schedule 6.1(p)

       Debt and Guaranty Obligations of the Credit Parties and any Subsidiary in Excess of $10 Million as of Closing Date


     Borrower                      Obligation

Chesapeake Corporation        $55 million 10.375% notes due 2000
Chesapeake Corporation        $33.6 million 9.875% notes due 2003
Chesapeake Corporation        $85 million 7.2% notes due 2005
Chesapeake Corporation        $50 million 6.375-6.875% notes due 2019
Chesapeake Europe SA*         FRF 75 million committed credit line with
                                   Societe Generale expiring
                                   September 16, 2001
Chesapeake Corporation        $20 million credit line with
                                   Crestar Bank expiring
                                   May 2002 (no borrowing outstanding)
Chesapeake Corporation        $20 million credit line with
                                   Wachovia Bank of
                                   North Carolina, N.A. expiring
                                   May 2002
                                   (no borrowing outstanding)


                          Schedule 10.7

           Restrictions and Limitations on Subsidiary
         Dividends and Distributions as of Closing Date


     Subsidiary                         Facility

Chesapeake Europe SA          FRF 75 million Societe Generale
                                Committed line expiring
                                September 16, 2001
                              FRF 50 million Bank of America
                                Committed line expiring June 30,
                                2000
                              FRF 50 million Chase Manhattan Bank
                                Term loan due June 3, 2002

Restrictions: The ratio of CSK Europe's debts (excluding supplier's credits and other indebtedness arising from commercial business activities) to its net worth shall remain equal to or less than 6, and

          The sum of CSK Europe's net worth and intercompany loans from Chesapeake Corporation shall always equal at least FRF 10 million.


















































                           EXHIBIT A-1

                  FORM OF REVOLVING CREDIT NOTE
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent

                      REVOLVING CREDIT NOTE


$____________                                     _______________



FOR VALUE RECEIVED, the undersigned, [Borrower], a corporation organized under the laws of [Virginia/the United Kingdom] (the "Borrower"), hereby promises to pay to the order of _________________________________, (the "Lender"), at the place and times provided in the Credit Agreement referred to below, the principal sum of _________________ ($__________) or, if less, the aggregate unpaid principal amount of all loans made to the Borrower by the Lender under the [364 Day Facility] [Five Year Facility] (such loans, the "Revolving Credit Loans") granted by the Lenders (as defined) to the Borrower pursuant to that certain Credit Agreement, dated as of even date herewith (as amended, restated or otherwise modified, the "Credit Agreement") among Chesapeake Corporation, Chesapeake UK Holdings Limited, the Lenders who are or may become a party thereto (collectively, the "Lenders"), First Union National Bank, as Administrative Agent and First Union Capital Markets, as Arranger. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

      The unpaid principal amount of Revolving Credit Loans from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal of and interest on Revolving Credit Loans shall be payable in lawful currency of the United States of America or, in the case of Offshore Currency Loans, in the Applicable Currency, in immediately available funds to the account designated in the Credit Agreement.

      This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

      THIS  REVOLVING  CREDIT  NOTE SHALL  BE  GOVERNED  BY,  AND
CONSTRUED  AND  ENFORCED IN ACCORDANCE  WITH,  THE  LAWS  OF  THE
COMMONWEALTH OF VIRGINIA.

      The Debt evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

     The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.


      IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note under seal as of the day and year first above written.


                              [BORROWER]


                              By:
                                    Name:
                                    Title:


                           EXHIBIT A-2

                     FORM OF SWINGLINE NOTE
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent

                         SWINGLINE NOTE


$____________                                     _______________



FOR VALUE RECEIVED, the undersigned, [Borrower], a corporation organized under the laws of [Virginia/the United Kingdom] (the "Borrower"), hereby promises to pay to the order of _________________________________, (the "Lender"), at the place and times provided in the Credit Agreement referred to below, the principal sum of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the Borrower by the Lender under the [364 Day Facility] [Five Year Facility] (such loans, the "Swingline Loans") granted by the Lenders (as defined) to the Borrower pursuant to that certain Credit Agreement, dated as of even date herewith (as amended, restated or otherwise modified, the "Credit Agreement") among Chesapeake Corporation, Chesapeake UK Holdings Limited, the Lenders who are or may become a party thereto (collectively, the "Lenders"), First Union National Bank, as Administrative Agent and First Union Capital Markets, as Arranger. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

      The unpaid principal amount of Swingline Loans from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal of and interest on Swingline Loans shall be payable in lawful currency of the United States of America or in immediately available funds to the account designated in the Credit Agreement.

      This Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swingline Note and on which such Obligations may be declared to be immediately due and payable.

      THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
ENFORCED  IN  ACCORDANCE WITH, THE LAWS OF  THE  COMMONWEALTH  OF
VIRGINIA.

     The Debt evidenced by this Swingline Note is senior in right of payment to all Subordinated Debt referred to in the Credit
Agreement.

     The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.
     IN WITNESS WHEREOF, the undersigned has executed this Swingline Note under seal as of the day and year first above written.

                              [BORROWER]


                              By:
                              Name:
                              Title:____________________________________


                           EXHIBIT A-3
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent


                  FORM OF COMPETITIVE BID NOTE

                      COMPETITIVE BID NOTE


$____________                                     _______________



FOR VALUE RECEIVED, the undersigned, [Borrower], a corporation organized under the laws of [Virginia/the United Kingdom] (the "Borrower"), hereby promises to pay to the order of _________________________________, (the "Lender"), at the place and times provided in the Credit Agreement referred to below, the principal sum of _________________ ($__________) or, if less, the aggregate unpaid principal amount of all Competitive Bid Loans made to the Borrower by the Lender under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in the Credit Agreement.

     This Competitive Bid Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of even date herewith (as amended, restated or otherwise modified, the "Credit Agreement") among Chesapeake Corporation, Chesapeake UK Holdings Limited, the Lenders who are or may become a party thereto (collectively, the "Lenders"), First Union National Bank, as Administrative Agent and First Union Capital Markets, as Arranger. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

      The unpaid principal amount of Competitive Bid Loans from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal of and interest on Competitive Bid Loans shall be payable in lawful currency of the United States of America or, in the case of Offshore Currency Loans, in the Applicable Currency, in immediately available funds to the account designated in the Credit Agreement.

      This Competitive Bid Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Competitive Bid Note and on which such Obligations may be declared to be immediately due and payable.

      THIS  COMPETITIVE  BID  NOTE  SHALL  BE  GOVERNED  BY,  AND
CONSTRUED  AND  ENFORCED IN ACCORDANCE  WITH,  THE  LAWS  OF  THE
COMMONWEALTH OF VIRGINIA.

     The Debt evidenced by this Competitive Bid Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

     The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Competitive Bid Note.


      IN WITNESS WHEREOF, the undersigned has executed this Competitive Bid Note under seal as of the day and year first above written.



                              [BORROWER]


                              By:
                                    Name:
                                    Title:


                           EXHIBIT B-1
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent



          FORM OF NOTICE OF REVOLVING CREDIT BORROWING


              NOTICE OF REVOLVING CREDIT BORROWING

                   Dated as of: ______________

First Union National Bank,
 as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

      This irrevocable Notice of Revolving Credit Borrowing is delivered to you under Section 2.2(a) of the Amended and Restated Credit Agreement dated as of March 15, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among CHESAPEAKE CORPORATION, CHESAPEAKE UK HOLDINGS LIMITED, the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

      1. [Borrower] (the "Borrower") hereby requests that the Lenders make a Revolving Credit Loan to the Borrower in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.2(a) of the Credit Agreement.) The Borrower hereby requests that the Lenders make such Revolving Credit Loan under the [364 Day Facility] [Five Year Facility]. (Select a facility in accordance with Section 2.2(a) of the Credit Agreement.)

     2.   The Borrower hereby requests that such Revolving Credit
Loan     be    made    on    the    following    Business    Day:
_____________________.   (Complete  with  a   Business   Day   in
accordance with Section 2.2(a) of the Credit Agreement.)

     3.    The Borrower hereby requests that the Revolving Credit
Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                          Interest    Termination   Applicable
Component                 Period      Date for      Currency
of Loan     Interest      (Offshore   Interest      (Offshore
            Rate          Rate only)  Period        Rate only)
                                      (if
                                      applicable)

            Base Rate or
            Offshore
            Rate


     4. The principal amount of all Loans outstanding under the 364 Day Facility as of the date hereof (including the requested Revolving Credit Loan, if applicable) and the principal amount of all Loans and L/C Obligations outstanding under the Five Year Facility as of the date hereof (including the requested Revolving Credit Loan, if applicable) do not exceed the maximum amount permitted to be outstanding under the 364 Day Facility and the Five Year Facility, respectively, pursuant to the terms of the Credit Agreement.

     5. If the Borrower has requested that the Revolving Credit Loan be made during the Certain Funds Period and the proceeds of the Revolving Credit Loan are to be used as specified in Section 2.1(c)(i), (ii) or (iii) of the Credit Agreement, the Borrower hereby represents and warrants that the conditions specified in
Section 5.3 of the Credit Agreement have been satisfied or waived in writing by the Administrative Agent as of the date hereof. In all other situations, the Borrower hereby represents and warrants that the conditions specified in Section 5.4 of the Credit
Agreement have been satisfied or waived in writing by the Administrative Agent as of the date hereof.

      6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Revolving Credit Borrowing on behalf of the Borrower this ____ day of _______, ____.


                              [BORROWER]


                              By:
                                    Name:
                                    Title:


                           EXHIBIT B-2
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent

              FORM OF NOTICE OF SWINGLINE BORROWING

                  NOTICE OF SWINGLINE BORROWING

                   Dated as of: ______________

First Union National Bank,
 as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

      This irrevocable Notice of Swingline Borrowing is delivered to you under Section 2.6(d) of the Amended and Restated Credit Agreement dated as of March 15, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among CHESAPEAKE CORPORATION, CHESAPEAKE UK HOLDINGS LIMITED, the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

      1. [Borrower] (the "Borrower") hereby requests that the Lenders make a Swingline Loan to the Borrower in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.6(d) of the Credit Agreement.) The Borrower hereby requests that the Lenders make such Swingline Loan under the [364 Day Facility] [Five Year Facility]. (Select a facility in accordance with Section 2.6(d) of the Credit Agreement.)

      2. The Borrower hereby requests that such Swingline Loan be made on the following Business Day: _____________________.
(Complete with a Business Day in accordance with Section 2.6 of the Credit Agreement.)

     3.    The Borrower hereby requests that the Revolving Credit
Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                            Interest      Termination
Component                   Period        Date for
of Loan     Interest Rate   (Offshore     Interest
                            Rate only)    Period
                                          (if
                                          applicable)

            Base Rate or
            Offshore Rate


     4. The principal amount of all Loans outstanding under the 364 Day Facility as of the date hereof (including the requested Swingline Loan, if applicable) and the principal amount of all Loans and L/C Obligations outstanding under the Five Year Facility as of the date hereof (including the requested Swingline Loan, if applicable) do not exceed the maximum amount permitted to be outstanding under the 364 Day Facility and the Five Year Facility, respectively, pursuant to the terms of the Credit Agreement. The principal amount of all Swingline Loans outstanding under the 364 Day Facility as of the date hereof (including the requested Swingline Loan, if applicable) and the principal amount of all Swingline Loans outstanding under the 364 Day Facility as of the date hereof (including the requested Swingline Loan, if applicable) do not exceed the 364 Day Facility Swingline Commitment and the Five Year Facility Swingline Commitment, respectively.

      5. If the Borrower has requested that the Swingline Loan be made during the Certain Funds Period and the proceeds of the Swingline Loan are to be used as specified in Section 2.1(c)(i),
(ii) or (iii) of the Credit Agreement, the Borrower hereby represents and warrants that the conditions specified in Section
5.3  of  the  Credit Agreement have been satisfied or  waived  in writing by the Administrative Agent as of the date hereof. In all other situations, the Borrower hereby represents and warrants that the conditions specified in Section 5.4 of the Credit
Agreement have been satisfied or waived in writing by the Administrative Agent as of the date hereof.

      6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Swingline Borrowing on behalf of the Borrower this ____ day of _______, ____.


                              [BORROWER]


                              By:
                              Name:
                              Title:____________________________________


                           EXHIBIT B-3
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent

                 FORM OF COMPETITIVE BID REQUEST

                     COMPETITIVE BID REQUEST

                   Dated as of: ______________

First Union National Bank,
 as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

      The undersigned, [Borrower], refers to the Amended and Restated Credit Agreement dated as of March 15, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among CHESAPEAKE CORPORATION, CHESAPEAKE UK HOLDINGS LIMITED, the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

      1.    The  undersigned hereby gives you notice pursuant  to
Section 2.5(a) of the Credit Agreement that it requests a Competitive Bid Loan under the Credit Agreement and in connection therewith sets forth below the terms on which such Competitive Bid Loan is requested to be made.1

         (a) Date of Competitive Bid Loan    ____________________

         (b) Principal Amount and Currency
             of Competitive Bid Loan         ____________________

         (c) Interest Period(s) and
             last day thereof                ____________________

         (d) Facility                        ____________________

         (e) Disbursement account            ____________________

      2. Upon acceptance of any or all of the Competitive Bid Loans offered by the Lenders in response to this request, the undersigned shall be deemed to have represented and warranted that all conditions to lending specified in Section 5.4 of the Credit Agreement have been satisfied.

      3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                              [BORROWER]


                              By:
                              Name:
                              Title:_____________________________


                           EXHIBIT B-4
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent

                     FORM OF COMPETITIVE BID

                         COMPETITIVE BID

                   Dated as of: ______________

First Union National Bank,
 as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the Amended and Restated Credit Agreement dated as of March 15, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among CHESAPEAKE CORPORATION, CHESAPEAKE UK HOLDINGS LIMITED, the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

     1. The undersigned hereby makes a Competitive Bid pursuant to Section 2.5(b) of the Credit Agreement, in response to the Competitive Bid Request made by the [Borrower] on __________, ____, and in connection therewith sets forth below the terms on which such Competitive Bid is made.2

          (a)  Date of Competitive Bid       ____________________

          (b)  Principal Amount and Currency ____________________

          (c)  Interest Period and last
               day thereof                   ____________________

      2. The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.5 of the Credit Agreement.

      3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                              [NAME OF LENDER]


                              By:
                              Name:
                              Title:_____________________________


                            EXHIBIT C
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent



              FORM OF NOTICE OF ACCOUNT DESIGNATION


                  NOTICE OF ACCOUNT DESIGNATION

                     Dated as of: _________

First Union National Bank,
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

     This Notice of Account Designation is delivered to you under
Section 2.2 of the Amended and Restated Credit Agreement dated as of March 15, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among CHESAPEAKE CORPORATION, CHESAPEAKE UK HOLDINGS LIMITED, the lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent (the "Administrative Agent") and First Union Capital Markets, as Arranger.

      1.    The  Administrative  Agent is  hereby  authorized  to
disburse   all   proceeds  of  Loans  made  to  [Borrower]   (the
"Borrower") into the following account(s):
                  ____________________________
                  ABA Routing Number: _________
                  Account Number: _____________

      2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided by the Borrower to the Administrative Agent.

      3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this _____ day of _______, ____.

                              [BORROWER]


                              By:
                                    Name:
                                    Title:



                            EXHIBIT D
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent



                  FORM OF NOTICE OF PREPAYMENT


                      NOTICE OF PREPAYMENT

                   Dated as of: _____________

First Union National Bank,
 as Administrative Agent
One First Union Center
301 South College Street, TW-10
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

      This irrevocable Notice of Prepayment is delivered to you under Section 2.3(c) of the Amended and Restated Credit Agreement dated as of March 15, 1999 (as amended, restated or otherwise modified, the "Credit Agreement") by and among CHESAPEAKE CORPORATION, CHESAPEAKE UK HOLDINGS LIMITED, the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

      1. [Borrower] (the "Borrower") hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [Offshore Rate Loans]: ____________________. (Complete with an amount in accordance with Section 2.3 of the Credit Agreement.)

      2.    The  Loan to be prepaid is a [Revolving Credit  Loan]
[Swingline Loan] made under the [check each applicable box]

         / /   364 Day Facility

         / /   Five Year Facility

      3.   The Borrower shall repay the above-referenced Loans on
the   following  Business  Day:  _______________.  (Complete   in
accordance with Section 2.3 of the Credit Agreement.)

      4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment on this ____ day of _______, ____.

                              [BORROWER]

                              By:______________________________

                              Name:_________________________

                              Title:________________________


                            EXHIBIT E
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent



                   FORM OF GUARANTY AGREEMENT




      THIS UNCONDITIONAL GUARANTY AGREEMENT (as amended, restated or otherwise modified, this "Guaranty"), dated as of ________ __, ____ is made by certain subsidiaries of CHESAPEAKE CORPORATION, a corporation organized under the laws of Virginia (the "Company") (such subsidiaries, collectively, the "Guarantors", each a "Guarantor"), in favor of FIRST UNION NATIONAL BANK, a national banking association, as Administrative Agent (the "Administrative Agent") for the ratable benefit of itself and the financial institutions who are, or may become party to the Credit Agreement (as defined below).

                      STATEMENT OF PURPOSE

      Pursuant to the terms of the Credit Agreement of even date herewith (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Company, Chesapeake UK Holdings, Limited (together with the Company, the "Borrowers") the Lenders and the Administrative Agent, the Lenders will provide certain credit facilities to the Borrowers as more specifically described in the Credit Agreement.

      The Borrowers and the Guarantors comprise one integrated financial enterprise, and all Loans to the Borrowers will inure, directly or indirectly, to the benefit of each of the Guarantors.

      The Lenders have requested that each Guarantor execute and deliver this Guaranty, and each of the Guarantors has agreed to do so pursuant to the terms hereof.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, each Guarantor hereby agrees with the Administrative Agent for the ratable benefit of the Administrative Agent and Lenders as follows:

      SECTION 1. Definitions. Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings assigned to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control.

      SECTION 2. Guaranty of Obligations of Borrowers. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrowers, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrowers, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment or endorsement, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrowers to the Administrative Agent or any Lender, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations"); provided, that notwithstanding anything to the contrary contained herein, it is the intention of each Guarantor and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such
Guarantor's obligations with respect to the Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. 547, 548, 550 and other "avoidance" provisions of Title 11 of the United States
Code) applicable in any such proceeding to such Guarantor and this Guaranty (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that such Guarantor's obligations with respect to the Guaranteed Obligations or any payment made pursuant to the Guaranteed
Obligations would, but for the operation of the foregoing proviso, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the foregoing proviso and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the foregoing proviso shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The foregoing proviso is intended solely to preserve the rights of the Administrative Agent hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrowers, any other Guarantor nor any other Person shall have any right or claim under such proviso that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

      SECTION 3. Nature of Guaranty. Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

             (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which any Borrower or any Subsidiary thereof is or may become a party;

           (b) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;

           (c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

           (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that, subject to the proviso in
Section 2 hereof, its obligations under this Guaranty shall not be discharged until the final payment and performance, in full, of the Guaranteed Obligations and the termination of the Aggregate Revolving Credit Commitment. To the extent permitted by law, each Guarantor expressly waives all rights it may now or in the future have under any statute (including without limitation North Carolina General Statutes Section 26-7, et seq. or similar law), or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Guaranteed Obligations against the Borrowers or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. To the extent permitted by law, each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrowers, such Guarantor, any other guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative
Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into the Credit Agreement.

      SECTION 4. Demand by the Administrative Agent. In addition to the terms set forth in Section 3, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantors shall be made to the
Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available Dollars to an account designated by the Administrative Agent or at the address referenced herein for the giving of notice to the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent.

       SECTION 5. Waivers. In addition to the waivers contained in Section 3, each Guarantor, to the extent permitted by law, waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Guaranty. Each Guarantor further hereby waives, to the extent permitted by Applicable Laws, diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or the Borrowers whether now existing or which may arise in the future.

     SECTION 6. Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrowers, the Administrative Agent and the Lenders, the obligations of the Borrowers under the Loan Documents. In the event all or any part of the Guaranteed
Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons as permitted under the Credit Agreement, any reference to an "Administrative Agent," or "Lender" herein shall be deemed to refer equally to such Person or Persons.

      SECTION 7.     Modification of Loan Documents etc.  If  the
Administrative Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the
Guarantors:

           (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations (including, without limitation, any increase of the Borrowers' Obligations under the Credit Agreement pursuant to Section 4.9 of the Credit Agreement);

           (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

           (c) amend or modify, in any manner whatsoever, the Loan Documents;

           (d) extend or waive the time for performance by any Guarantor, any other guarantor, the Borrowers or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

           (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Debt of any Guarantor, any other guarantor or the Borrowers to the Administrative Agent or the Lenders;

          (f) release anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrowers to the Administrative Agent or any Lender;

          (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or the Borrowers are subordinated to the claims of the Administrative Agent or any Lender; or

           (h) apply any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor, any other guarantor or the Borrowers to the Administrative Agent or any Lender in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion;

then neither the Administrative Agent nor any Lender shall incur any liability to any Guarantor as a result thereof, and no such action shall impair or release the obligations of any Guarantor under this Guaranty.

      SECTION 8. Reinstatement. Each Guarantor agrees that, if any payment made by the Borrowers or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any collateral are required to be refunded by the Administrative Agent or any Lender to the Borrowers, their respective estates, trustees, receivers or any other party, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor's liability hereunder (and any Lien securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien securing such obligation).

       SECTION   9.      Representations  and  Warranties.   Each
Guarantor hereby represents and warrants that:

          (a) such Guarantor has the corporate right, power and authority to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize its execution, delivery and performance of, this Guaranty;

           (b) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

           (c) the execution, delivery and performance of this Guaranty will not violate any material provision of any Applicable Law or material contractual obligation of such Guarantor and will not result in the creation or imposition of any Lien upon or with respect to any property or revenues of such Guarantor;

           (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty except such consents its failure to obtain would not be expected to have a Material Adverse Effect;

           (e) no actions, suits or proceedings before any arbitrator or Governmental Authority are pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties with respect to this Guaranty or any of the transactions contemplated hereby;

           (f) such Guarantor has such title to the real property owned by it and a valid leasehold interest in the real property leased by it, and has good and marketable title to all of its personal property sufficient to carry on its business free of any and all Liens of any type whatsoever, except those permitted by
     Section 10.3 of the Credit Agreement; and

          (g) such Guarantor owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and no event has occurred which, to the knowledge of such Guarantor, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the knowledge of such Guarantor, it is not liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except as could not reasonably be expected to have a Material Adverse Effect; and

          (h) as of the date hereof, such Guarantor (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it engages and is able to pay its debts as they mature,
     (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies) and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature, subject in each case to the proviso of
     Section 2 hereof.

     SECTION 10. Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Loan Documents or otherwise.

      SECTION 11. No Subrogation. Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or the other Guarantors or against any collateral security held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrowers or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the Guaranteed Obligations are paid in full and the Aggregate Revolving Credit Commitment is terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

      SECTION 12. Expenses. All costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Administrative Agent or any Lender in enforcing or protecting their rights or remedies hereunder shall be payable by the Guarantors on demand and shall bear interest (after as well as before judgment) until paid at the rate then applicable to Base Rate Loans under the Credit Agreement and shall be additional Guaranteed Obligations hereunder.

      SECTION 13. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 13.1 of the Credit Agreement.

      SECTION 14. Successors and Assigns. This Agreement is for the benefit of the Administrative Agent and the Lenders and their permitted successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on each Guarantor and its successors and assigns; provided that no Guarantor may assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

      SECTION 15. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Agreement may be amended or waived, nor may any consent be given, except in the manner set forth in Section 13.11 of the Credit Agreement.

      SECTION  16.     Powers  Coupled  with  an  Interest.   All
authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

      SECTION  17.     Governing Law.  THIS  AGREEMENT  SHALL  BE
GOVERNED  BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE  LAWS
OF  THE STATE OF VIRGINIA, WITHOUT REFERENCE TO THE CONFLICTS  OR
CHOICE OF LAW PRINCIPLES THEREOF.

      SECTION 18. Consent to Jurisdiction. Each Guarantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Richmond, Virginia in any action, claim or other proceeding arising out of or any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. Each Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner provided in
Section 13.1 of the Credit Agreement. Nothing in this Section 18 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or such Lender to bring any action or proceeding against any Guarantor or its properties in the courts of any other jurisdictions.

     SECTION 19.    Binding Arbitration; Waiver of Jury Trial.

           (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any of the Loan Documents ("Disputes"), between or among the parties thereto shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Washington, D.C. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction.
     Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any interest rate swap agreement that is a Loan Document. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein.

           (b) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER, AND EACH
     GUARANTOR, BY THEIR ACCEPTANCE OF THIS AGREEMENT OR THE BENEFITS HEREOF, HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

          (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Person may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

      SECTION 20. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      SECTION 21. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     SECTION 22. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                    [Signature Pages Follow]

      IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal as of the date first above written.


[CORPORATE SEAL]

                              By:
                                   Name:
                                   Title:



[CORPORATE SEAL]

                              By:
                                   Name:
                                   Title:



[CORPORATE SEAL]

                              By:
                                   Name:
                                   Title:



[CORPORATE SEAL]

                              By:
                                   Name:
                                   Title:



[CORPORATE SEAL]

                              By:
                                   Name:
                                   Title:




[CORPORATE SEAL]

                              By:
                                   Name:
                                   Title:


           UNCONDITIONAL GUARANTY AGREEMENT SUPPLEMENT

      UNCONDITIONAL GUARANTY AGREEMENT SUPPLEMENT, dated as of _____________________, (the "Supplement"), made by [INSERT NAME OF NEW SUBSIDIARY], a __________________ (the "New Guarantor"), in favor of First Union National Bank, as Administrative Agent (in such capacity, the "Administrative Agent") under the Credit Agreement (as defined in the Guaranty Agreement referred to below) for the ratable benefit of itself and the Lenders (as so defined).

      Section 1. Reference is hereby made to the guaranty agreement dated as of ________ __, ____ (as amended, supplemented or otherwise modified as of the date hereof, the "Guaranty
Agreement"), made by the certain Subsidiaries of Chesapeake Corporation, a corporation organized under the laws of Virginia (such Subsidiaries, collectively, the "Guarantors"), in favor of the Administrative Agent. This Supplement supplements the Guaranty Agreement, forms a part thereof and is subject to the terms thereof. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

       Section 2. The New Guarantor hereby agrees to unconditionally guarantee to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations of the Borrowers to the same extent and upon the same terms and conditions as are contained in the Guaranty Agreement.

      Section 3. The New Guarantor hereby agrees that it is a party to the Guaranty Agreement as if a signatory thereto on the Closing Date of the Credit Agreement, and the New Guarantor shall comply with all of the terms, covenants, conditions and agreements and hereby makes each representation and warranty, in each case set forth therein. The New Guarantor agrees that the "Guaranty Agreement" or "Guaranty" as used therein or in any other Loan Documents shall mean the Guaranty Agreement as supplemented hereby.

      Section 4. The New Guarantor hereby acknowledges it has received a copy of the Guaranty Agreement and that it has read and understands the terms thereof.


      IN WITNESS WHEREOF, the undersigned hereby causes this Supplement to be executed and delivered as of the date first above written.


[CORPORATE SEAL]             [INSERT NAME OF NEW SUBSIDIARY]


                         By:
                              Name:
                              Title:



                            EXHIBIT F
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent


            FORM OF NOTICE OF CONVERSION/CONTINUATION
                NOTICE OF CONVERSION/CONTINUATION

                   Dated as of: _____________



First Union National Bank
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services

Ladies and Gentlemen:

      This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 4.2 of the Amended and Restated Credit Agreement dated as of March 15, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among CHESAPEAKE CORPORATION, CHESAPEAKE UK HOLDINGS LIMITED the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent.

      1. The [Revolving Credit Loan] [Swingline Loan] to which this Notice relates was made under the [364 Day Facility], [Five
Year Facility] or [is part of the Term Loan] (Delete as applicable).

      2.    This Notice is submitted for the purpose of:   (Check
one and complete applicable information in accordance with the Credit Agreement.)

                0 Converting all or a portion of a Base Rate Loan into an Offshore Rate Loan

                     (a)   The  aggregate  outstanding  principal
               balance of such Loan is $_______________.

                     (b)  The principal amount of such Loan to be
               converted is $_______________.

                     (c)   The  requested effective date  of  the
               conversion of such Loan is _______________.

                    (d) The requested Interest Period applicable to the converted Loan is _______________.

           (e)  The Applicable Currency of the converted Loan  is
                ____________.

                / / Converting all or a portion of an Offshore Rate
                    Loan into a Base Rate Loan

                     (a)   The  aggregate  outstanding  principal
                           balance of such Loan is $_______________

                     (b)   The  last day of the current  Interest
                           Period for such Loan is _______________.

                     (c) The principal amount of such Loan to be converted is $_______________.

                     (d)   The  requested effective date  of  the
                           conversion of such Loan is _______________.

                / / Continuing all or a portion of an Offshore Rate
                    Loan as an Offshore Rate Loan

                     (a)   The  aggregate  outstanding  principal
                           balance of such Loan is $_______________.

                     (b)   The  last day of the current  Interest
                           Period for such Loan is _______________.

                     (c)   The principal Dollar Equivalent amount
                           of such Loan to be continued is $_______________.

                     (d)   The  requested effective date  of  the
                           continuation of such Loan is _______________.

                     (e) The requested Interest Period applicable to the continued Loan is _______________.

                     (f)   The Applicable Currency of such Loan is
                           __________________.

     3. The principal amount of all Loans made under the 364 Day Facility outstanding as of the date hereof and the principal amount of all Loans made under the Five Year Facility outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding under the 364 Day Facility and the Five Year Facility, respectively, pursuant to the terms of the Credit Agreement. The principal amount of all Swingline Loans made under the 364 Day Facility outstanding as of the date hereof and the principal amount of all Swingline Loans made under the Five Year Facility outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding under the 364 Day Facility Swingline Commitment and the Five Year Facility Swingline Commitment, respectively, pursuant to the terms of the Credit Agreement.

      4. [Borrower] hereby represents and warrants that no Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing.

      5. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation on this ____ day of __________, ____.


                                                       [BORROWER]


                              By:
                                    Name:
                                    Title:


                            EXHIBIT G
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent



            FORM OF OFFICER'S COMPLIANCE CERTIFICATE



                OFFICER'S COMPLIANCE CERTIFICATE


      The undersigned, on behalf of [CHESAPEAKE UK HOLDINGS LIMITED/CHESAPEAKE CORPORATION (the "Borrowers"), hereby certifies to the Administrative Agent, and the Lenders each as defined in the Credit Agreement referred to below, as follows:

      1.    This  Certificate is delivered  to  you  pursuant  to
Section 7.2 of the Amended and Restated Credit Agreement dated as of March 15, 1999 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrowers, the lenders party thereto (the "Lenders") and First Union National Bank, as administrative agent (the "Administrative Agent"). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     2. I have reviewed the financial statements of the Company and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates and the results of their operations of the Company and its Subsidiaries for the respective period[s] then ended, subject to normal year end adjustments for interim statements.

      3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Company and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto].

      4. The Applicable Margin and information as to the debt ratings necessary for determining such figure are set forth on the attached Schedule 1.

      5. The Borrowers and their Subsidiaries are in compliance with the financial covenants contained in Section 10.2 of the Credit Agreement as shown on such Schedule 1.

                    [Signature Page Follows]
      WITNESS the following signature as of the _____ day of _________, 199_.

                              CHESAPEAKE CORPORATION


                              By:
                                    Name:
                                    Title:



                            EXHIBIT H
                               to
              Amended and Restated Credit Agreement
                   dated as of March 15, 1999
                          by and among
                     CHESAPEAKE CORPORATION,
                 CHESAPEAKE UK HOLDINGS LIMITED
                Various Lenders party thereto and
                  First Union National Bank, as
                      Administrative Agent



                FORM OF ASSIGNMENT AND ACCEPTANCE



                    ASSIGNMENT AND ACCEPTANCE

                     Dated as of: _________


      Reference is made to the Amended and Restated Credit Agreement dated as of March 15, 1999, as amended, restated or otherwise modified (the "Credit Agreement") by and among CHESAPEAKE CORPORATION, CHESAPEAKE UK HOLDINGS LIMITED, the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent. Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.

      __________________(the "Assignor") and____________________
(the "Assignee") agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), (a) a ____% interest in and to all of the Assignor's interest, rights and obligations with respect to its 364 Day Facility Commitment and Revolving Credit Loans and Competitive Bid Loans made under the 364 Day Facility and the Assignor thereby retains ____% of its interest therein and (b) a ____% interest in and to all of the Assignor's interest, rights and obligations with respect to its Five Year Facility Commitment and Revolving Credit Loans and Competitive Bid Loans made under the Five Year Facility, which percentage, when added to the percentage assigned under the 364 Day Facility Commitment in clause (a) represents not less than [$10,000,000], unless such percentage equals 100% of such Lender's Aggregate Revolving Credit Commitment, and the Assignor thereby retains ____% of its interest therein. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 13.10 of the Credit Agreement.

      2. The Assignor (i) represents that, as of the date hereof, its 364 Day Facility Commitment Percentage and its Five Year Facility Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement are ____% and ___%, respectively, the outstanding balances of its Revolving Credit Loans made under the 364 Day Facility and the Five Year Facility (including its Five Year Commitment Percentage of the outstanding L/C Obligations) (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement are $__________ and $__________, respectively, and the outstanding balances of its Competitive Bid Loans made under the 364 Day Facility and the Five Year Facility (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement are $_________ and $_________, respectively; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their respective Subsidiaries or the performance or observance by the Borrowers or their respective Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto; and (iv) attaches the applicable Note(s) delivered to it under the Credit Agreement and requests that the Borrower exchange such Note(s) for new Notes payable to each of the Assignor and the Assignee as follows:

      Note Payable to the Order of:    Principal Amount of Note:

      ____________                             $_________

      ____________                             $_________


      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance;
(ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (vii) agrees to hold all confidential information in accordance with the provisions of Section 13.10(g) of the Credit Agreement; and (viii) includes herewith for the Administrative Agent the forms required by Section 4.11(e) of the Credit Agreement (if not previously delivered).

      4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule 1 hereto (the "Effective Date"), subject to the consents referred to in the following sentence. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for, to the extent required by the Credit Agreement, consent by the Borrower and the Administrative Agent and acceptance and recording in the Register.

      5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

      6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

      7.   THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A
CONTRACT  UNDER  SEAL AND SHALL BE GOVERNED BY AND  CONSTRUED  IN
ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

     ASSIGNOR:



     By:
     Title:

     ASSIGNEE:




     By:
     Title:

Acknowledged and Consented to on behalf of the Borrowers:3

CHESAPEAKE CORPORATION


By:
Name:
Title:

CHESAPEAKE UK HOLDINGS LIMITED


By:
Name:
Title:


Consented to and Accepted:

FIRST UNION NATIONAL BANK,
 as Administrative Agent


By:
Title:

                           Schedule I
                               to
                    Assignment and Acceptance


1.   Effective Date                            ____________, ____

2.   Assignor's Interest
     Prior to Assignment

     (a)  (i)  364 Day Facility Commitment Percentage       ____ %
          (ii) Five Year Facility Commitment Percentage     ____ %
          (iii)Aggregate Revolving Credit Commitment
               Percentage                                   ____%

     (b)  Outstanding balance of
          (i)  364 Day Facility Loans                  $________
          (ii) Five Year Facility Loans                $________

     (c)  Outstanding balance of Assignor's Five Year Facility
          Commitment Percentage of the L/C Obligations
                                                       $________

3.   Assigned Interest (from Section 1) of
     (a)  364 Day Facility Loans                            ____%
     (b)  Five Year Facility Loans                          ____%
     (c)  Aggregate Revolving Credit Commitment Percentage  ____%

4.   Assignee's Extensions of Credit
     After Effective Date

     (a)  Total Outstanding balance of
          Assignee's 364 Day Facility Loans
          (line 2(b)(i) times line 3(a))               $_________

     (b)  Total Outstanding balance of
          Assignee's Five Year Facility Loans
          (line 2(b)(ii) times line 3(b))              $_________

     (c)  Total Outstanding balance of
          Assignee's Five Year Facility Commitment Percentage
          of the L/C Obligations
          (line 2(c)(i) times line 3(b))               $_________

5.   Retained Interest of Assignor after
     Effective Date

     (a)  Retained Interest (from Section 1):
          (i)  364 Day Facility Commitment Percentage       ____%
          (ii) Five Year Facility Commitment Percentage     ____%
          (iii)Aggregate Revolving Credit Commitment
               Percentage                                   ____%

     (b)  Outstanding balance of Assignor's Loans:
          (i)  364 Day Facility Loans
               (line 2(b)(i) times line 5(a)(i))       $________
          (ii) Five Year Facility Loans
               (line 2(a)(ii) times line 5(a)(ii))     $________

     (c)  Outstanding balance of Assignor's Five Year Facility
          Commitment Percentage of L/C Obligations
          (line 2(c)(i) times line 5(a)(ii))           $________

6.   Payment Instructions

          (a)  If payable to Assignor,
               to the account of Assignor to:



               ABA No.:
               Account Name:
               Acct. No.
               Attn:
               Ref:

          (b)  If payable to Assignee, to the account
               of Assignee to:


               ABA No.:
               Account Name:
               Account No.:
               Ref:


______________________________
* Guaranteed by Chesapeake Corporation.

1    Complete in accordance with Section 2.5(a) of the Credit
     Agreement.

2    Complete in accordance with Section 2.5(b) of the Credit
     Agreement.

3    If applicable pursuant to Section 13.10.